UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. ___)

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S&T Bancorp, Inc.
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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S&T Bancorp, Inc.
800 Philadelphia Street
Indiana, Pennsylvania 15701

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
May 17, 2021

To the Shareholders of
S&T Bancorp, Inc.:

Notice is hereby given that the Annual Meeting of Shareholders of S&T Bancorp, Inc. (“S&T”) will be held on May 17, 2021, at 10:00 a.m. Eastern Time, via virtual online meeting only (www.virtualshareholdermeeting.com/STBA21) for considering and voting on the following matters:

1.To elect 13 directors to serve a one-year term until the next annual meeting of shareholders and until their respective successors are elected and qualified;
2.To ratify the selection of Ernst & Young LLP as S&T's independent registered public accounting firm for the fiscal year 2021;
3.To approve, on a non-binding advisory basis, the compensation of S&T’s named executive officers;
4.To approve the adoption of the S&T Bancorp, Inc. 2021 Incentive Plan; and
5.To transact such other business as may properly come before the meeting or any adjournment thereof.
Only shareholders of record at the close of business on March 17, 2021 are entitled to notice of and to vote at such meeting or any adjournment thereof.
To participate in the virtual Annual Meeting at www.virtualshareholdermeeting.com/STBA21, you need to use the 16-digit control number included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials. We encourage you to allow ample time for online check-in, which will begin at 9:30 a.m. Eastern Time. Please note that there is no in-person annual meeting for you to attend.
By Order of the Board of Directors,

Ernest J. Draganza Secretary
Indiana, Pennsylvania
April 6, 2021

IMPORTANT
YOUR VOTE IS IMPORTANT, AND WE APPRECIATE YOU TAKING THE TIME TO VOTE PROMPTLY. IF YOU RECEIVED THE PROXY MATERIALS BY MAIL, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION AS DIRECTORS OF ALL OF THE NOMINEES NAMED IN THIS PROXY STATEMENT, FOR THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS S&T's INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2021, FOR THE APPROVAL OF THE COMPENSATION OF S&T’S NAMED EXECUTIVE OFFICERS AND FOR THE ADOPTION OF THE S&T BANCORP, INC. 2021 INCENTIVE PLAN.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF
PROXY MATERIALS FOR THE 2021 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 17, 2021: OUR PROXY STATEMENT, 2020 ANNUAL REPORT AND NOTICE OF ANNUAL MEETING OF SHAREHOLDERS ARE AVAILABLE AT WWW.PROXYVOTE.COM
We are taking advantage of a rule of the Securities and Exchange Commission (the “SEC”) which allows companies to make proxy materials available on a public website rather than in paper form. This rule allows a company to send some or all of its shareholders a Notice of Internet Availability of Proxy Materials (“Notice”) in place of the complete proxy package. For our 2021 Annual Meeting, to save significant printing and mailing expenses, S&T mailed a Notice to certain shareholders who had not previously elected to receive their proxy materials through the mail, to inform them of the electronic availability of the proxy materials 40 days in advance of the Annual Meeting.

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S&T BANCORP, INC.
PROXY STATEMENT FOR
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 17, 2021
INTRODUCTION
This Proxy Statement is being furnished to shareholders of S&T Bancorp, Inc. (“S&T”) in connection with the solicitation of proxies by the Board of Directors of S&T (the “S&T Board” or “Board”) for use at the Annual Meeting of Shareholders, and any adjournments thereof, to be held at the time and place set forth in the accompanying notice (“Annual Meeting”). We are first sending the Notice of Internet Availability of Proxy Materials (the “Notice”), or this Proxy Statement, S&T’s 2020 Annual Report and proxy card to shareholders on or about April 6, 2021.
At the Annual Meeting, shareholders of S&T will be asked (i) to elect 13 directors of S&T to serve a one-year term, (ii) to approve the ratification of the selection of Ernst & Young LLP as S&T's independent registered public accounting firm for the fiscal year 2021, (iii) to approve, on a non-binding advisory basis, the compensation of S&T’s named executive officers, and (iv) to approve the adoption of the S&T Bancorp, Inc. 2021 Incentive Plan.
All shareholders are urged to read this Proxy Statement carefully and in its entirety.
MEETING INFORMATION
Date, Time and Place
The Annual Meeting will be held on May 17, 2021, at 10:00 a.m. Eastern Time solely online via the Internet by going to www.virtualshareholdermeeting.com/STBA21. To participate in the Annual Meeting, you will need the 16-digit control number included on your Notice, on your proxy card or on the instructions that accompanied your Proxy Materials. See “Attending the Meeting; Virtual Meeting” below.
S&T chose to hold the Annual Meeting in virtual format only. Last year, the Coronavirus pandemic elevated health safety concerns for our shareholders, making the virtual-only format the safe means for attending the Annual Meeting, which continues this year. S&T currently intends to hold future annual meetings in virtual format only, so long as shareholders are served well through this medium.
Record Date, Voting Rights and Required Vote
The securities that can be voted at the Annual Meeting consist of shares of common stock of S&T, par value $2.50 per share (“Common Stock”), with each share entitling its owner to one vote on each matter to be voted on at the Annual Meeting. There are no cumulative voting rights with respect to the Common Stock. Only holders of the Common Stock at the close of business on March 17, 2021 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. There were 2,776 record holders of the Common Stock and 39,294,775 shares of Common Stock outstanding as of the Record Date.
A quorum is required for the transaction of business at the Annual Meeting. A “quorum” is the presence at the meeting, virtually (i.e., online via www.virtualshareholdermeeting.com/STBA21) or represented by proxy, of the holders of the majority of the outstanding shares of Common Stock entitled to vote at the meeting. Abstentions are counted for purposes of determining the presence or the absence of a quorum, but are not considered a vote cast under Pennsylvania law. Abstentions will not affect the outcome of a vote on a particular matter. Broker non-votes are counted to determine if a quorum is present, but are not considered a vote cast under Pennsylvania law. Broker non-votes will not affect the outcome of a vote on a particular matter. Generally, broker non-votes occur on a matter when a bank, broker or other nominee is not permitted to vote on that matter without instructions from the beneficial owner and such instructions are not given. Banks, brokers and other nominees have discretionary authority to vote shares in the absence of instructions on matters considered “routine,” such as the ratification of the appointment of the independent registered public accounting firm. They do not have discretionary authority to vote shares in the absence of instructions on “non-routine” matters, such as the election of directors, the advisory vote on the approval of compensation of S&T's named executive officers and approval of the adoption of the S&T Bancorp, Inc. 2021 Incentive Plan.
The director nominees will be elected by a plurality of the votes cast at the Annual Meeting, which means that the 13 nominees receiving the most votes will be elected. A withheld vote on any nominee will not affect the voting results. Under S&T’s voting standard policy adopted by the S&T Board, which is included in S&T's Corporate Governance Guidelines, if a director nominee in an uncontested election at the Annual Meeting receives a greater number of “withheld” votes from his or her election than votes “for” such election, such director must submit his or her resignation to the Board promptly following the certification of election results. The resignation will first be considered by the members of the Nominating and Corporate Governance Committee (the “Nominating Committee”) within 60 days following certification of the shareholder vote. The Nominating Committee will recommend to the S&T Board whether to accept or reject the resignation after considering all factors deemed relevant by the Nominating Committee. The S&T Board shall act on the Nominating Committee's recommendation within 90 days following certification of the shareholder vote. If a director’s resignation is accepted by the Board, the Board either may fill the resulting vacancy or may decrease the size of the Board pursuant to S&T’s By-laws, as amended and restated (the "By-laws").
The ratification of the selection of Ernst & Young LLP as S&T's independent registered public accounting firm for fiscal year 2021, the approval, on a non-binding advisory basis, of the compensation of S&T’s named executive officers and the adoption of the S&T Bancorp, Inc. 2021 Incentive Plan require the affirmative vote of a majority of the votes cast at the Annual Meeting to be approved.
Voting and Revocation of Proxies
Shareholder of Record. If you are a shareholder of record and you received the Notice, you may vote before the Annual Meeting by accessing the secure Internet website registration page identified on the Notice and following the instructions. You may also vote electronically during the virtual Annual Meeting if you participate.

If you are a shareholder of record and you received a printed copy of the proxy materials, you may vote by proxy by telephone, using the Internet or by mail, as further described below.

By Telephone. Call the toll-free telephone number on the enclosed proxy card (1-800-690-6903) and follow the recorded instructions.

By Internet. Access the secure Internet website registration page on the enclosed proxy card and follow the instructions.

By Mail. Sign, date and return your proxy card in the postage-paid envelope provided.

If you vote by proxy via telephone or the Internet, you do not need to mail your proxy card. The individuals named as proxies on your proxy card will vote your shares of Common Stock during the Annual Meeting as instructed by the latest dated proxy received from you, whether submitted via the Internet, telephone or mail. If you sign your proxy card but do not specify how you want your shares voted on any matter, you will be deemed to have directed the proxies to vote your shares as recommended by the S&T Board.

Beneficial Owners. If your shares of Common Stock are held in a stock brokerage account by a bank, broker or other nominee, you are considered the beneficial owner of shares held in street name and these proxy materials are being forwarded to you by your bank, broker or other nominee that is considered the shareholder of record of those shares. As the beneficial owner, you have the right to direct your bank, broker or other nominee on how to vote your shares of Common Stock via the Internet or by telephone, if the bank, broker or other nominee offers these options, or by completing, signing, dating and returning a voting instruction form. Your bank, broker, or other nominee will send you instructions on how to submit your voting instructions for your shares of Common Stock.

If you properly complete, sign, date and return the voting instruction form, your shares of Common Stock will be voted as you specify. If you are a beneficial owner and you do not provide voting instructions to your bank, broker or other nominee holding shares of Common Stock for you, your shares of Common Stock will not be voted with respect to any proposal for which the shareholder of record does not have discretionary authority to vote.

Except for procedural matters incident to the conduct of the Annual Meeting, S&T does not know of any matters other than those described in the Notice of Annual Meeting of Shareholders that are to come before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the proxy will vote the shares represented by the proxies in their discretion on such matters as recommended by a majority of the S&T Board.

Revocation of Proxies. The presence of a shareholder at the virtual Annual Meeting will not automatically revoke such shareholder’s proxy. However, a shareholder may revoke a proxy at any time prior to its exercise by filing with the Secretary of S&T a written notice of revocation, by delivering to S&T a duly executed proxy bearing a later date or by voting electronically during the virtual Annual Meeting.
Attending the Meeting; Virtual Meeting
You may attend the webcast of the meeting via the Internet at www.virtualshareholdermeeting.com/STBA21 when you enter the 16-digit control number included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials. Instructions on how to attend and participate in the Annual Meeting via the webcast are posted at www.virtualshareholdermeeting.com/STBA21. You will be able to vote your shares while attending the Annual Meeting by following the instructions on the website. Our management will address questions from shareholders who have submitted their questions electronically prior to and during the Annual Meeting. You may visit www.proxyvote.com at any time prior to the Annual Meeting to ask questions of our executive management that may be addressed in the Annual Meeting and access information about S&T. Even if you plan to participate in the Annual Meeting, we urge all shareholders to vote on the matters listed above and described in the Proxy Statement as soon as possible, so that your vote will be counted if you later decide not to participate in the Annual Meeting.
Solicitation of Proxies
The cost of soliciting proxies will be borne by S&T. S&T has engaged D.F. King & Co., Inc. to help solicit proxies for the Annual Meeting, and will pay D.F. King & Co., Inc. $8,000, plus its out-of-pocket expenses, for the solicitation of proxies. In addition to the solicitation of proxies by mail, S&T may also solicit proxies personally, by telephone or by electronic means, through its directors, officers and regular employees. None of these directors, officers or employees will receive any additional or special compensation for soliciting proxies. S&T also will request persons, firms and corporations holding shares of Common Stock in their names or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from the beneficial owners and will reimburse the holders for their reasonable expenses in so doing.
Internet Availability of Proxy Materials
S&T’s Proxy Statement for the Annual Meeting and S&T’s 2020 Annual Report are available at www.proxyvote.com. You will enter your 16-digit control number included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials to access these materials.

Householding
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices or proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single Notice or proxy statement and annual report addressed to those shareholders. This process is commonly referred to as “householding.”
S&T has implemented “householding” to reduce the number of duplicate mailings to the same address. This process benefits both shareholders and S&T because it eliminates unnecessary mailings delivered to your home and helps to reduce S&T’s expenses. “Householding” is not being used, however, if S&T has received contrary instructions from one or more of the shareholders sharing an address. If your household has received only one Notice or one annual report and proxy statement package, S&T will deliver promptly a separate copy of the Notice or annual report and proxy statement package to any shareholder who contacts S&T by calling the toll-free number, 1-800-325-2265, or by mail to the attention of the Secretary of S&T at 800 Philadelphia Street, Indiana, Pennsylvania 15701. You can also notify S&T that you would like to receive separate copies of the Notice or S&T’s annual report and proxy statement package in the future by calling or mailing S&T, as instructed above. If your household has received multiple copies of the Notice or S&T’s annual report and proxy statement package, you can request the delivery of single copies in the future by calling or mailing S&T, as instructed above, or your broker, if you hold the shares in “street name.”
If you received more than one Notice or proxy card, it means that your shares are registered in more than one name (e.g., trust, custodial accounts, joint tenancy) or in multiple accounts. Please make sure that you vote all of your shares by following the directions on each Notice or on each proxy card that you received.
For our 2022 annual meeting, you can help us save significant printing and mailing expenses by consenting to access our proxy materials electronically via the Internet. If you hold your shares in your own name (instead of “street name” through a bank, broker or other nominee), you can choose this option by following the prompts for consenting to electronic access, if voting by telephone, or by following the instructions at the Internet voting website at www.proxyvote.com, which has been established for you to vote your shares for the 2021 Annual Meeting. If you choose to receive your proxy materials electronically, then prior to next year’s annual meeting, you will receive notification when the proxy materials are available for on-line review via the Internet, as well as the instructions for voting electronically via the Internet. Your choice for electronic distribution will remain in effect until you revoke it by sending a written request to S&T by mail to the attention of the Secretary of S&T at 800 Philadelphia Street, Indiana, Pennsylvania 15701. If you hold your shares in “street name” through a bank, broker or other nominee, you should follow the instructions provided by that entity if you wish to access our proxy materials electronically via the Internet.

BENEFICIAL OWNERS OF S&T COMMON STOCK
Under Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), a beneficial owner of a security is any person who directly or indirectly has or shares voting power or investment power over such security. Such beneficial owner under this definition need not enjoy the economic benefit of such securities. The following are the only shareholders known to S&T to be deemed to be a beneficial owner of 5% or more of Common Stock as of March 17, 2021, when 39,294,775 shares of Common Stock were outstanding. S&T has relied solely on information provided in the public filings made by the holders below:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Common Stock	BlackRock, Inc.	5,777,813	(1)	14.70%
	55 East 52nd Street
	New York, NY 10055
Common Stock	The Vanguard Group, Inc.	4,073,642	(2)	10.36%
	100 Vanguard Blvd.
	Malvern, PA 19355

(1) According to its Schedule 13G/A filed with the SEC on January 26, 2021, BlackRock, Inc. has sole dispositive power over 5,777,813 shares and sole voting power over 5,709,309 shares. The interest of iShares Core S&P Small-Cap ETF represents more than 5% of the outstanding shares of Common Stock. In addition, BlackRock Fund Advisors beneficially owns at least 5% of the outstanding Common Stock. The percentage of ownership is calculated based on the information provided on the Schedule 13G/A, as updated for shares outstanding as of March 17, 2021.
(2) According to its Schedule 13G/A filed with the SEC on February 10, 2021, The Vanguard Group has sole dispositive power over 3,998,036 shares, shared dispositive power over 75,606 shares, sole voting power over 0 shares and shared voting power over 39,985 shares. The percentage of ownership is calculated based on the information provided on the Schedule 13G/A, as updated for shares outstanding as of March 17, 2021.

BENEFICIAL OWNERSHIP OF S&T COMMON STOCK BY DIRECTORS AND OFFICERS
The following table sets forth, as of March 17, 2021, the amount and percentage of Common Stock beneficially owned by each director, each nominee for director and each of the Named Executive Officers (“NEOs”) (as defined below) of S&T, as well as the directors and executive officers of S&T as a group. Unless otherwise indicated, all persons listed below have sole voting and investment power over all shares of Common Stock. The business address of each of S&T’s directors and officers is 800 Philadelphia Street, Indiana, Pennsylvania 15701.

Name	Shares of Common Stock Beneficially Owned (1)	Percent Owned
Lewis W. Adkins, Jr.	2,735	*
David G. Antolik	87,793	*
Peter R. Barsz	6,899	*
George Basara	9,711	*
Todd D. Brice	120,476	*
Christina A. Cassotis	8,095	*
Michael J. Donnelly	32,874	*
Ernest J. Draganza	45,250	*
James T. Gibson	216,131	*
Jeffrey D. Grube	32,396	*
William J. Hieb	41,249	*
Jerry D. Hostetter	15,167	*
Robert E. Kane	11,032	*
Mark Kochvar	88,585	*
James C. Miller	60,510	*
Frank J. Palermo, Jr.	22,355	*
Christine J. Toretti	31,492	*
Steven J. Weingarten	85,304	*

All current directors and executive officers as a group (22 persons)	948,960	2.41%

(1) May include shares held by spouse, other family members, as trustee or through a corporation. Mr. Brice disclaims beneficial ownership of 1,475 shares that are directly owned by his spouse and 2,177 shares that are directly owned by his daughter. Mr. Brice has neither voting nor investment power over these disclaimed shares. Mr. Miller disclaims beneficial ownership of 17,760 shares that are directly owned by his spouse. Mr. Miller has neither voting nor investment power over these disclaimed shares. Includes shares of unvested restricted stock, as to which the holder has voting power but no investment power, as follows: Mr. Adkins, 1,781 shares; Mr. Antolik, 57,864 shares; Mr. Barsz, 1,781; Mr. Basara, 5,828 shares; Mr. Brice, 26,661 shares; Ms. Cassotis, 1,781 shares; Mr. Donnelly, 1,781 shares; Mr. Draganza, 9,408 shares; Mr. Gibson, 1,781 shares; Mr. Grube, 1,781 shares; Mr. Hieb, 1,781; Mr. Hostetter, 1,781 shares; Mr. Kane, 1,781 shares; Mr. Kochvar, 29,074 shares; Mr. Miller, 1,781 shares; Mr. Palermo, 1,781 shares; Ms. Toretti, 1,781 shares; and Mr. Weingarten, 1,781 shares.
* Less than 1% of the outstanding Common Stock.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires S&T’s directors and executive officers, and persons who own more than 10% of Common Stock, to report to the SEC certain of their transactions with respect to S&T’s Common Stock. The SEC reporting rules require that changes in beneficial ownership generally be reported on Form 4 within two business days after the date on which the change occurs. A Form 3 to report stock holdings in S&T must be filed within ten days of when a director, executive officer or person who owns more than 10% of S&T’s stock becomes subject to Section 16(a) of the Exchange Act.
 To our knowledge, based solely on a review of the copies of such reports and written representations that no other reports were required, during the fiscal year ended December 31, 2020, all Section 16(a) filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were filed in a timely manner.

PROPOSAL 1—ELECTION OF DIRECTORS
General
The By-laws of S&T provide that the number of directors constituting the S&T Board will consist of not less than nine (9) nor more than 17, with the exact number to be fixed and determined from time to time by resolution of a majority of the S&T Board.
There are currently 14 directors comprising the S&T Board. The number of directors, however, will be reduced by the S&T Board to 13 effective as of the date of the Annual Meeting. The S&T Board has nominated the 13 persons named below for election at the Annual Meeting, all of which are incumbent directors up for re-election. Director James C. Miller will retire effective as of the date of the Annual Meeting. Proxies cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement.
The nominees were each recommended by our Nominating Committee to the S&T Board. Directors are elected annually, and each director nominee elected at the Annual Meeting will serve for a term expiring at the 2022 S&T annual meeting of shareholders, until his or her successor has been elected and qualified, or until his or her earlier death, resignation, removal or disqualification. All nominees have indicated their willingness to serve, if elected, but if any should be unable to serve or unwilling to serve for good cause, proxies may be voted for a substitute nominee designated by the S&T Board. There are no family relationships between or among any of our directors, executive officers or persons nominated or chosen to become a director or executive officer. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below.
Set forth below is a brief description of the principal occupation and business experience of each of our nominees for director, as well as the summary of our views as to the qualifications of each nominee and continuing director to serve on the S&T Board. Our views are informed not only by the current and prior employment and educational background of our directors, but also by the S&T Board’s experience in working with their fellow directors. The S&T Board has had significant experience with the incumbent directors and has had the opportunity to assess the contributions that the directors have made to the S&T Board as well as their industry knowledge, judgment and leadership capabilities. The Nominating Committee continually assesses the tenure and diversity of the S&T Board and seeks opportunities, within the constraint of the size of the S&T Board, to include a mix of directors with S&T Board experience and with fresh perspectives. In the last six years, the Nominating Committee has had the opportunity to add nine (69% of the 13 director nominees) new directors to the S&T Board to further diversify the S&T Board’s industry knowledge, judgment, gender, minority status and leadership capabilities. The S&T Board has two female directors, one African American director, and one Native Hawaiian or Pacific Islander director (who is also female). Directors James T. Gibson, Jerry D. Hostetter and Steven J. Weingarten were added to the S&T Board through the acquisition of Integrity Bancshares, Inc. ("Integrity") in 2015; Director Robert E. Kane was elected in 2017; Director Christina A. Cassotis was appointed to the S&T Board in June 2017; Director David G. Antolik was appointed to the S&T Board in January 2019; Director Lewis W. Adkins, Jr. was appointed to the S&T Board in July 2019; and Directors Peter R. Barsz and William J. Hieb were added to the S&T Board through the acquisition of DNB Financial Corporation (“DNB”) in December 2019.
S&T seeks director candidates who will uphold the highest standards, are committed to S&T’s values, and who will be strong independent stewards of the long-term interests of shareholders. In selecting nominees, our Board looks for individuals with demonstrated experience and success in fields that are relevant to our business, strategy and operations, and who will contribute diverse viewpoints and perspectives.
In evaluating and selecting nominees to the Board, our Nominating Committee considers all factors and criteria it deems appropriate, including, but not limited to, the factors set forth in our Corporate Governance Guidelines. See the section “Director Qualifications and Nominations; Board Diversity” below for further information on our director selection process and criteria. In furtherance of the foregoing, the Board considers a wide range of attributes when selecting and recruiting candidates. All nominees possess integrity, judgment, strong work ethic, collaborative approach to engagement and oversight, inquisitive and objective perspective, and a willingness to appropriately challenge management. In addition, our nominees have executive experience and skills that are aligned with our business and strategy, including the following:

Board Skills
Core Skills and Qualifications
Banking and Financial Services Industry	Corporate Governance
Leadership (Strategy & Execution)	Compensation & Succession
Financial Expertise	Technological Innovation
Regulatory/Risk Management	Other Board Experience
Additional Relevant Experiences
Business Development	Local Market
Mergers & Acquisitions	Cybersecurity
Capital Markets	Information Technology
Investor Relations & Engagement	Diversity
Director Nominees for Election at the 2021 Annual Meeting:

Lewis W. Adkins, Jr. Age: 57 Director since: 2019 Committees: -Credit Risk -Nominating & Corporate Governance	BACKGROUND:

Mr. Lewis is a Shareholder and Practice Group Manager of Public Law, Regulatory and Finance for Roetzel & Andress LPA, a full-service law firm with offices located throughout Ohio, Florida, and Chicago. Additionally, he is President of their wholly-owned consulting subsidiary, Roetzel Consulting Solutions, a bipartisan consulting company representing clients where the private and public sectors intersect. Mr. Adkins previously served as General Counsel to Summit County, Ohio. Mr. Adkins is affiliated with numerous professional and charitable organizations including the University of Akron Board of Trustees, Summa Health Finance Committee, the American Bar Association, the National Democratic Club, the Greater Akron Chamber of Commerce, and the Cleveland Metropolitan Bar Association Diversity Action Committee.

EXPERIENCE AND QUALIFICATIONS:

Mr. Adkins has extensive experience serving as counsel to clients across a vast number of industries including diversified energy companies, governmental entities, housing authorities, and nonprofit organizations. He also serves as lead counsel for a number of public and private entities including Ohio’s largest banking institution, a regional public hospital and two of Ohio’s largest school districts. Mr. Adkins’ expansive business and legal knowledge and his community leadership provides the S&T Board with public finance, business development, and strategic management experience which qualifies him to serve on the S&T Board.

David G. Antolik Age: 54 Director since: 2019 Interim Chief Executive Officer and President	BACKGROUND:

Mr. Antolik has been Interim Chief Executive Officer and President since April 1, 2021. He previously served as President of S&T and S&T Bank from January 2019 to March 2021. Mr. Antolik was Chief Lending Officer of S&T and S&T Bank from 2008 to October 2020. He served as Senior Executive Vice President of S&T and S&T Bank from 2008 until January 2019. Mr. Antolik also serves as the vice chairman of the IUP Research Institute and is a member of the Indiana County Development Corporation Board.

EXPERIENCE AND QUALIFICATIONS:

With 32 years of banking experience, including 13 years of senior management experience at S&T, Mr. Antolik’s strong leadership capabilities and in-depth industry experience in commercial lending and implementing strategic initiatives provides the S&T Board with expertise that will contribute to the strategic growth of S&T. As our Interim Chief Executive Officer and President, Mr. Antolik provides unique insight to the S&T Board regarding our day-to-day operations, customer information, competitive intelligence, general trends in national and local banking and issues regarding our financial results.

Peter R. Barsz Age: 64 Director since: 2019 Committees: -Audit -Compensation & Benefits	BACKGROUND:

Mr. Barsz is a Certified Public Accountant and has been a Partner at Barsz Gowie Amon & Fultz, LLC, an accounting firm, since July 2017 when Steger Gowie & Company merged with Merves Amon & Barsz LLC where Mr. Barsz became a partner in 1990. Mr. Barsz previously served on the board of DNB from January 2018 until it was acquired by S&T in November 2019. Mr. Barsz serves as the appointed Treasurer and has served as the Finance Director of several municipalities in Chester and Delaware counties and is currently serving as Chairman of the Pennsylvania State Tax Equalization Board, an independent agency of the Commonwealth tasked with obtaining information on real estate sales throughout the state. Mr. Barsz also received an appointment by the Pennsylvania Legislature and is currently serving as a public member on the Legislative Audit Advisory Committee for the current and past three Legislative Sessions of the General Assembly. Mr. Barsz serves as a Director of two real estate holding companies located in Media, Pennsylvania and currently serves as the Treasurer of the Foundation of the Delaware County Chamber of Commerce.

EXPERIENCE AND QUALIFICATIONS:

Mr. Barsz’s extensive experience in accounting and providing management and financial consulting services to governmental and nonprofit entities, his deep community engagement, as well as his broad financial perspective qualify him to serve on the Audit Committee as an “audit committee financial expert” and on the S&T Board.

Christina A. Cassotis Age: 56 Director since: 2017 Committees: -Audit -Executive -Compensation & Benefits (Chairperson) -Risk	BACKGROUND:

Ms. Cassotis has been the chief executive officer of the Allegheny County Airport Authority, which operates Pittsburgh International Airport and Allegheny County Airport since January 2015. Prior to that, Ms. Cassotis joined SH&E, Inc. in 1999, a global commercial aviation consulting firm, where she advised airports worldwide on strategy, business and system planning. She went on to serve as managing officer for Airport Services for ICF-SH&E from 2007 to 2014, leading a global team of airport consultants. She also serves as a member of the board for the U.S. Travel Association, Visit Pittsburgh and is a member of the International Aviation Women’s Association. Ms. Cassotis served as a director of EQT Corporation from October 2018 until July 2019.

EXPERIENCE AND QUALIFICATIONS:

Ms. Cassotis has demonstrated that she is a strong, decisive, and strategic leader. Her ability in identifying the complex relationship between organizations and the competitive environments in which they operate has allowed her to position her business interests for the future while paying attention to immediate demands. She is an innovative leader who has successfully directed necessary change through organizations in order to drive growth and deliver value which qualifies her to serve on the S&T Board.

Michael J. Donnelly Age: 63 Director since: 2001 Committees: -Credit Risk -Trust & Revenue Oversight	BACKGROUND:

Mr. Donnelly has been president of Indiana Printing and Publishing Company, Inc. since 1993. Mr. Donnelly has spent over 29 years working with the Indiana County Chamber of Commerce and the Indiana County Development Corporation in retaining and attracting many businesses in the Indiana, Pennsylvania area.

EXPERIENCE AND QUALIFICATIONS:

Mr. Donnelly’s deep experience in managing and operating a local business provides the S&T Board with valuable insight into the issues addressing our local corporate and consumer borrowers. Mr. Donnelly’s experience in developing appropriate compensation for the executives and senior management of his company qualifies him to serve on the S&T Board.

James T. Gibson Age: 65 Director since: 2015 Committees: -Credit Risk (Chairperson) -Risk -Executive -Trust & Revenue Oversight	BACKGROUND:

Mr. Gibson served as chairman, president and chief executive officer of Integrity Bancshares, Inc. (Integrity) since its inception in June 2003 until it was acquired by S&T in March 2015 and served as president and chief executive officer of Integrity Bank, a role he also held since its inception in June 2003 until it was merged into S&T Bank in May 2015. Mr. Gibson continued in the role of chief executive officer of Integrity Bank and assisted the S&T Board with transition and integration issues following the acquisition of Integrity in 2015 and retired as an employee on December 31, 2015. Previously, Mr. Gibson served as president and chief executive officer of Commerce Bank/Harrisburg from 1988 to 2002.

EXPERIENCE AND QUALIFICATIONS:

Mr. Gibson’s more than 37 years of banking experience and detailed knowledge about the development and operations of Integrity Bank qualify him to serve on the S&T Board.

Jeffrey D. Grube Age: 67 Director since: 1997 Committees: -Audit -Compensation & Benefits	BACKGROUND:

Mr. Grube served as president of B.F.G. Manufacturing Service, Inc., which provides large volume plating, painting and powder coating services with facilities in Pennsylvania and New York from 1990 until his retirement in 2020. Mr. Grube’s career as an executive in the manufacturing industry includes financial and engineering experience. Mr. Grube also served as a director on the board of a privately held company that supplies compliance products for lending solutions.

EXPERIENCE AND QUALIFICATIONS:

Mr. Grube’s extensive experience working with small and medium-sized businesses provides the S&T Board with valuable experience regarding potential borrowers and customers, customer relations, lending issues and credit risk. Mr. Grube’s executive and board experience in the manufacturing sector and experience with financial institutions allow him to bring relevant insight regarding regulatory and financial compliance issues to the S&T Board.

William J. Hieb Age: 64 Director since: 2019 Committees: -Credit Risk -Executive -Risk (Chairperson) -Trust & Revenue Oversight	BACKGROUND:

Mr. Hieb served as the President and Chief Executive Officer of DNB Financial Corporation (DNB), the holding company for DNB First, N.A. since April 2016 until it was acquired by S&T in November 2019. He was a director of DNB Financial Corporation since 2005 and a Director of DNB First, N.A. since 2004. Mr. Hieb served as President and Chief Risk & Credit Officer of DNB from April 2011 to January 2016. Prior to that, Mr. Hieb served as President and Chief Operating Officer of DNB from January 2005 to April 2011. Mr. Hieb is a Board Member of the West Chester University’s President Corporate Advisory Council. Mr. Hieb has previously served on the board of directors for the Chester County Chamber of Business and Industry, the Chester County Historical Society, the Chester County Economic Development Council, the Chester County Chamber of Business and Industry Foundation, the Pennsylvania Bankers Association, and The Housing Partnership of Chester County.

EXPERIENCE AND QUALIFICATIONS:
Mr. Hieb has acquired considerable knowledge and experience during his 41 years in commercial banking including lending, credit administration and wealth management. In addition, his background supervising DNB’s risk management function and operations during his career strengthens the Board’s collective qualifications, skills and experience and qualifies him to serve on the S&T Board.

Jerry D. Hostetter Age: 59 Director since: 2015 Committees: -Compensation & Benefits -Trust & Revenue Oversight	BACKGROUND:

Mr. Hostetter has served as a partner at Prestige Investment Group, a small private equity company, since its founding in 2012. Prior to that, Mr. Hostetter was the vice president of fund development and legislative affairs of Ephrata Community Hospital from 2008 through 2011. Mr. Hostetter previously served on the board of Integrity from 2011 until it was acquired by S&T in March 2015.

EXPERIENCE AND QUALIFICATIONS:

Mr. Hostetter’s experience in the Pennsylvania business community and knowledge gained from his service as a director of Integrity qualify him to serve on the S&T Board.

Robert E. Kane Age: 53 Director since: 2017 Committees: -Audit -Executive -Nominating & Corporate Governance -Risk -Trust & Revenue Oversight (Chairperson)	BACKGROUND:

Mr. Kane has served as the president, chief executive officer and owner of Reliant Holdings, Inc. since 2005, which provides credit related products and services to individuals that reside in all 50 states. Reliant Holdings' extensive operations include Internet marketing, e-commerce and mobile technology, call center services and fulfillment services. Over the past 10 years, Mr. Kane has served on the board of directors of numerous organizations including the Pennsylvania Economic Development Financing Authority (PEDFA), the Indiana County Chamber of Commerce, Indiana County Development Corporation and Indiana Regional Medical Center. Mr. Kane also served on S&T Bank’s Indiana Regional Advisory Board from 2012 to 2016.

EXPERIENCE AND QUALIFICATIONS:

In addition to his sound leadership capabilities, Mr. Kane has attained a deep knowledge of the financial services industry throughout his career. We believe that Mr. Kane’s executive management experience and detailed knowledge of the financial and e-commerce sectors qualify him to serve on the S&T Board.

Frank J. Palermo, Jr. Age: 68 Director since: 2013 Committees: -Audit (Chairperson) -Executive -Nominating & Corporate Governance -Risk	BACKGROUND:

Mr. Palermo is a Certified Public Accountant and a Certified Valuation Analyst, and has been the managing shareholder of Palermo/Kissinger &Associates, P.C., an accounting firm, since 1983. Mr. Palermo played an integral role in forming Gateway Bank of Pennsylvania (“Gateway”), where he served as chairman of the audit committee from its inception in 2004 through the date S&T acquired Gateway in 2012. Mr. Palermo’s career also includes 42 years in public accounting and five years as a vice president and controller at a community bank.

EXPERIENCE AND QUALIFICATIONS:

Mr. Palermo’s background in accounting and finance, as well as his prior bank audit committee experience, bring a valuable perspective to the S&T Board both with respect to accounting, financial and strategic aspects of S&T’s business and to the Audit Committee on which he serves as an “audit committee financial expert.” Mr. Palermo’s extensive board experience qualifies him to serve on the S&T Board.

Christine J. Toretti Age: 64 Director since: 1984 Committees: -Executive (Chairperson) -Risk	BACKGROUND:

Ms. Toretti was named Chairperson of the S&T Board and S&T Bank Board in 2018 and was formerly Vice Chairperson of the S&T Board and S&T Bank Board from 2013 to 2018. Ms. Toretti has been the president of Palladio, LLC, an investment holding company headquartered in Indiana, Pennsylvania, since 2011, was the chairman and chief executive officer of S.W. Jack Drilling Company from 1990 through 2010 and was the president of The Jack Company from 1988 through 2015. Ms. Toretti has been the president of Plum Production, Inc. since 1991, and president of CJT, LLC since 2002, each of which is a natural gas investment company. Ms. Toretti served as a director of EQT Corporation from October 2015 until July 2019.

EXPERIENCE AND QUALIFICATIONS:

Ms. Toretti’s deep industrial and energy experience provides the S&T Board with a strategic outlook regarding lending and other commercial opportunities in these sectors, her experience of leading a family business allows her to offer the S&T Board valuable management perspective and credit risk assessment with respect to our industrial and oil and gas borrowers, and her board experience, including in the role of chairman of another company, qualifies her to serve as Chairperson of the S&T Board.

Steven J. Weingarten Age: 62 Director since: 2015 Committees: -Compensation & Benefits -Executive -Nominating & Corporate Governance (Chairperson) -Risk	BACKGROUND:

Mr. Weingarten was an attorney at McNees Wallace & Nurick LLC from 1989 until 2019 and was a member there beginning in 1993. Additionally, he served as managing partner of McNees Wallace & Nurick LLC from 2002 to 2006. Mr. Weingarten previously served on the board of Integrity from 2003 until it was acquired by S&T in March 2015. Mr. Weingarten retired from the practice of law effective April 30, 2019 and currently is involved in real estate investment as a member of TAV Partners, LP.

EXPERIENCE AND QUALIFICATIONS:

Mr. Weingarten’s experience in managing McNees Wallace & Nurick LLC and in practicing real estate law, and the knowledge he gained from his service as a director of Integrity, qualify him to serve on the S&T Board.
Board Recommendation
THE S&T BOARD RECOMMENDS A VOTE “FOR ALL” OF THE NOMINEES.

CORPORATE GOVERNANCE
Corporate Governance Guidelines
The S&T Board has developed and adopted Corporate Governance Guidelines (the “Guidelines”) which reflect S&T’s commitment to following corporate governance best practices. The Guidelines are intended to promote the functioning of the S&T Board and its committees and provide a common set of expectations as to how the S&T Board should perform its functions. These Guidelines are not intended to modify or amend S&T’s Articles of Incorporation, as amended (the "Articles of Incorporation") or By-laws. In the event of a discrepancy between these Guidelines and the Articles of Incorporation or the By-laws, the Articles of Incorporation and By-laws will always govern. The Guidelines are available on S&T’s website, www.stbancorp.com, under Corporate Governance.
Director Independence
The S&T Board annually reviews and makes a determination as to the independence of its directors under the NASDAQ listing rules. In 2020, the S&T Board also considered all direct and indirect transactions described under “Transactions with Related Parties” in determining whether a director is independent. Finally, the S&T Board considered whether a director has any other material relationships with S&T and concluded that none of S&T's directors has any such relationship that impairs the director’s independence. There were no other related party transactions other than those described under “Transactions with Related Parties” in this Proxy Statement. The Nominating Committee has the delegated responsibility to evaluate each director’s qualifications for independence for the S&T Board and for the committees of the S&T Board. In accordance with the NASDAQ listing rules and interpretations, following review of the objective measures, the Nominating Committee and S&T Board also evaluate on a subjective basis each director’s personal, familial and/or business relationship, regardless of dollar amount.
On March 17, 2021, the S&T Board determined the following 12 directors and director nominees are independent under the NASDAQ listing rules: Mr. Adkins, Mr. Barsz, Ms. Cassotis, Mr. Donnelly, Mr. Gibson, Mr. Grube, Mr. Hieb, Mr. Hostetter, Mr. Kane, Mr. Palermo, Ms. Toretti, and Mr. Weingarten. As discussed below, all members of the Compensation and Benefits Committee and the Nominating Committee are independent under the NASDAQ rules. In addition, the S&T Board determined that each of the members of the Audit Committee is independent under applicable SEC and NASDAQ rules.
Board Structure; Board and Committee Meetings

There are currently 14 directors comprising the S&T Board. The number of directors, however, will be reduced by the S&T Board to 13 effective as of the date of the Annual Meeting.  Director Miller will retire effective as of the date of the Annual Meeting. The S&T Board has established seven committees: Audit, Compensation and Benefits, Credit Risk, Executive, Nominating and Corporate Governance, Risk, and Trust and Revenue Oversight. Each Board Committee serves as a joint board committee of S&T Bank in addition to being a Board Committee of S&T.
During 2020, the S&T Board held 19 board meetings, with the following number of meetings held by the S&T Board committees: Audit, four; Compensation and Benefits, four; Credit Risk, four; Nominating and Corporate Governance, five; Risk, one; and Trust and Revenue Oversight, four. Each director attended at least 75% of the total number of meetings of the S&T Board and committees on which he or she served during 2020. Independent members of the S&T Board meet at least twice per year in regularly scheduled executive sessions with an independent Chairperson of the Board presiding over all executive sessions. The S&T Board has implemented a formal policy that strongly encourages director attendance at the annual meeting of shareholders. In 2020, all of S&T’s directors, except one, attended the annual meeting of shareholders.
Separate Roles of Chairperson and Chief Executive Officer
The S&T Board believes that, as part of our efforts to embrace and adopt good corporate governance practices, different individuals should hold the positions of Chairperson of the Board and Chief Executive Officer (“CEO”) to aid in the S&T Board’s oversight of management. The S&T Board believes that separation of the roles of Chairperson and CEO is the best governance model for S&T and its shareholders at this time. Under this model, our Chairperson, a non-executive position, can devote his or her attention to assuring that S&T has the proper governance controls in place; that the S&T Board is properly structured from the standpoints of membership, size and diversity; and that management has the support it needs from the S&T Board to carry out our strategic priorities. The CEO, relieved of the duties normally performed by the Chairperson, is free to focus his or her entire attention on growing and strengthening the business.
The duties of the non-executive Chairperson of the Board include:
•presiding over all meetings of the S&T Board;
•preparing the agenda for S&T Board meetings with the Secretary and in consultation with the CEO and other members of the S&T Board;
•ensuring the S&T Board fulfills its role in overseeing and monitoring management and operations of S&T and protecting the interests of S&T and its shareholders;
•ensuring the S&T Board receives timely, accurate and complete information and the decision time necessary to make informed judgments;
•assigning tasks to the appropriate committees of the S&T Board;
•establishing a relationship of trust with the CEO, and providing advice and counsel while respecting the executive responsibilities of the CEO;
•promoting effective relationships and open communication, both inside and outside the boardroom, between senior management and the S&T Board;
•communicating the S&T Board’s evaluation of the CEO’s annual performance together with the Compensation Committee Chairperson; and
•presiding over all meetings of shareholders.
We believe that the current composition of the S&T Board, the S&T Board committees as presently constituted and the leadership structure of the S&T Board enable the S&T Board to fulfill its role in overseeing and monitoring the management and operations of S&T and to protect the interests of S&T and its shareholders.
The S&T Board’s Role in Risk Oversight
Role of the S&T Board
The S&T Board with the assistance of the Risk Committee with representation of the chairpersons from each of the Board Committees discussed below oversees an enterprise-wide approach to risk management (“ERM”), designed to support the achievement of strategic goals, to improve long-term organizational performance and to enhance shareholder value. A fundamental part of risk management is not only understanding the risks a company faces in its current and future activities and what steps management is taking to manage those risks, but also understanding what level and types of risk are appropriate for a regional full-service financial institution.

The Risk Committee is responsible for overseeing S&T’s risk management activities and the effectiveness of its ERM framework. The Risk Committee is also responsible for monitoring our compliance risk with respect to regulatory and legal matters. William J. Hieb, Risk Committee Chairperson, meets the independence standards for directors required by the SEC and NASDAQ. The Risk Committee recommends to the S&T Board the risk appetite or broad level of risk that is appropriate for S&T to accept. S&T’s risk appetite is an important piece of an effective ERM framework that reinforces risk culture and is a core instrument for better aligning overall corporate strategy, capital allocation, and risk.

The S&T Board, with the assistance of the Risk Committee of the Board, delegates the authority and responsibility for defining the risk appetite and ensuring alignment with the strategic objectives to the management-level Enterprise Risk Management Committee (the “ERM Committee”). The ERM Committee serves as the primary risk management forum for monitoring S&T’s risk exposures by establishing key risk indicators or guidelines to proactively monitor both the level and direction of risk as well as key performance indicators to monitor progress toward achievement of strategic goals. By utilizing a comprehensive and standardized view of the nature and level of risk to which we are exposed and the interaction of the various risk components identified in our ERM program, we are better able to assess and manage our risk and react to uncertainties.

Our ERM Committee, which is comprised of members of our senior management, including the Chief Risk Officer (“CRO”), CEO, President, Chief Financial Officer, Chief Administrative Officer, Chief Credit Officer, Director of Commercial Banking, Chief Audit Executive (“CAE”), and General Counsel, meets quarterly to discuss the risk exposures of the enterprise, reviews changes to those exposures based on internal and external events, takes action to manage and mitigate such risks, discusses significant policy changes, new products/services, model risk management reviews, and ERM reports before presentation to the Risk Committee and promotes proper risk management practices throughout S&T. A corporate policy approved by the S&T Board governs the ERM Committee.
Pursuant to our Risk Committee charter, the Board has placed the CRO under a dual reporting relationship, directly accountable to both the Risk Committee and our CEO. The Risk Committee reviews and approves the appointment, replacement or dismissal of the CRO, and reviews with the CRO the plans, activities, staffing and organizational structure of the Risk Management Division.
The CRO, as the administrator of the ERM program, regularly meets with management, including the CEO, to discuss the following primary areas of risk identified as part of the ERM program: credit; liquidity and market; compliance and legal; operational; information technology operational and security; reputation; and strategic. As necessary, the Risk Committee meets with the CRO to discuss and analyze risks to S&T without management present.

The Audit Committee is responsible for oversight of financial risk, including internal controls. The Audit Committee annually reviews and evaluates our internal audit function, and meets with our CAE to review and assess internal audit risks including executive sessions without management present. The Audit Committee reviews and approves the appointment, replacement, or dismissal of the CAE, and reviews with the CAE the plans, activities, staffing and organizational structure of the Audit and Advisory Services Department.

The Compensation Committee is responsible for assessing and mitigating risks associated with S&T’s compensation practices, both with respect to S&T’s named executive officers (as further described in the Compensation Discussion and Analysis section of this Proxy Statement) and its employees generally. The Compensation Committee reviews the incentive compensation arrangements for S&T’s named executive officers with the CRO at least annually to discuss and evaluate the risk posed to S&T by its employee compensation plans and to ensure that the compensation arrangements do not encourage the named executive officers to take unnecessary and excessive risks that threaten the value of S&T. The Compensation Committee meets quarterly or as often as it determines is necessary and appropriate.
Our Credit Risk Committee is responsible for reviewing the credit administration risk management practices and reporting; the performance of the independent loan review function and its assessment of the management of credit risk arising from the lending and lending-related functions of S&T; the review of commercial lending activity, including portfolio reviews; the credit policy approval; and providing guidance on pertinent credit risk matters including loan-related strategies. The Credit Risk Committee meets quarterly or as often as it determines is necessary and appropriate.
Our Risk Committee is responsible for the oversight and assessment of S&T’s ERM framework, including among other things, the identification, assessment, measurement, monitoring and management of the following major risk categories: Credit, Market, Liquidity, Operational, IT Operational and Security, Compliance and Legal, Reputational, and Strategic.
Our Trust and Revenue Oversight Committee is responsible for the oversight of all trust activities consistent with the Federal Deposit Insurance Corporation’s Statement of Principles of Trust Department Management and the development and implementation of strategic and tactical initiatives in support of S&T’s revenue growth and shareholder value creation. The Trust and Revenue Oversight Committee meets quarterly or as often as it determines is necessary and appropriate.
The Executive Committee is responsible for exercising the authority to act on behalf of the S&T Board between meetings of the S&T Board to the fullest extent permitted by law. The Executive Committee meets as often as it determines is necessary and appropriate.
Employee Compensation Policies and Managing Risk
We believe our approach to goal setting, setting of targets with payouts at multiple levels of performance, and evaluation of performance results assist in mitigating excessive risk taking that could harm our value or reward poor judgment by our executives. We believe that several features of our compensation policies and programs reflect sound risk management practices, such as basing incentive awards on the achievement of a predetermined earnings per share (“EPS”) goal, an audited number, and granting restricted stock subject to a two or three year vesting that serves the additional purposes of encouraging senior management to make decisions currently that promote long-term growth, promoting retention of senior management and encouraging senior management to meet stock ownership guidelines. All awards granted under the 2020 incentive plans were subject to Compensation Committee review and approval based upon corporate and/or individual performance. The incentive plan for senior management, as described in the Compensation Discussion and Analysis section below, contains a "Minimum Gateway Requirement" and a “Shareholder Protection Feature,” which provide that awards will not be made unless S&T achieves a Return on Average Equity of at least 5% and maintains well capitalized capital ratio requirements, as established by applicable regulatory authorities, respectively. We believe we have allocated our compensation among base salary and short and long-term compensation target opportunities in such a way as to not encourage excessive risk-taking. The Compensation Committee also reviews compensation and benefits plans affecting employees in addition to those applicable to executive officers. Based on the review by the Compensation Committee, the S&T Board determined that it is not reasonably likely that S&T’s compensation and benefit plans would have a material adverse effect on S&T.
Audit Committee
The members of the Audit Committee are Peter R. Barsz, Christina A. Cassotis, Jeffrey D. Grube, Robert E. Kane, and Frank J. Palermo, Jr. (Chairperson). All members meet the independence standards for audit committees established by the SEC and NASDAQ. A written charter approved by the S&T Board governs the Audit Committee and complies with current NASDAQ Rules relating to charters and corporate governance. The Audit Committee reviews the adequacy of this charter annually and recommends any proposed changes to the S&T Board. A copy of the charter is included on S&T’s website www.stbancorp.com, under Corporate Governance. The Audit Committee has provided information regarding the functions performed by the Audit Committee and its membership in the “Report of the Audit Committee,” included in this Proxy Statement on page 61.

The Board has determined that Frank J. Palermo, Jr., CPA, Chair of the Audit Committee and Peter R. Barsz, CPA each qualify as an “audit committee financial expert” as defined in regulations issued pursuant to the Sarbanes-Oxley Act of 2002. The Audit Committee annually reviews the independent registered public accounting firm’s performance and independence in deciding whether to retain the firm or engage a different independent registered public accounting firm. As part of this review, the Audit Committee considers, among other things, the following:
•The independent registered public accounting firm’s continued independence and objectivity;
•The capacity, depth, financial services knowledge and public company experience of the independent registered public accounting firm;
•The quality and candor of the independent registered public accounting firm’s communications with the Audit Committee and Management;
•The desired balance of the independent registered public accounting firm’s experience and fresh perspective as a result of mandatory audit partner rotation;
•External data on audit quality and performance, including recent Public Company Accounting Oversight Board (PCAOB) reports on the independent registered public accounting firm and its peer reviews;
•The quality and efficiency of the audit firm’s audit plans and performance conducting S&T’s audit;
•The appropriateness of the independent registered public accounting firm's fees for audit and non-audit services;
•The independent registered public accounting firm’s effectiveness of communications and working relationships with the Audit Committee, Internal Audit and management; and
•The independent registered public accounting firm’s tenure as S&T’s independent registered public accounting firm, including the benefits of having a long-tenured auditor and controls and processes that help safeguard the firm’s independence.
Compensation and Benefits Committee
The members of the Compensation and Benefits Committee (the “Compensation Committee”) are Peter R. Barsz, Christina A. Cassotis (Chairperson), Jeffrey D. Grube, Jerry D. Hostetter, and Steven J. Weingarten. The Compensation Committee’s primary function is to recommend to the S&T Board action on executive compensation and compensation and benefit changes brought to it by management. A written charter approved by the S&T Board governs the Compensation Committee and complies with current NASDAQ Rules relating to charters and corporate governance. The Compensation Committee reviews the adequacy of this charter annually and recommends any proposed changes to the S&T Board. A copy of the charter is included on S&T’s website www.stbancorp.com, under Corporate Governance. The Compensation

Committee is comprised entirely of independent board members, as defined by NASDAQ listing standards.
The Compensation Committee is responsible for our stated compensation strategies, goals and purposes, ensuring that there is a strong link between the economic interests of management and shareholders; that members of management are rewarded appropriately for their contributions to company growth and profitability; and that the executive compensation strategy supports organization objectives and shareholder interests. The Compensation Committee must provide clear direction to management to ensure that its policies and procedures are carried out in a manner that achieves balance and is consistent with safety and soundness. It approves any material exceptions or adjustments to the incentive compensation arrangements established for senior management, and carefully considers and monitors the effects of any approved exceptions or adjustments. It receives and reviews, on an annual or more frequent basis, an assessment by management, with appropriate input from risk management personnel, of the effectiveness of the design and operation of the organization’s incentive compensation system in providing appropriate risk-taking incentives. It also reviews periodic reports of incentive compensation awards and payments relative to risk outcomes. It ensures that the incentive compensation arrangements for S&T do not encourage employees to take risks that are beyond S&T’s ability to manage effectively. It also performs other related duties as set forth in its written charter.
The process, policies and specific determinations of the Compensation Committee with respect to compensation of our named executive officers for fiscal 2020 are described in greater detail in the Compensation Discussion and Analysis section of this Proxy Statement.
The Compensation and Benefits Committee Report is on page 48 of this Proxy Statement.
Nominating and Corporate Governance Committee
The members of the Nominating Committee are Lewis W. Adkins, Jr., Robert E. Kane, Frank J. Palermo, Jr. and Steven J. Weingarten (Chairperson). The Nominating Committee functions are to assist the S&T Board in annually reviewing the qualifications and independence of the members of the S&T Board and its various committees as well as the composition and structure of the S&T Board; to review and make recommendations to the S&T Board as to its committee structure, functions and composition on a periodic basis; to oversee the annual assessment of the performance of the S&T Board and whether its committees are functioning effectively; to recommend director nominees to the S&T Board to submit for election by shareholders; and to provide guidance to the S&T Board on corporate governance issues. In addition, the Nominating Committee reviews all transactions with related parties, as further described on page 58 of this Proxy Statement. The Nominating Committee oversees the S&T Director Orientation Program and the continuing education programs for all directors. To assist in remaining current with their board duties and committee responsibilities, the S&T Board participates in the Bank Director’s Membership Program. This program offers the directors access to the BankDirector.com online video training series, a wide range of in-person conferences, periodic hard copy and digital magazines, and peer-based and webinar educational programs on corporate governance, committee duties, board leadership and industry developments.
A written charter approved by the S&T Board governs the Nominating Committee and complies with current NASDAQ Rules relating to charters and corporate governance. The Nominating Committee reviews and reassesses the adequacy of this charter annually and recommends any proposed changes to the S&T Board. A copy of the charter is included on S&T’s website www.stbancorp.com, under Corporate Governance. The Nominating Committee is comprised entirely of independent board members, as defined by NASDAQ listing standards.
Director Qualifications and Nominations; Board Diversity
The Nominating Committee has adopted, and the S&T Board has ratified, a corporate policy for identifying and evaluating candidates for membership on the S&T Board. The Nominating Committee identifies potential candidates based on suggestions from directors, officers of S&T and S&T shareholders. An S&T shareholder may make a director nomination in accordance with Section 202 of S&T’s By-laws and applicable law. The procedure under Section 105 of the By-laws provides that a notice relating to the nomination must be timely given in writing to the Secretary of S&T, at 800 Philadelphia Street, Indiana, Pennsylvania 15701, prior to the annual meeting. To be timely, the notice must be delivered not earlier than the close of business on the 120th day (January 17, 2022), nor later than the close of business on the 90th day (February 16, 2022), prior to the first anniversary of the preceding year’s annual meeting (May 17, 2021), unless the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, in which case we will notify you of the new deadlines. Such notice must be accompanied by the nominee’s written consent to be named in the applicable proxy statement and contain information relating to the business experience and background of the nominee and the nominee’s holdings of S&T Common Stock and information with respect to the nominating shareholder. There are no differences in the manner in which the Nominating Committee considers and evaluates candidates for membership on the S&T Board based on whether such candidate is recommended by a shareholder, the Nominating Committee, or by any other source.
In evaluating and selecting nominees to the S&T Board, the Nominating Committee takes into account all factors and criteria it considers appropriate, which includes but is not limited to the following: high personal and professional integrity; sound independent judgment and exceptional ability; business experience; area of residence in relationship to S&T’s geographic market; other directorship experience that would be beneficial to the S&T Board and management of S&T; diversity of experience relative to that of other S&T directors; diversity of age, gender, minority status and level and type of education; whether the candidate will be effective in serving the long-term interests of S&T’s shareholders; whether the candidate has sufficient time and energy to devote to the affairs of S&T; whether the candidate possesses a willingness to challenge and stimulate management and the ability to work as part of a team; whether the candidate meets the independence requirements of the NASDAQ listing standards; whether the candidate is free from conflicts of interest with S&T; and any other factors related to the ability and willingness of a new director to serve or an existing director to continue his or her service.
The Nominating Committee may engage a third-party search firm to assist it in identifying director candidates, but the Nominating Committee did not do so in 2020. S&T did not receive any timely shareholder nominations for a director for consideration for this Annual Meeting.
Shareholder Communications with Directors
Shareholders who desire to communicate with the S&T Board or a specific director should send any communication, in writing, to S&T Bancorp, Inc., 800 Philadelphia Street, Indiana, Pennsylvania 15701, Attention: Secretary. Any such communication should state the number of shares beneficially owned by the shareholder. S&T’s Secretary will initially review all communications received in accordance with the Shareholders Communication Policy adopted by the S&T Board. The Secretary will relay all such communications to the appropriate director or directors on a periodic basis unless the Secretary determines that the communication does not relate to the business or affairs of S&T or the functioning or constitution of the S&T Board or any of its committees; relates to routine or insignificant matters that do not warrant the attention of the S&T Board; is an advertisement or other commercial solicitation or communication; is frivolous or offensive; or is otherwise not appropriate for delivery to directors. The director or directors who receive any such communication will have discretion to determine whether the subject matter of the communication should be brought to the attention of the full S&T Board or one or more of its committees and whether any response to the person sending the communication is appropriate. Any such response will be made through S&T’s management and only in accordance with S&T’s policies and procedures and applicable laws and regulations relating to the disclosure of information. If the Secretary believes the communication may be a complaint relating to any questionable accounting, internal accounting controls or auditing matter (“Covered Matter”), the Covered Matter will be handled in accordance with Corporate Policy #609 - Complaints Regarding Accounting, Internal Accounting Controls or Auditing Matters (“Whistleblower Policy”). A copy of the Whistleblower Policy is included on S&T’s website www.stbancorp.com, under Corporate Governance.
Code of Conduct and Ethics
The S&T Board has adopted a Code of Conduct for directors, officers and employees, which is posted on S&T’s website www.stbancorp.com, under Corporate Governance. The Code of Conduct addresses the professional, honest and candid conduct of each director, officer and employee; conflicts of interest, disclosure process, and compliance with laws, rules and regulations (including insider trading laws); corporate opportunities, confidentiality and fair dealing; and protection and proper use of company assets. It also encourages reporting any illegal or unethical behavior. A waiver of the Code of Conduct for an executive officer or director of S&T may be made only by the S&T Board and must be promptly disclosed as required by SEC or NASDAQ rules. S&T will disclose any such waivers, as well as any amendments to the Code of Conduct, on S&T’s website. Shareholders may obtain a printed copy of the Code of Conduct by contacting the Secretary at the address previously provided.

Political Activity/Contributions

S&T recognizes the inherent risks and responsibilities of good citizenship. Employees are encouraged to take part in political activities on their own time and in their own name, so long as their participation does not affect their job performance; however, employees may not solicit campaign funds or engage in other forms of electioneering on business premises. S&T generally refrains from making contributions of anything of value to directly/indirectly influence an election for political office. This includes the use of company facilities and equipment, loan of employees, loan or advances (other than under normal credit standards), furnishing of transportation, or special duplicating services. In the past fiscal year, S&T has spent no money and contributed nothing of value for political advocacy.

Employee, Officer and Director Hedging
Directors, officers, and employees are prohibited from engaging in any hedging transactions (including transactions involving options, puts, calls, prepaid variable forward contracts, equity swaps, collars and exchange funds, or other derivatives) that are designed to hedge or speculate on any change in the market value of S&T’s securities.
Compensation Committee Interlocks and Insider Participation
No member of the Compensation Committee was at any time during fiscal 2020 an officer or employee of S&T or any of our subsidiaries, and no member has ever served as an officer of S&T. None of our executive officers serves or, during fiscal 2020, served as a member of the board of directors or the compensation committee of any entity that has one or more executive officers serving as a member of the S&T Board or Compensation Committee.
Compensation Consulting and Advisory Services Fees
In 2020, Aon performed services for the Compensation Committee with respect to recommendations for the appropriate compensation level for the President and CEO and for refinements to the Management Incentive Plan and Long-Term Incentive Plan.
The following shows the consulting fees paid by S&T to advisors to the Compensation Committee of the Board for the consulting services provided in calendar year 2020:

Compensation Consultant	Consulting fees for determining and recommending the amount or form of executive compensation	Additional services provided by Compensation Consultant
Aon Consulting, Inc.	$69,969	$—
In 2020, the Compensation Committee reviewed and assessed the independence of Aon and concluded that Aon's work did not raise any conflicts of interest and that they are independent.

Environmental, Social and Governance Practices

As our stated core values, S&T's officers and employees serve our customers, communicate, trust each other, work as a team, develop people, empower employees, challenge the status quo, measure results, reward success and support our communities. S&T considers these values as important for succeeding at our corporate mission to create value for our shareholders through consistent superior financial performance. Our environmental, social and governance practices are encompassed within this mission.

Environmental

S&T, as a financial institution, has policies that address how we do business with customers. S&T’s objective is to reduce, as much as possible, the potential risk of exposure concerning environmental liabilities, which permits S&T to make an informed judgment regarding the degree of environmental risk to accept.

In our operations, with advice and oversight of S&T’s Board, we regularly seek to minimize our consumption of energy and utilize environmentally conscious operating strategies wherever possible. This is not only good for the environment but also reduces S&T’s costs. For example, management has made and continues to make significant operating and capital expenditures in various technologies including cloud-based solutions; comprehensive end-to-end loan origination systems that employ automated workflow and digital document management; digital banking including consumer and business online banking and mobile solutions for account opening, statements, bill pay, loan applications, and deposits; and e-workflow integrated solutions to streamline document flow and retention efforts.

Social

As an employer, S&T strives to hire and retain talented people who are based in our communities and will provide premier financial products and services to our customers. For the past three years, S&T has implemented the Franklin Covey Leading at the Speed of Trust training program for building a culture of trust. S&T considers this training program and the core values described earlier to be intentional ways within our company to promote diversity and inclusion; training and professional development; and safety, health and wellness. In 2020, S&T created the position of Vice President Diversity & Cross-Cultural Resources Manager to facilitate S&T’s diversity initiatives. More information about our employee practices can be found in our Human Capital Management disclosure in Item 1 in Form 10-K for the year ended December 31, 2020.

As a corporate citizen, S&T actively chooses to live out the core value to “support our communities” through providing financial services and products in our markets. S&T recognizes the significance of complying with Fair and Responsible Banking laws, including the Equal Credit Opportunity Act (“ECOA”), Fair Housing Act (“FHA”), Home Mortgage Disclosure Act (“HMDA”), and the Community Reinvestment Act (“CRA”). S&T also recognizes the importance of following the principles-based concepts under Unfair, Deceptive, or Abusive Acts or Practices (“UDAAP”). S&T provides equal access to all products and services to all qualified consumers and customers, without discriminating on the basis of race, color, religion, sex, marital or familial status, age (providing the applicant is of legal age and has the capacity to enter into a binding legal contract), national origin, sexual orientation, gender identity, handicap, or receipt of public assistance or good faith exercise of rights under the Federal Consumer Credit Protection Act.

In 2020, S&T contributed to our communities through donations from our charitable foundation and through participation in federal and state tax credits for low income housing, educational, historic and community improvement initiatives. S&T also provided opportunities for employees to volunteer time and to contribute money through payroll deductions to nonprofits like the local United Way and local food banks. S&T also sponsors Employee Resource Groups (ERGs) through which employee members represent S&T through an educational, professional or social means. ERGs are established for community involvement, military/veterans, disabilities and leadership development. On the business side, S&T’s Credit Policy prohibits relationships with a customer for any purpose which can be deemed illegal, internet gambling enterprises and a Direct Marijuana-Related Business or Direct Hemp-Related Business.

Governance

As described in the Corporate Governance section, beginning on page 14 of the Proxy Statement, S&T governance practices foster a commitment to following best practices and an effective risk environment to serve the interests of S&T, our customers, and our shareholders. S&T maintains an efficient and effective operations and risk management team to provide a comprehensive level of protection necessary to ensure the safety of our customers and colleagues while continuing to achieve shareholder value. In addition, of the 13 director nominees, the Board is composed of 12 (92%) independent directors under the NASDAQ listing rules. The Board is increasing in diversity, with two female directors, one African American director and one Native Hawaiian or Pacific Islander director (who is also female). These independent and diverse directors bring a wealth of knowledge and business experience to S&T.

DIRECTOR COMPENSATION
The Nominating Committee annually reviews S&T's director compensation and makes recommendations to the Board. S&T’s director compensation is designed to align the S&T Board with its shareholders and to attract, motivate and retain high performing members critical to S&T’s success. A directors’ compensation analysis including a peer comparison is completed annually. The objective is to evaluate our director compensation against our peer group to ensure S&T’s compensation practices for our directors is consistent with banks our size and within similar markets. S&T uses a combination of cash and restricted stock to attract and retain qualified candidates to serve on the Board. Restricted stock grants are intended to align directors’ interests with those of S&T’s shareholders.
In 2020, our non-employee directors received compensation for serving on the S&T Board and attending Board and committee meetings, or educational seminars, in the amounts described below. Employee members of the S&T Board receive no additional compensation for participation on the S&T Board. We reimbursed various directors for amounts expended for traveling to our meetings and to educational seminars. We determined these amounts were consistent with our guidelines and thus are not included in the 2020 Director Compensation table.

Directors' Fees
Annual Cash Retainer	$60,000
Annual Stock Award (1)	40,001
Educational Seminar Fee	1,000

Board and Committee Chairperson Retainer Fees
Chairperson	$60,000
Audit Chairperson	20,000
Compensation and Benefits Chairperson	12,500
Credit Risk Chairperson	12,500
Nominating and Corporate Governance Chairperson	12,500
Risk Committee Chairperson	12,500
Trust and Revenue Oversight Chairperson	12,500

(1)The number of shares granted is based on the fair market value of the Common Stock on the date of grant. The S&T Board awarded 1,781 restricted shares of Common Stock on May 18, 2020 with 100% vesting on May 17, 2021. The fair market value of Common Stock on May 18, 2020 was $22.46 per share.

The following table provides information concerning compensation paid by S&T to its non-employee directors during 2020.
Director Compensation Table for Fiscal Year 2020

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)(2)	Total ($)
Lewis W. Adkins, Jr.	62,000	40,001	102,001
Peter R. Barsz	63,000	40,001	103,001
Christina A. Cassotis	74,500	40,001	114,501
Michael J. Donnelly	61,000	40,001	101,001
James T. Gibson	73,500	40,001	113,501
Jeffrey D. Grube	61,000	40,001	101,001
William J. Hieb	67,250	40,001	107,251
Jerry D. Hostetter	61,000	40,001	101,001
Robert E. Kane	73,500	40,001	113,501
James C. Miller(3)	61,000	40,001	101,001
Frank J. Palermo, Jr	83,000	40,001	123,001
Christine J. Toretti	122,000	40,001	162,001
Steven J. Weingarten	76,500	40,001	116,501

(1) The S&T Board awarded 1,781 restricted shares of Common Stock to each non-employee director on the S&T Board on May 18, 2020, with such shares vesting in full on May 17, 2021. The fair market value of the Common Stock granted on May 18, 2020 was $22.46 per share. The values for stock awards in this column represent the grant date fair value of the restricted shares granted in 2020, computed in accordance with FASB ASC Topic 718. Information about the assumptions used to value these awards can be found in Note 24 “Incentive and Restricted Stock Plan and Dividend Reinvestment Plan” in our Annual Report on Form 10-K for the year ended December 31, 2020. This column includes the value of these stock awards, all of which were issued under the S&T Bancorp, Inc. 2014 Incentive Plan (the “2014 Incentive Plan”).
(2)As of December, 31, 2020, each director had unvested stock awards of 1,781 restricted shares.
(3) Mr. Miller is retiring, effective as of the date of the Annual Meeting.

Directors' Stock Ownership
The Board has adopted stock ownership guidelines for the directors of S&T. The guidelines require each director to own at least $100,000 in market value of Common Stock within one year of being elected to the Board in order to be nominated for reelection as a continuing director candidate for a second or third term of service. To be nominated for reelection as continuing member of the Board for a fourth, or more, term of service, such continuing director candidate must own at least $250,000 in market value of the Common Stock. Each of our directors satisfies the stock ownership guidelines, except for Director Adkins, who intends to purchase additional shares to meet the guidelines prior to the date of the Annual Meeting.

PROPOSAL 2: RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2021
The Audit Committee of the S&T Board appointed the firm of Ernst & Young LLP (Ernst & Young) as its independent registered public accounting firm, to audit and report on S&T’s financial statements for the fiscal year ending December 31, 2021. The S&T Board now recommends that S&T’s shareholders ratify this appointment.
We are not required to have the shareholders ratify the selection of Ernst & Young as our independent registered public accounting firm. We are doing so because we believe it is a matter of good corporate practice. If the shareholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain Ernst & Young but may nevertheless decide to continue to retain such independent registered public accounting firm. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such change would be in the best interests of S&T and its shareholders.
Ernst & Young has no direct or indirect financial interest in S&T or in any of its subsidiaries, nor has it had any connection with S&T or any of its subsidiaries in the capacity of promoter, underwriter, voting trustee, director, officer or employee. Representatives of Ernst & Young are expected to be present at the virtual Annual Meeting and will be afforded an opportunity to make a statement if they desire to do so. It is also expected they will be available to respond to appropriate questions.

Fees Paid to Independent Registered Public Accounting Firm
The financial statements of S&T are audited annually by an independent registered public accounting firm. For the fiscal years ended December 31, 2020 and December 31, 2019, the audit was performed by Ernst & Young. Fees for professional services provided by Ernst & Young in each of the last two fiscal years are summarized below:

	2020	2019
Audit Fees	$1,132,108	$1,255,452
Audit-Related Fees	28,675	28,675
Tax Fees	283,671	160,242
All Other Fees	0	0
	$1,444,454	$1,444,369

“Audit Fees” for 2020 and 2019 include fees for audit services associated with the annual audit, the reviews of S&T’s quarterly reports on Form 10-Q, accounting, consultations and SEC registration statements. The 2019 fees also include services rendered in connection with the Bank’s acquisition of DNB Financial Corporation and additional procedures associated with the new Current Expected Credit Losses ( “CECL”) accounting standard.
“Audit-Related Fees” for 2020 and 2019 include fees billed for U.S. Department of Housing and Urban Development compliance procedures.
“Tax Fees” include fees for tax compliance work for the Wealth Management division for client fiduciary tax returns performed in 2020 and 2019.
There were no “All Other Fees” for 2020 and 2019.
Pre-Approval Policies and Procedures
The Audit Committee is responsible for the approval of all services performed by S&T's independent registered accounting firm. All services provided by Ernst & Young (the “Independent Accountants”) in 2020 were pre-approved by the Audit Committee. The Audit Committee is required to pre-approve all audit and non-audit services performed by the Independent Accountants to assure that the provision of such services does not impair the Independent Accountant’s independence. In addition, any proposed services exceeding pre-approved cost levels will require specific pre-approval by the Audit Committee. The Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated will report any pre-approval decisions to the Audit Committee at its next scheduled meeting for ratification. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the Independent Accountants to management.
Board Recommendation
THE S&T BOARD RECOMMENDS A VOTE “FOR” FOR RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS S&T's INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2021.

PROPOSAL 3: ADVISORY VOTE TO APPROVE COMPENSATION
OF S&T’S NAMED EXECUTIVE OFFICERS
S&T believes that our overall executive compensation program, as described in the “Compensation Discussion and Analysis” section (the “CD&A”) elsewhere in this Proxy Statement, is designed to pay for performance and directly aligns the interest of our executive officers with the long-term interests of our shareholders.
As required by Section 14A of the Exchange Act, S&T is providing its shareholders a vote to approve, on a non-binding advisory basis, the compensation of our Named Executive Officers (“NEOs”) as disclosed in this Proxy Statement in accordance with the SEC’s rules. This vote is not intended to address any specific item of compensation or the compensation of any particular officer, but rather the overall compensation of our NEOs and our compensation philosophy, policies and practices. Pursuant to Section 14A of the Exchange Act, the S&T Board recommended, and the shareholders subsequently approved on an advisory basis at the 2018 annual meeting of shareholders, that this advisory proposal on executive compensation be submitted to shareholders annually. S&T expects to hold the next advisory vote on the frequency of the advisory vote on compensation at the annual meeting of shareholders in 2024.
Accordingly, S&T is presenting the following advisory proposal, commonly known as the “say-on-pay proposal,” for shareholder approval:
“Resolved, that the shareholders hereby approve, on a non-binding basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, which disclosure includes the compensation discussion and analysis, the compensation tables and all related material.”
Because your vote is advisory, it will not be binding upon the S&T Board. In the event this proposal is not approved by our shareholders, it will not be construed as overruling a decision by the S&T Board or the Compensation Committee, nor create or imply any additional fiduciary duty by the S&T Board or our Compensation Committee, nor will it be construed to restrict or limit the ability of our shareholders to make proposals for inclusion in proxy materials related to executive compensation. Notwithstanding the foregoing, the S&T Board and the Compensation Committee will consider the non-binding vote of our shareholders on this proposal when reviewing compensation policies and practices in the future.
Board Recommendation
THE S&T BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF S&T's NAMED EXECUTIVE OFFICERS.

PROPOSAL 4: APPROVAL OF S&T BANCORP, INC. 2021 INCENTIVE PLAN

At the Annual Meeting, the S&T Bancorp, Inc. 2021 Incentive Plan (the “2021 Plan”) will be presented for shareholder approval. The 2021 Plan document is attached to this proxy statement as Appendix A. The 2021 Plan was adopted by the S&T Board at its March 15, 2021 meeting subject to the approval of the shareholders. The S&T Board unanimously recommends the shareholders approve the 2021 Plan.
The 2021 Plan replaces and supersedes the S&T Bancorp, Inc. 2014 Incentive Plan (“2014 Plan”). Once the 2021 Plan is approved by our shareholders, no new awards will be granted under the 2014 Plan. The 2014 Plan will continue to govern all awards granted under that plan. Shares of our stock that are subject to outstanding awards under the 2014 Plan that expire, are forfeited or otherwise terminate unexercised may be subject to new awards under the 2021 Plan.

Purpose

The purpose of the 2021 Plan is to promote the long-term interests of S&T (also, the "Company") and its shareholders by attracting and retaining directors, officers and key employees. Further, S&T believes that directors, officers and employees who own shares of its Common Stock will have a closer identification with S&T and a greater motivation to work for S&T’s success, because, as shareholders, they will participate in S&T’s growth and earnings.

Share Reservation

The following table summarizes the number of shares that would be authorized after March 31, 2021 if this Proposal is approved.

Shares underlying outstanding awards of restricted share awards and performance awards as of March 31 , 2021	240,219
Shares currently available for future issuance as of March 31, 2021	151,950
Additional shares requested under this proposal	1,000,000
Total shares authorized for issuance after March 31, 2021, if proposal is approved	1,151,950

The closing price of our stock as reported by NASDAQ on March 31, 2021, was $33.50 per share and a total of 39,268,359 shares of our Common Stock were outstanding.

Key Features of the S&T Bancorp, Inc. 2021 Incentive Plan

•Allows us to grant a variety of types of awards, including options, stock appreciation rights (“SARs”), restricted stock and restricted stock units, performance awards, other stock awards or a cash-bonus award.
•Has a minimum vesting period of not less than one year, except for awards to directors who are not employees (“Outside Directors”), but the Committee may grant awards of up to 5% of the shares authorized under the 2021 Plan with a shorter vesting or exercise period.
•Provides a default change in control double trigger vesting, such that awards fully vest and become immediately exercisable upon a change in control and involuntary termination without cause.
•Provides default termination of employment provisions requiring forfeiture of unvested awards on termination and forfeiture of all awards (vested and unvested) on termination for cause or upon breach of restrictive covenants.
•Awards are subject to any compensation clawback or recoupment policy (or policies) that the Company may have in effect.

•Limits the maximum cash amount payable to any employee pursuant to all performance awards granted to an employee during a calendar year to $2,000,000.
•Places a $1,000,000 annual cap on the fair market value of awards plus cash fees paid to Outside Directors.
•Contains no provisions that prohibit any participant from reporting under or participating in any federal whistleblower programs.
•Awards will be subject to any Company policies regarding the hedging or pledging of Company securities.
•Restricts the recycling of shares under options and SARs.
•Prohibits dividends and dividend equivalents with respect to options and SARs, and dividends and dividend equivalents on other awards are contingent upon the achievement of the vesting conditions applicable to the underlying awards.

Grant Practices

The Company has a history of granting time based and performance based restricted share awards. Awards granted to our executives generally provide that one half of the shares will be earned based on remaining with S&T for three years, which S&T believes creates a compelling retention incentive for our NEOs to retain their employment with us over the long-term. The other half is based on performance relative to the Performance Peer Group (as defined below). Outside Directors receive annual grants that generally vest after one year. We do not anticipate making any material changes in our grant practices.

Our gross average share usage rate, sometimes referred to as burn rate, over the three years ended December 31, 2020 (calculated as equity-based awards granted under our equity compensation plan for the relevant year, divided by average basic common shares outstanding for that year) is approximately .33%. Based on the gross average share usage rate of .33%, the 1,151,950 shares available for future grants under the 2021 Plan should enable us to continue to grant equity as a portion of employee compensation for the next 8 years. The number of years will be dependent upon the share price and number of participants throughout the life of the 2021 Plan.

The potential dilution resulting from issuing all of the 1,000,000 shares authorized under the 2021 Plan, combined with (i) shares subject to outstanding awards under the 2014 Plan and (ii) shares that were available for future grants under the 2014 Plan which will be rolled into the 2021 Plan’s share reserve would be 3.42% on a fully-diluted basis as of March 31, 2021.

Forecasted Share Usage

Awards under the 2021 Plan are determined by the Committee of the Board with respect to executive awards, and by our Board with respect to Outside Directors, in their discretion. It is therefore not possible to predict the awards that will be made to particular officers, employees or Outside Directors in the future under the 2021 Plan.

Summary of the S&T Bancorp, Inc. 2021 Incentive Plan

The following is a summary of the material terms of the 2021 Plan. This summary is qualified in its entirety by reference to the terms of the 2021 Plan contained in the full text of the 2021 Plan document attached to this proxy statement as Appendix A.

Administration

The 2021 Plan will be administered by a committee of S&T’s Board (the “Committee”). Unless otherwise determined by the S&T Board, the S&T Board’s Compensation and Benefits Committee will be the “Committee”. Subject to the terms of the 2021 Plan, the Committee has the sole discretion to: (a) select award recipients and grant awards, (b) provide the terms and conditions of all awards (which need not be identical among recipients), including, among others, the period of time for vesting, the time and the means to exercise stock options, whether settled in stock or cash, and whether deferred; (c) interpret the 2021 Plan and awards and rules and procedures for the administration, interpretation and operation of the 2021 Plan; and (d) accelerate the exercisability of any option or SAR and remove any restriction on any award.

To the extent awards are granted to our Outside Directors, our Board will determine the amount, type and terms of each award granted, and in those cases, references in this summary to the Committee will mean instead our Board as the context requires.

Eligibility

Recipients of awards under the 2021 Plan must be (a) an employee, (b) director or (c) a consultant or independent contractor of S&T or one of its subsidiaries, as determined by the Committee. Currently, S&T and its subsidiaries employ approximately 1,200 individuals, and has 13 Outside Directors. S&T will have 12 Outside Directors after the Annual Meeting.

Number of Shares Authorized

Under the 2021 Plan, awards for a total of (x) the number of shares of our Common Stock available for grant under the 2014 Plan as of March 31, 2021, plus (y) 1,000,000 new shares of our Common Stock, may be granted in the aggregate. As of March 31, 2021, we had outstanding 240,219 full value awards of Common Stock under our 2014 Plan; no options or SARs are outstanding under that plan. Any shares of our stock subject to an award under our 2014 Plan that expires, is forfeited, otherwise terminates, or is settled in cash, will again be available for future grant under this Plan.

Any shares of our stock subject to an award under the 2021 Plan that expires, is forfeited, otherwise terminates, or is settled in cash, will again be available for future grant under the 2021 Plan. In addition, other than with respect to options and SARs, shares delivered or withheld in satisfaction of the purchase price or applicable tax withholding obligations with respect to an award will also be available for future grants. In the case of shares that are delivered or withheld to pay the exercise price of an option or SAR, or withholding taxes pursuant to the award, the delivered or withheld shares will not be available for the grant of awards under the 2021 Plan.

Any dividends or dividend equivalents paid in cash in connection with outstanding awards, any shares and awards that are granted through the settlement, assumption, or substitution of outstanding awards previously granted, or through obligations to grant future awards, as a result of a merger, consolidation, spin-off or acquisition of the employing company with or by the Company, and awards under the 2021 Plan which are payable in cash will not be counted against the reserve unless actual payment is made in shares instead of cash. If an award is to be settled in cash, the number of shares on which the award is based will not count toward the share limitations discussed above.

Plan Term

The 2021 Plan will have a term of ten years from the date it is approved by our shareholders and no further awards may be granted after that date.

Terms and Conditions of Awards

Under the 2021 Plan, the Committee is authorized to grant awards of nonqualified stock options (“NSOs”), incentive stock options qualifying under Section 422 of the Internal Revenue Code (“ISOs”), SARs, restricted stock awards, restricted stock units (“RSUs”), stock bonus awards, or cash bonus awards. Outside Directors may only be awarded NSOs and restricted stock.

Stock Options

Options to purchase shares of Common Stock are either “qualified,” meaning they are intended to satisfy the requirements of Section 422 of the Internal Revenue Code (“Code”) for ISOs, or “nonqualified,” meaning they are not intended to satisfy the requirements of Section 422 of the Code. An option provides a participant with the right to purchase, within a specified period of time, a stated number of shares of our Common Stock at the price specified in the award agreement. Options granted under the 2021 Plan will be subject to the terms, including the exercise price and the conditions and timing of exercise, not inconsistent with the 2021 Plan, determined by the Committee and specified in the applicable award agreement. The maximum term of an option granted under the 2021 Plan will be ten years from the date of grant (or five years in the case of an ISO granted to a 10.0% shareholder).

The exercise price per share paid by a participant will be determined by the Committee at the time of grant but will not be less than 100.0% of the fair market value of one share on the date the option is granted (or no less than 110.0% of such fair market value in the case of an ISO granted to an employee who is a 10.0% shareholder). The exercise price of each option must be paid in full at the time of exercise. The Committee may permit payment through cash or the tender of shares of Common Stock already owned by the participant.

SARs

A SAR is a contractual right that allows a participant to receive, either in the form of cash, shares of our Common Stock or both, the appreciation, if any, in the value of one share of our Common Stock over a certain period of time. An option granted under the 2021 Plan may include SARs, either on the date of grant or, except in the case of an ISO, by subsequent amendment. The Committee may also award SARs to a participant independent of the grant of an option. SARs granted in connection with an option will become exercisable, be transferable and will expire according to the same vesting schedule, transferability rules and expiration provisions as the corresponding option. If SARs are granted independent of an option, the SARs will become exercisable, be transferable and will expire in accordance with the vesting schedule, transferability rules and the expiration provisions established by the Committee and reflected in the award agreement.

Restricted Stock

An award of restricted stock is a grant of shares of Common Stock restricted against transfer, subject to forfeiture and subject to such other terms and conditions as determined by the Committee. The terms and conditions may include vesting of such awards contingent upon achievement of one or more specified performance goals. Holders of restricted stock will generally have, with respect to the restricted stock granted, the rights of a shareholder, including the right to vote and receive dividends; however, as discussed further below, the payment of any dividends will only be made to participants if the underlying shares become vested.

Restricted Stock Units

An award of RSUs is a grant valued in terms of our Common Stock. The Committee establishes the terms, conditions and restrictions applicable to each award in an award agreement that provides for the issuance of shares or the cash equivalent of shares to a participant at the time or times specified by the Committee and contains other terms that condition the issuance, vesting, or payment of awards upon the achievement of one or more performance goals.

Stock Bonus Awards

The Committee may in its discretion grant stock-based awards of a type other than those otherwise provided for in the 2021 Plan, including the issuance or offer for sale of unrestricted shares (“Other Stock-Based Awards”). Other Stock-Based Awards shall cover such number of Shares and have such terms and conditions as the Committee shall determine, including terms that condition the payment or vesting of the Other Stock-Based Award upon the achievement of one or more performance goals.

Cash Bonus Awards

The Committee may make an award of a cash bonus to any participant. Any such award may be subject to a performance period, performance goals or such other terms and conditions as the Committee may designate in the applicable agreement.

Performance-Based Awards

The Committee may make performance awards. Each performance award granted under the 2021 Plan will be evidenced by an agreement that provides for the payment of cash or issuance of shares to a participant contingent upon the attainment of one or more specified performance goals over such period as the committee may specify, and contains such other terms and conditions as the Committee may specify.

Annual Limits

•The maximum cash amount payable to any employee pursuant to all performance awards granted to an employee during a calendar year shall not exceed $2,000,000.

•The maximum number of shares subject to awards granted during a single calendar year to any Outside Director, taken together with any cash fees paid during the calendar year to the Outside Director in respect of such Outside Director’s service as a member of the Board during such year (including service as a member or chair of any committees of the Board), shall not have an aggregate Fair Market Value determined on the date on which the applicable Award is granted in excess of $1,000,000.

Minimum Vesting

Other than awards to Outside Directors, awards settled in shares will have a minimum vesting or exercise schedule of not less than a one (1) year period; provided that, the Committee may grant awards of up to 5% of the shares authorized under the 2021 Plan with a shorter vesting or exercise period. These limitations do not preclude awards that vest or become exercisable earlier due to (i) circumstances such as death, retirement, or involuntary termination of employment, (ii) the achievement of performance objectives over a period of at least one (1) year, or (iii) a determination by the Company for regulatory or other considerations to provide an equity award in excess of that which would have been awarded to the individual under the cash equity policy in effect for the performance year.

Dividends and Dividend Equivalents

The terms of an award may provide a participant with the right to receive dividend payments or dividend equivalent payments with respect to shares covered by the award, which payments may be credited to an account established for the participant, will only be made contingent upon the achievement of the vesting conditions applicable to the shares covered by the award, and may be settled in cash or Shares. In no event will any dividends or dividend equivalents be paid out with respect to any unvested awards or with respect to any options or SARs.

Termination of Employment

Unless provided otherwise in a participant’s agreement, (i) any unvested portion of an award will be immediately cancelled and forfeited upon a participant’s termination of employment for any reason and (ii) in the event a participant is terminated for cause or breaches any restrictive covenant or similar agreement with the Company, each as determined by the Committee, all awards (whether vested or unvested) shall be immediately cancelled and forfeited upon such termination or breach.

Effect of Change in Control

Unless otherwise provided in a participant’s agreement, all awards held by a participant who is terminated without cause within 12 months following a change in control or who is terminated in contemplation of a change in control will become fully vested and immediately exercisable, any restricted period will end at the time of such termination.

Capital Adjustment Events

In the event of a merger or consolidation to which the Company is a party or any sale, disposition or exchange of at least 50% of the Company’s Common Stock or all or substantially all of the Company’s assets for cash, securities or other property the Committee may cause any award under the 2021 Plan to (a) vest in whole or in part, (b) be assumed or continued by any successor or acquirer, and/or (c) be canceled in consideration of a payment equal to the fair value of the canceled award.

Whistleblower Provisions

The 2021 Plan expressly provides that nothing contained in the 2021 Plan prohibits any participant from: (i) reporting possible violations of federal law or regulations, including any possible securities laws violations, to any governmental agency or entity, (ii) making any other disclosures that are protected under the whistleblower provisions of federal law or regulations, or (iii) otherwise fully participating in any federal whistleblower programs, including but not limited to any such programs managed by the U.S. Securities and Exchange Commission.

Hedging and Pledging

Awards will be subject to any Company policy that the Company may adopt and/or amend from time to time regarding the hedging or pledging (or any similar transaction) of Company securities.

280G Modified Cutback

In the event any payment or the value of any benefit received or to be received by a participant in connection with or contingent upon a change in control is determined, under Plan provisions, to be subject to an excise tax imposed by Section 4999, then we will reduce the aggregate amount of the payments payable to the participant so that no excise tax will be payable by the individual and the payments will not cease to be deductible by us by reason of Section 280G of the Code. However, we will not reduce the aggregate amount of the payments payable to the participant if the after-tax amount of the unreduced payments is greater than the after-tax amount that would have been paid had we reduced the payments in accordance with the foregoing sentence.

Assignability

Awards granted under the 2021 Plan are assignable only in limited instances in accordance with applicable law.

Amendment

Our Board may amend, suspend, or terminate the 2021 Plan or any portion thereof at any time. No such action may be taken, however, without shareholder approval if such approval is necessary to comply with any regulatory requirement and no such action that would impair any rights under any previous award will be effective without the consent of the person to whom such award was made.

U.S. Federal Income Tax Consequences

The following is a general summary of the material U.S. federal income tax consequences of the grant, exercise and vesting of awards under the 2021 Plan and the disposition of shares acquired pursuant to the exercise or settlement of such awards and is intended to reflect the current provisions of the Code and the regulations thereunder. This summary is not intended to be a complete statement of applicable law, nor does it address foreign, state, local and payroll tax considerations. Moreover, the U.S. federal income tax consequences to any particular participant may differ from those described herein by reason of, among other things, the particular circumstances of such participant.

Options

The Code requires that, for treatment of an option as a qualified option (ISO), shares of our Common Stock acquired through the exercise of a qualified option cannot be disposed of before the later of (i) two years from the date of grant of the option, or (ii) one year from the date of exercise. Holders of qualified options will generally incur no federal income tax liability at the time of grant or upon exercise of those options. However, the spread at exercise will be an “item of tax preference,” which may give rise to “alternative minimum tax” liability for the taxable year in which the exercise occurs. If the holder does not dispose of the shares before two years following the date of grant and one year following the date of exercise, the difference between the exercise price and the amount realized upon disposition of the shares will constitute long-term capital gain or loss, as the case may be. Assuming both holding periods are satisfied, no deduction will be allowed to us for federal income tax purposes in connection with the grant or exercise of the qualified option. If, within two years following the date of grant or within one year following the date of exercise, the holder of shares acquired through the exercise of a qualified option disposes of those shares, the participant will generally realize taxable compensation at the time of such disposition equal to the difference between the exercise price and the lesser of the fair market value of the shares on the date of exercise or the amount realized on the subsequent disposition of the shares, and that amount will generally be deductible by us for federal income tax purposes, subject to the possible limitations on deductibility under Sections 280G and 162(m) of the Code for compensation paid to executives designated in those Sections. Finally, if an otherwise qualified option becomes first exercisable in any one year for shares having an aggregate value in excess of $100,000 (based on the grant date value), the portion of the qualified option in respect of those excess shares will be treated as a nonqualified stock option for federal income tax purposes. No income will be realized by a participant upon grant of a nonqualified stock option. Upon the exercise of a nonqualified stock option, the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the underlying exercised shares over the option exercise price paid at the time of exercise, and the participant’s tax basis will equal the sum of the compensation income recognized and the exercise price. We will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections. In the event of a sale of shares received upon the exercise of a nonqualified stock option, any appreciation or depreciation after the exercise date generally will be taxed as capital gain or loss and will be long-term gain or loss if the holding period for such shares is more than one year.

SARs

No income will be realized by a participant upon grant of a SAR. Upon the exercise of a SAR, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the payment received in respect of the SAR. We will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Restricted Stock

A participant will not be subject to tax upon the grant of an award of restricted stock unless the participant otherwise elects to be taxed at the time of grant pursuant to Section 83(b) of the Code. On the date an award of restricted stock becomes transferable or is no longer subject to a substantial risk of forfeiture, the participant will have taxable compensation equal to the difference between the fair market value of the shares on that date over the amount the participant paid for such shares, if any, unless the participant made an election under Section 83(b) of the Code to be taxed at the time of grant. If the participant made an election under Section 83(b), the participant will have taxable compensation at the time of grant equal to the difference between the fair market value of the shares on the date of grant over the amount the participant paid for such shares, if any. If the election is made, the participant will not be allowed a deduction for the value of any shares which may be subsequently forfeited. Special rules apply to the receipt and disposition of restricted shares received by officers and directors who are subject to Section 16(b) of the Exchange Act. We will be able to deduct, at the same time as it is recognized by the participant, the amount of taxable compensation to the participant for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Restricted Stock Units

A participant will not be subject to tax upon the grant of RSUs. Rather, upon the delivery of shares or cash pursuant to the award, the participant will have taxable compensation equal to the fair market value of the number of shares (or the amount of cash) the participant actually receives with respect to the award. We will be able to deduct the amount of taxable compensation to the participant for U.S. federal income tax purposes, but the deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Stock Bonus Awards

A participant will have taxable compensation equal to the difference between the fair market value of the shares on the date the award is made over the amount the participant paid for such shares, if any. We will be able to deduct, at the same time as it is recognized by the participant, the amount of taxable compensation to the participant for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Cash Bonus Awards

A participant will have taxable compensation at the time a cash bonus is earned and paid. We will be able to deduct the amount of taxable compensation to the participant for U.S. federal income tax purposes, but the deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

New Plan Benefits

It is not possible at this time to determine the benefits that will be received by executive officers, by other employees or by Outside Directors under the 2021 Plan if the 2021 Plan is approved by the shareholders. Such benefits will depend on future actions of the Committee or the Board, the fair market value of our Common Stock at various future dates, the extent to which performance goals set by the Committee are met, and/or the individual performance of the particular executive officer or employee. Therefore, no new plan benefits table can be provided at this time.

Board Recommendation

THE S&T BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF THE S&T BANCORP, INC. 2021 INCENTIVE PLAN.

EXECUTIVE OFFICERS OF THE REGISTRANT

Each executive officer of S&T holds office for the current year for which he or she was elected or appointed by the Board unless he or she resigns, becomes disqualified or is removed in the discretion of the S&T Board. The current executive officers of S&T and S&T Bank are:

Name of Executive Officer	Age	Principal Occupation During Past 5 Years	Officer of Corporation Since
David G. Antolik (1)	54	Interim Chief Executive Officer and President of S&T and S&T Bank since April 1, 2021. Previously served as President from January 2019 to March 2021; Chief Lending Officer from 2008 to October 2020; and Senior Executive Vice President from 2008 to January 2019.	2004
Mark Kochvar	60	Senior Executive Vice President and Chief Financial Officer, since February 2010.	2008
George Basara	61	Executive Vice President, General Counsel and Human Resources Director, since January 2015.	2015
Charles B. Carroll, Jr.	49	Executive Vice President and Chief Administrative Officer since November 2020. Previously served as Executive Vice President, Director of Consumer & Mortgage Banking from January 2019 to November 2020; Senior Vice President, Director of Mortgage Sales from February 2018 to January 2019. Prior to joining S&T, Senior Vice President, Director of Sales, Support and Operations at Huntington National Bank from March 2016 to September 2017.	2020
Brian R. Dobis	39	Executive Vice President, Director of Commercial Banking since March 2020. Previously served as Executive Vice President, Managing Director of Commercial & Industrial (C&I) Banking from December 2018 to March 2020; Senior Vice President, Commercial Banking C&I Team Manager from December 2015 to December 2018.	2020
Mary Anne Dornetto	68	Executive Vice President and Interim Chief Credit Officer since March 2020. Previously served as Deputy Chief Credit Officer from June 2019 to March 2020; Executive Vice President Managed Asset Division from January 2018 to June 2019; Senior Vice President from November 2011 to January 2018.	2020
Ernest J. Draganza	56	Senior Executive Vice President, Chief Risk Officer and Secretary, since January 2012.	2010
Melanie A. Lazzari	41	Executive Vice President, since January 2017 and Controller since February 2010; Previously served as Senior Vice President, from February 2010 to January 2017.	2015

(1) Effective April 1, 2021, the S&T Board appointed David G. Antolik, S&T’s President, as Interim Chief Executive Officer of S&T and S&T Bank following the previously announced retirement of Todd D. Brice, which became effective March 31, 2021.

COMPENSATION DISCUSSION AND ANALYSIS
INTRODUCTION
We provide the following overview of S&T’s executive compensation principles, specific executive compensation programs and pay decisions that were made by the Compensation and Benefits Committee (the “Compensation Committee”) in 2020. In addition, we describe the process that we oversee and in which we participate to arrive at specific compensation policies and decisions involving program design and pay for S&T’s Named Executive Officers (“NEOs”), who are listed below.

Name	Title
Todd D. Brice(1)	Chief Executive Officer
David G. Antolik(2)	President
Mark Kochvar	Senior Executive Vice President and Chief Financial Officer
Ernest J. Draganza	Senior Executive Vice President and Chief Risk Officer
George Basara	Executive Vice President and General Counsel and HR Director
David P. Ruddock(3)	Senior Executive Vice President and Chief Operating Officer
Rebecca A. Stapleton(3)	Senior Executive Vice President and Chief Banking Officer

(1) . Mr. Brice retired as Chief Executive Officer and as a member of the Board of Directors effective March 31, 2021.
(2) Effective April 1, 2021, the S&T Board appointed Mr. Antolik as Interim Chief Executive Officer and President of S&T and S&T Bank. Mr. Antolik served as President and Chief Lending Officer during 2020. On October 3, 2020 Mr. Antolik relinquished the position of Chief Lending Officer and retained the role of President.
(3) Mr. Ruddock and Ms. Stapleton were no longer employed as of December 31, 2020; however, both were employees who would have been in the three most highly compensated executive officers had they been employed by S&T as of December 31, 2020.

EXECUTIVE SUMMARY
The following summarizes financial results for 2020:
•Net income was $21.0 million, or $0.53 per diluted share, for the year ended December 31, 2020 compared to net income of $98.2 million, or $2.82 per diluted share, for 2019. A loss of $58.7 million was recognized during the second quarter of 2020 related to a customer fraud resulting from a check kiting scheme. This fraud loss reduced net income by $46.3 million, or $1.19 per diluted share, for the full year 2020.
•Return on assets was 0.23%, return on equity was 1.80% and return on tangible equity (non-GAAP) was 2.92%. Excluding the loss from the customer fraud, return on assets (non-GAAP) was 0.74%, return on equity (non-GAAP) was 5.76% and return on tangible equity (non-GAAP) was 8.80%.
•Pre-tax pre-provision to average assets (non-GAAP) was 1.67%.
•Portfolio loans increased $88.7 million, or 1.2%, compared to December 31, 2019.
•Deposits increased $384.0 million, or 5.5%, compared to December 31, 2019.
•Mortgage banking income increased $8.4 million to $10.9 million compared to 2019 due to strong refinance activity.
•Full year 2020 dividends declared increased 2.8% to $1.12 compared to $1.09 in 2019.
Reconciliations of the non-GAAP measures discussed above to the most directly comparable GAAP measures are provided in Appendix B.

We evaluated and approved the following pay adjustments and awards for NEOs for 2020:
•Average salary increases of .6%.
•An annual cash incentive award with a target percentage of base salary of 45%, 35%, 30% and 20% for the CEO, the President, the Senior Executive Vice Presidents and the Executive Vice President, respectively, under the terms of the 2020 Management Incentive Plan (“2020 MIP”). Ms. Stapleton did not participate in the 2020 MIP due to her retirement in May 2020.
•A long-term incentive award with a target percentage of base salary of 50%, 40%, 35% and 25% for the CEO, the President, Senior Executive Vice Presidents and the Executive Vice President, respectively, granted in the form of time and performance-based restricted shares under the terms of the 2020 Long-Term Incentive Plan (“2020 LTIP”). Ms. Stapleton did not participate in the 2020 LTIP due to her retirement in May 2020.
SAY ON PAY AND SHAREHOLDER ENGAGEMENT
S&T is required to provide a separate non-binding shareholder advisory vote on the compensation of S&T’s NEOs. At the 2020 annual meeting of shareholders, the holders of 25,561,252 shares of Common Stock, or 98% of the shares voting on the proposal, voted to approve the non-binding, advisory proposal on the compensation of S&T’s executive officers.
The Compensation Committee believes the results of this vote demonstrate the strong support for S&T’s executive compensation policies and practices among shareholders. The Compensation Committee expects to continue to adhere to the compensation policies, principles and programs described below in future years, and will continue to consider these non-binding advisory results on our compensation programs, among other factors.

OVERVIEW OF THE COMPENSATION PROGRAM FOR NAMED EXECUTIVE OFFICERS
S&T designs its management compensation programs to optimize their alignment with S&T’s strategic direction and business environment within which it must create value for shareholders. The primary program objectives have been and continue to be as follows:

•The pay package has been structured to cost effectively attract, retain and reinforce engagement among the leadership team and S&T key contributors;
•Compensation programs are aligned with shareholder interests for an appropriate balance between risk and reward;
•Both individual plan features and the overall pay program are built on principles of sound risk management and effective controls critical to successful navigation of a complex environment for financial services companies; and
•Reward programs are designed to emphasize adherence to strong pay for performance principles.

The Compensation Committee continues to support a pay program with four major components to help guide compensation decisions:

•Base Salary: A base salary position near the median of relevant competitive practices (i.e., calibrated to be consistent with base salary levels for comparable positions in other similar enterprises of similar scope).
•Management Incentive Plan (“MIP”): An annual incentive plan with a target incentive opportunity that is moderate relative to competitive practices for similar positions at potential competitors for talent. Target annual incentives should drive desired positioning for total compensation to the middle of the market.
•Long-Term Incentive Plan (“LTIP”): A long-term incentive program that serves three purposes: (1) to help promote leadership retention and management continuity as S&T continues to execute its longer-term strategic plan; (2) to reward management for strong sustained value creation and financial performance; and (3) to align our executives’ interests with those of our shareholders via appropriately-sized grants of equity compensation.
•Certain Other Benefits:    Certain other customary benefits as described in greater detail below, including retirement and health plan benefits as well as limited, non-excessive perquisites.
The Compensation Committee considers overall corporate performance as well as individual initiative and achievements when reviewing and approving all compensation decisions relating to S&T’s NEOs. The objective of the Compensation Committee is to provide compensation that is competitive within the banking industry for financial institutions of similar size and product offerings.
The Compensation Committee is actively involved in the oversight of not only NEO compensation but all remuneration programs that have a material cost profile, that could materially affect S&T’s risk profile or influence the focus of key contributors on achievement of strategic and tactical objectives.

For NEOs, the Compensation Committee reviews a number of analyses of compensation practices to help facilitate its executive compensation decisions. These include:

•Pay mix representing the effectiveness of balancing long-term versus short-term performance imperatives;
•Wealth accumulation opportunities in light of existing programs and outstanding rewards;
•Current pay relative to peer group practices;
•Selective review of compensation data for positions of similar scope and focus; and
•Detailed formal review of overall performance and specific performance contributions made to S&T by each NEO.

Total Direct Compensation Position
S&T’s target pay mix is built on competitive base salaries, with generally moderate annual and long-term incentive targets. The moderate positioning of annual incentives and long-term incentives reflects our commitment to introducing pay program modifications that are both sensitive to S&T’s proactive risk management culture while, at the same time, responding appropriately to the importance of retaining a strong and committed leadership team at S&T. The Compensation Committee reviews this posture periodically with the help of outside advisors, and continues to believe that the opportunities provided under the incentive plans reflect an appropriate balance between risk and reward, and provide sufficient incentives to align management to achieve S&T’s short-term and longer-term objectives.

COMPONENTS OF THE COMPENSATION PROGRAM
Base Salary
The purpose of base salary is to provide competitive and fair base compensation that recognizes the executives’ roles, responsibilities, contributions, experiences and performance. Base salary represents a fixed and guaranteed element of compensation that reflects executives’ long-term performance and market pay level for the role. S&T’s base salary policy targets the median of relevant competitive practices. Relevant competitive practices are determined using both a proprietary survey of pay practices at community and regional banks similar in size and scope to S&T and an examination of Peer Bank (defined below) executive pay practices. The Peer Banks are listed on page 42 of this Compensation Discussion and Analysis (“CD&A”). The Compensation Committee sets each executive’s individual pay annually to reflect individual experience, expertise, performance and contributions in the role. As such, actual base salaries range above and below the median of relevant competitive practices in recognition of these factors, including tenure in role, historical performance and specific bank needs.
Management Incentive Awards
For 2020, we adopted the 2020 MIP, with the following features:
.
•An annual cash incentive award was a target percentage of base salary of 45% for the CEO, 35% for the President, 30% for the Senior Executive Vice Presidents and 20% for the Executive Vice President. There were no payouts under the 2020 MIP, due to S&T not meeting the Minimum Gateway Requirement, described below. Although there were no payouts in large part due to the negative effects of the customer fraud described above, we believe that the 2020 MIP’s targets are consistent with our philosophy of providing the opportunity for moderate annual incentives for our NEOs. Further, we believe that a larger portion of our CEOs compensation should be “at-risk” as a reflection of his role within our organization.

•For the CEO, the President, and the Senior Executive Vice Presidents, 80% of each participant’s award opportunity was based on corporate results, and 20% was based on performance relative to individual/unit goals. For the Executive Vice President, 70% of the award opportunity was based on corporate performance, and 30% was based on individual/unit goals. We believe this mix between corporate and personal performance appropriately balances the importance of S&T achieving important financial performance goals and allows us to specifically tailor incentive compensation awards to the unique job responsibilities of each of our NEOs.

•Corporate results were determined based on target EPS, which we believe demonstrates the creation of shareholder value. For 2020, the corporate results were not met as EPS was below the threshold of $2.76.

•Each participant had multiple individual goals against which individual performance was evaluated. The framework for establishing these goals was based largely on execution of elements of S&T’s strategic plan, including activities centered around multi-faceted growth, profit improvement, operational effectiveness, corporate culture, effective brand and enterprise risk management (i.e., balanced risk and reward).
The formula used to determine awards is defined as follows:

Award Earned	=	Calendar Year Base Salary	×	Target Incentive Opportunity as a % of Salary	×	S&T's Corporate Results to Goals Performance Factor	+	Individual Objectives Performance Factor

The actual earnings opportunity for EPS, the corporate performance measure for 2020, was based on the performance level achieved relative to the performance ranges shown in the table below:

Performance Level	Payout Level Percentage
Below Threshold	0% of Allocated Target
Threshold	25% of Allocated Target
Target	100% of Allocated Target
Distinguished	175% of Allocated Target

•"Allocated Target" equals the participant’s MIP incentive target multiplied by the weighting for each performance category (i.e., 80% for EPS and 20% for individual objectives.)
•The payout level percentages relating to the EPS performance measure vary depending on actual performance, and its payout curve rises continuously from Threshold to Target and from Target to Distinguished. Therefore, to determine awards between Threshold and Target and Target and Distinguished, linear interpolation is utilized.
To further strengthen the linkage between the MIP award, risk management, and shareholder value creation, the MIP contains a “Shareholder Protection Feature” in which payouts will not occur for any plan year if S&T falls below “well capitalized” capital ratio requirements established by regulatory authorities, determined as of and up to the date that any payment would ordinarily occur pursuant to the MIP’s provisions. In addition to the Shareholder Protection Feature of the MIP, the MIP is operational only if S&T achieves Return on Average Equity (“ROAE”) for the plan year of at least 5% (the “Minimum Gateway Requirement”). The Compensation Committee believes that these features, coupled with the claw-back requirements and the use of multiple performance measures, provide for substantial protection against excessive or unnecessary risk-taking by any plan participant.
Long-Term Incentive Plan
The LTIP is designed to: (i) create focus on specific long-term goals aligned with shareholder interests, (ii) deliver a portion of a competitive pay package in a form that is not fixed but varies in relation to the long-term performance of S&T and (iii) serve as a vehicle for recruitment and retention.
The 2020 LTIP included the following features:
•A target percentage of base salary was 50% for the CEO, 40% for the President, 35% for the Senior Executive Vice Presidents and 25% for the Executive Vice President. Like our annual incentive program, we believe that these target levels provide a moderate amount of long-term incentive opportunities and are weighted appropriately given the responsibilities of our CEO, President, and other NEOs.
•One half of the shares will be earned based on remaining with S&T for three years (time-based restricted share awards vest equally on the second and third anniversaries of their grant date), which S&T believes creates a compelling retention incentive for our NEOs to retain their employment with us over the long-term.

•The other half will be earned based on performance relative to the Performance Peer Group (defined in “Use of Competitive Data” on page 42) and is referred to as the Performance-Based Restricted Share (“PBRS”) Target, which S&T believes incentivizes long-term performance.
•The number of PBRSs earned may rise to 150% of the PBRSs originally granted to a participant if ROAE performance is at the distinguished level (see below) and Total Shareholder Return (“TSR”) is above half the Peer Banks. The number of PBRSs can fall to zero shares if performance is below the threshold level and TSR is at or below half the Performance Peer Group. If the number of shares earned exceeds the number of PBRSs issued to a participant (because performance is above target) S&T issues additional unrestricted shares upon vesting so that the participant receives the full number of shares earned.
•The Compensation Committee believes that ROAE measures and incentivizes S&T’s long-term profitability vis-à-vis our peers, while our relative TSR captures our shareholder return vis-à-vis our peers.

The 2020 LTIP contains the same Shareholder Protection Feature for all awards and the Minimum Gateway Requirement for the PBRS awards as described earlier for the 2020 MIP. The Compensation Committee believes that these features, coupled with the restricted stock and claw-back requirements, provide for substantial protection against excessive or unnecessary risk-taking by any plan participant. The 2020 LTIP puts a greater focus on performance and serves to create a balance between long-term and short-term performance imperatives, beyond that offered by the annual cash incentive under the MIP.

Two metrics are used to determine the percentage of the PBRS Target earned through vesting of the PBRS awards (also referred to as performance shares):
(1) Return on Average Equity (“ROAE”) for 2020 through 2022 relative to the Performance Peer Group
Participants can earn from 0% to 120% of their PBRS Target based on this metric as summarized below:

Performance Level	ROAE for 3-year Performance Period Relative to the Performance Peer Group	Vesting Percentage (a)
Below Threshold	Below the 40th percentile of the Performance Peer Group	0% of Target
Threshold	40th percentile of the Performance Peer Group	25% of Target
Target	60th percentile of the Performance Peer Group	100% of Target
Distinguished	75th percentile of the Performance Peer Group	120% of Target

(a)The Vesting Percentage for ROAE will vary depending on actual performance. The payout curve rises continuously from Threshold to Target and from Target to Distinguished. Therefore, to determine awards between Threshold and Target and Target and Distinguished, linear interpolation is utilized.
(2) Cumulative Total Shareholder Return for 2020 through 2022 relative to Performance Peer Group
Participants can earn an additional 30% of their PBRS Target if S&T’s cumulative TSR for the performance period exceeds the cumulative TSR for more than half of S&T’s peers (i.e., exceeds the 50th percentile of the Performance Peer Group).
Certain Other Benefits
S&T provides other benefits to the NEOs that are comparable to the other benefits provided at the Peer Banks. The Compensation Committee believes that other benefits should be appropriately limited in scope and value. The primary benefits for the NEOs are S&T's contributions to a qualified defined contribution plan and a nonqualified deferred compensation plan, a defined benefit program, a company car or car allowance, payment of the initiation fees and dues for social or country club memberships and a welfare benefit plan.
S&T maintains the Thrift Plan for Employees of S&T Bank (the “Thrift Plan”), which is a broad-based qualified defined contribution plan. All employees may participate in the Thrift Plan with elective salary deferrals, or 401(k) contributions. During 2020, S&T made matching contributions equal to 100% of the first 1% of the employees’ eligible compensation and 50% of the next 5% of the employees’ eligible compensation, up to a maximum of 3.5% of all employees’ eligible compensation. S&T considers the matching contributions to the Thrift Plan as an important incentive for employees to contribute toward their own retirement savings. In 2020, S&T made the following matching contributions to the Thrift Plan for each NEO: Mr. Brice, $9,975; Mr. Kochvar, $9,100; Mr. Antolik, $9,100; Mr. Draganza, $9,100; Mr. Basara $9,100; Mr. Ruddock, $9,975; and Ms. Stapleton, $0.
S&T established the S&T Bancorp, Inc. Supplemental Savings and Make-Up Plan (the “Nonqualified Plan”) in 1995 in order to provide certain management employees, including executives, the ability to make up for certain benefits that would normally be provided under S&T’s qualified plans except for federal tax laws setting annual compensation limits for qualified plans and additional limitations related to highly-compensated employees. S&T makes employer contributions to this plan that cannot be made to the qualified plans due to the aforementioned limits. During 2020, S&T contributed to the Nonqualified Plan for Mr. Brice, $20,095; Mr. Kochvar, $0; Mr. Antolik, $8,844; Mr. Draganza, $0; Mr. Basara $2,922; Mr. Ruddock, $236,880; and Ms. Stapleton, $0. The source of the contribution to Mr. Ruddock’s Nonqualified Plan was his defined benefit under the nonqualified supplemental plan described below.
S&T maintains a defined benefit pension program for eligible employees, including NEOs, hired before January 1, 2008. The NEOs’ defined benefit pension benefit is determined from two sources: (1) the qualified defined benefit retirement plan; and (2) a nonqualified supplemental plan. The benefits provided under these two sources are described beginning on page 53 of this Proxy Statement. The value of such defined benefit pension benefits changes as service length, discount rate and mortality assumptions change. Consequently, the value credited to each NEO in the Summary Compensation Table on page 49 of this Proxy Statement as Change in Pension Value is a function of a number of assumptions required to calculate the present value of benefits. The present value of the pension can change without the accrual of additional benefits to the NEO, but as a result of other assumptions, including a change in interest rates.  In 2019 and 2020, the increase was primarily due to a decrease in interest rates. On January 25, 2016, the Board of Directors approved an amendment to freeze benefit accruals under the qualified defined benefit retirement plan and the nonqualified supplemental plan effective March 31, 2016. This change resulted in no additional benefits being earned by participants in those plans based on service or pay after March 31, 2016. Mr. Basara was hired after January 1, 2008 and is not eligible to participate in the defined benefit program.
S&T’s executives frequently drive vehicles on company business. Therefore, S&T provides either a company car or a car allowance to executives. Executives are responsible for reporting the amount of personal use of company cars to S&T, so that the taxable income from such use can be reported in the executives’ compensation. Executives who do not have a company car receive an annual car allowance of $6,000 or $7,200, depending upon the frequency that the executive drives. The car allowance is fully taxable compensation.
S&T pays for certain members of senior management to belong to one or more private clubs, if the member of management has significant customer contact and involvement in the community. S&T considers a social or country club to be an appropriate venue to entertain customers and to participate in various community functions. Expenses of a personal nature or related to a spouse are not paid by S&T.
Other benefits generally provided to all officers and full-time employees include the S&T Bank Welfare Benefit Plan. This plan has provisions for medical reimbursement, dental coverage, vision care coverage, long-term disability income, a flexible spending account, a health savings account and life insurance. If S&T hires or initiates a transfer of an employee, including an NEO, with special skills and requires a relocation of more than 50 miles, the employee may be eligible for reimbursement of the costs of house hunting trips, closing on the sale of the old home and the purchase of the new home, temporary living quarters and moving household goods and furniture. In these circumstances S&T will also gross up taxable relocation reimbursements for federal taxes.

PROCESS FOR DETERMINING NAMED EXECUTIVE OFFICER COMPENSATION
Compensation Approval Process
Executive compensation decisions are made by the Compensation Committee. Each member of the Compensation Committee is a non-employee director and qualifies as an independent director under the NASDAQ listing standards. The Compensation Committee independently decides the compensation that S&T will pay the CEO. For the remaining executive officers, the CEO makes recommendations to the Compensation Committee, which reviews, approves or adjusts the recommendations. The Compensation Committee meets in an executive session to discuss and finalize its decisions regarding the CEO’s compensation. The S&T Board reviews all decisions relating to the compensation of executive officers, except for decisions about awards under the S&T Bancorp, Inc. 2014 Incentive Plan (the “2014 Plan”), the MIP and the LTIP, which are made solely by the Compensation Committee with input from the CEO on all other NEOs. The Compensation Committee may delegate to its chairperson such power and authority as the Compensation Committee deems to be appropriate, except such powers and authorities required by law or regulation to be exercised by the whole Compensation Committee or a subcommittee of at least two members.
The Compensation Committee operates under a written charter approved by the S&T Board, which it reviews, modifies as necessary and reaffirms on an annual basis. The Compensation Committee charter is available in the Corporate Governance section of our website at www.stbancorp.com.
Role of the Executive Compensation Advisor to the Compensation and Benefits Committee

In 2020, the Compensation Committee engaged Aon Consulting, Inc. (“Aon”) to assist in the evaluation, oversight, and periodic refinement of executive reward programs. Specifically, Aon prepared a competitive survey for the senior executive role for retail and rationale for alternative survey, advice and review on retention and severance agreements and ongoing support to human resources on agreements and arrangements.
The Compensation Committee has monitored the relationship with Aon carefully and has determined that the advice provided on NEO pay meets the highest standards of internal and external defensibility for such advice and that Aon is independent and that there were no conflicts of interest resulting from retaining Aon for such engagement. In reaching these conclusions, the Compensation Committee considered the factors set forth in both SEC rules and NASDAQ listing standards.
Role of Management (CEO)
The Compensation Committee reviews and approves the salary of Mr. Brice, the Chief Executive Officer, and Mr. Antolik, the President, annually. The salaries for the other NEOs are reviewed by Mr. Brice, and are presented for approval to the Compensation Committee on an annual basis in March. For 2018 through 2020, the Compensation Committee accepted the CEO’s salary recommendation for executives, including the NEOs.
Use of Competitive Data
The Compensation Committee reviews comparisons of the compensation programs established by peer banks for executives having similar responsibilities to S&T’s executives to obtain a general understanding of current market practices, by which it can evaluate S&T’s compensation program. While the Compensation Committee reviewed and considered these market practices, it did not consider the compensation paid to executives at any peer bank as a benchmark to set executive compensation in 2020. In 2017, the Compensation Committee engaged Aon to advise the Compensation Committee on the appropriateness of the banks in the peer group considering S&T's current status and common practices among peer banking organizations for defining peer groups for executive compensation review purposes. The Compensation Committee adopted Aon’s recommendations, which remained effective for 2018, 2019, and 2020. The peer banks are based on similar size and scope to S&T, operating both inside and outside S&T’s geographic market, and include the following banks for pay comparison purposes (collectively, the “Peer Banks”):

1st Source Corporation	Lakeland Bancorp
BancFirst Corporation	NBT Bancorp, Inc.
Berkshire Hills Bancorp, Inc.	Renasant Corporation
City Holding Company	Sandy Spring Bancorp, Inc
Community Bank System, Inc.	Tompkins Financial
First Busey Corporation	Univest Corporation of Pennsylvania
First Commonwealth Financial Corporation	Union First Market Bankshares
First Merchants Corporation	WesBanco, Inc.
Independent Bank Corporation	WSFS Financial Corporation

The Peer Banks are used in evaluating executive compensation for S&T executives, including the NEOs.

Pursuant to a recommendation from Aon, the Compensation Committee uses the companies in the S&P 600 Bank Industry Index as of January 1 of the plan year (the “Performance Peer Group”) for comparing S&T's relative performance for that year’s LTIP. The companies in the S&P 600 Bank Industry Index as of January 1, 2020 are the Performance Peer Group for the 2020 LTIP. Because this approach was not adopted until 2018, the 2017 LTIP continued to use the Peer Banks for S&T’s relative performance until the conclusion of its three-year vesting and performance period on March 20, 2020.
PAY FOR PERFORMANCE
As described in the preceding discussions of the MIP and LTIP, the Compensation Committee approved incentive opportunities under the 2020 MIP and the 2020 LTIP for executives in 2020. The executives also continued to have opportunities to benefit from corporate financial performance through performance-based restricted stock awards under the 2018 and 2019 LTIPs.
2020 NAMED EXECUTIVE OFFICER COMPENSATION DECISIONS AND PERFORMANCE CONSIDERATIONS
The following summarizes the pay actions and decisions made for 2020 for each component of pay for each NEO.
Base Salary Decisions
When appropriate, the Compensation Committee increases base salaries both to ensure consistency with market competitive practices and to recognize the critical value of each senior executive’s management of S&T. The Compensation Committee decided to hold 2020 salaries at the 2019 level, except for Mr. Basara, in the context of the Coronavirus pandemic. The following table summarizes base salary decisions made for NEOs for 2020.

Name	2019 Salary (Effective 4/06/2019)	2020 Salary (Effective 4/04/2020)	% Increase

Todd D. Brice	$662,550	$662,550	—%
Mark Kochvar	355,600	355,600	—%
David G. Antolik	418,800	418,800	—%
Ernest J. Draganza	333,950	333,950	—%
George Basara	285,600	294,200	3.0%
David P. Ruddock(1)	335,450	335,450	—%
Rebecca A. Stapleton(1)	288,300	288,300	—%

(1) Mr. Ruddock and Ms. Stapleton were no longer employed as of December 31, 2020.

Summary of Annual Incentive Decisions for 2020 Performance
Our 2020 performance was significantly affected by the pandemic and by a loss of $58.7 million that was recognized during the second quarter of 2020 related to a customer fraud. This fraud loss reduced net income by $46.3 million, or $1.19 per diluted share, for the full year 2020. The resulting 2020 EPS was $0.53 per diluted share, which is below the Threshold Performance Level, resulting in a Payout Level Percentage of 0% of the Allocated Target for Corporate Results. Although the NEO’s achieved each of their individual goals, the Minimum Gateway Requirement in the 2020 MIP was not met, so no annual incentive was paid to the NEOs.
2020 Long-Term Incentive Awards

Effective April 1, 2020, the Compensation Committee awarded the NEOs equity denominated long-term incentive awards under the 2020 LTIP. Grants were made at a grant price equal to $26.57 per share, which was the average of the high and low price of S&T Common Stock for the ten trading days ending on the grant date. Each NEO’s target award consists of the following:
•Half in the form of performance-based restricted shares which are earned over a three-year period based on ROAE and TSR performance relative to S&T’s Performance Peer Group; and

•Half in the form of time-based restricted shares which vest in equal amounts on the second and third anniversaries of their grant date.
If an NEO terminates employment prior to full vesting of any incentive award under the 2020 LTIP for any reason other than death or disability, or retirement in the case of time-based restricted shares, the award, to the extent not previously vested, shall be forfeited.
The following awards were granted under the 2020 LTIP to the NEOs:

Named Executive Officer	Value of 2020 LTIP Award	Number of Time-Based Shares	Number of Performance-Based Shares
Todd D. Brice, Chief Executive Officer(1)	$322,646	6,234	6,233
Mark Kochvar, Senior Executive Vice President and Chief Financial Officer	121,222	2,342	2,342
David G. Antolik, President	163,148	3,152	3,152
Ernest J. Draganza, Senior Executive Vice President and Chief Risk Officer	113,846	2,200	2,199
George Basara, Executive Vice President and General Counsel and HR Director	71,636	1,384	1,384
David P. Ruddock, Senior Executive Vice President and Chief Operating Officer(2)	114,364	2,210	2,209
Rebecca. A. Stapleton, Senior Executive Vice President and Chief Banking Officer(2)	—	—	—

(1) Mr. Brice retired as Chief Executive Officer and as a member of the Board of Directors effective March 31, 2021.
(2) Mr. Ruddock and Ms. Stapleton were no longer employed as of December 31, 2020. Ms. Stapleton was pending retirement and no awards were granted in 2020.

Vesting of Long-Term Incentive Plan Awards

The NEOs had awards granted under the 2017 LTIP and 2018 LTIP vest in 2020. Each NEO's target awards vest as follows:
•Half in the form of performance-based restricted shares which are earned over a three-year period based on ROAE and TSR performance relative to S&T’s Peer Banks identified on page 42 of this Proxy Statement with respect to the 2017 LTIP and Performance Peer Group with respect to the 2018 LTIP; and
•Half in the form of time-based restricted shares which vest in equal amounts on the second and third anniversaries of their grant date.

The time-based shares of restricted S&T stock granted under the 2017 LTIP on March 20, 2017 vested 50% on March 20, 2019 and March 20, 2020, respectively. Since S&T was in the 55th percentile for 3 Year ROAE and exceeded the 50th percentile for TSR relative to the Peer Banks, the Compensation Committee approved the NEOs' performance-based shares vesting at 111.25% on March 20, 2020. As a result, each NEO was awarded an additional 11.25% of the performance-based shares granted under the 2017 LTIP. The time-based shares of restricted S&T stock granted under the 2018 LTIP vested 50% on March 19, 2020. The value realized on vesting was based on the closing price of S&T Common Stock on the close of the market on the date of the vesting.

In conjunction with its approval of a Confidentiality, Trade Secrets, Non-Solicitation and Severance Agreements for Messrs. Antolik and Kochvar, the Compensation and Benefits Committee granted awards of 43,696 shares and 19,057 shares of S&T Common Stock, respectively, that will vest equally over the three successive anniversary dates of the grant date.

DOUBLE TRIGGER CHANGE IN CONTROL SEVERANCE PROTECTIONS
Effective January 1, 2007, S&T began entering into change in control agreements with selected officers in senior management, including all the NEOs. These agreements were put in place to help ensure that S&T’s leadership team remains engaged and focused should the organization ever become the target of a change in control where their jobs or ongoing compensation could be at risk. On December 31, 2008, S&T restated these change in control agreements to comply with the requirements of Section 409A of the Internal Revenue Code. Effective April 7, 2015, S&T restated these change in control agreements to reflect current market practices. The primary terms and compensation payments contemplated by the agreements have been modified but now also include robust non-competition and non-solicitation provisions, one or both of which must be agreed to by the executive to receive the benefits provided. The agreements provide for the following compensation:
•S&T’s CEO and President will receive (a) a lump sum payment of 300% of the sum of his base salary and target bonus and (b) a prorated annual bonus (based on the NEO, target bonus) for the year of termination, payable in a lump sum if: (1) his employment is involuntarily terminated without cause within six months preceding a “change in control” (as defined below); (2) his employment is involuntarily terminated without cause within three years following a change in control; or (3) he terminates his employment for “good reason” (as defined below) within three years following a change in control.
•Depending upon their date of promotion, the other NEOs will receive (a) a lump sum payment of 200% if a Senior Vice President or of 100% if an Executive Vice President of his base salary and target bonus and (b) a prorated annual bonus (based on the NEO, target bonus) for the year of termination, payable in a lump sum if: (1) the NEO’s employment is involuntarily terminated without cause within six months preceding a change in control; (2) the NEO’s employment is involuntarily terminated without cause within two years following a “change in control” (as defined below); or (3) the NEO terminates his employment for “good reason” (as defined below) within two years following a change in control.
•Payments under the agreements shall be paid or provided (or commence to be paid or provided) within five (5) business days after the executive has satisfied the requirement that the executive sign an irrevocable release of all claims against S&T, subject to a six-month delay for compliance with Section 409A, if necessary. (See “Effect of Taxation on Compensation Programs (Tax Considerations)” below.) The CEO and NEOs who receive 300%, 200% or 100% of their salary and target annual bonus in a change in control will also be subject to twelve (12) month non-competition and non-solicitation covenants. Each agreement provides that if the executive’s employment is terminated without cause, or terminates for good reason, within the three or two years of a change in control, as applicable for that particular executive, he will also receive payments equal to the amount of money required to maintain health benefits under COBRA. These additional benefits will continue for three years for the President and CEO, for two years for the NEOs who are a Senior Executive Vice President and one year for an Executive Vice President. Each agreement provides that, in the event any benefit received by a NEO in connection with a change in control or in connection with the termination of the NEO’s employment whether pursuant to the agreement or any other plan, arrangement or agreement (collectively, the “Total Benefits”) would be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”) (the golden parachute excise tax), then the Total Benefits will be reduced to the extent necessary so that no portion of the Total Benefits is subject to such excise tax.
The agreements define “good reason” as the occurrence of any of the following (without the executive’s consent) after a change in control:
•A material diminution of the executive’s duties, authority or responsibility, or any material change in the geographic location at which the executive must perform services (in this case, a material change means any location more than 40 land miles from the location prior to the change in control);
•A material breach of the obligation imposed under the agreement for S&T (or any successor) to (a) continue to provide the executive after a change in control with benefits substantially similar to those enjoyed by the executive under any of S&T’s pension, life insurance, medical, health and accident, disability or other welfare plans (but not including annual bonus or incentive or equity-based compensation plans) in which the executive was participating at the time of the change in control, unless the nature of the change in benefit levels is consistent with changes to benefits levels provided to employees at the same or equivalent level or title as the executive; (b) provide annual bonus and incentive compensation opportunities that are not less favorable than provided prior to the change in control; or (c) provide the executive with the number of paid vacation days to which the executive is entitled to on the basis of years of service with S&T in accordance with S&T’s normal vacation policy in effect at the time of a change in control;
•A material breach of the obligation imposed under the agreement that the agreement be binding upon any successor to S&T; or
•A reduction of more than 10% in the executive’s annual base salary by S&T.

An executive cannot terminate for “good reason” unless (a) the executive shall have given written notice of such event to S&T within ninety (90) days after the initial occurrence thereof, (b) S&T shall have failed to cure the situation within thirty (30) days following the delivery of such notice (or such longer cure period as may be agreed upon by the parties), and (c) the executive terminates employment within six (6) months after the initial notification of the event constituting good reason.
A “change in control” is defined in the agreements as the occurrence of any of the following:
•Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act in effect on the execution date of the agreement), other than a pension, profit-sharing or other employee benefit plan established by S&T, that is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act in effect as of the date first written above), directly or indirectly, of securities of S&T representing twenty- five percent (25%) or more of the combined voting power of the S&T’s then outstanding securities;
•During any period of two consecutive years, individuals who at the beginning of such period constitute the S&T Board cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least a majority of the directors then in office who were directors at the beginning of the period;
•The consummation of a merger or consolidation of S&T with any other corporation, other than a merger or consolidation which would result in the voting securities of S&T outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of S&T or such surviving entity outstanding immediately after such merger or consolidation;
•The shareholders of S&T or the S&T Board approve a plan of complete liquidation or an agreement for the sale of or disposition (in one transaction or a series of transactions) of all or substantially all of S&T’s assets; or
•Any other event that constitutes a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act or any successor provision.
The agreements specifically exclude public stock offerings by S&T and convertible debt offerings by S&T from the definition of “change in control.”
The Compensation Committee believes that the change in control agreements provide reasonable protection to the individual members on the senior management team and thereby aligns senior management’s interest with the interest of S&T’s shareholders.
OTHER COMPENSATION-RELATED PROVISIONS
Stock Ownership Guidelines

The Compensation Committee continues to believe that stock ownership in S&T is important to align shareholder and management interests. On December 17, 2007, the Compensation Committee adopted stock ownership guidelines for certain executives, including the NEOs, beginning on January 1, 2008. Under the guidelines, the CEO, President, senior executive vice presidents, executive vice presidents and senior vice presidents should own Common Stock having a market value equal to the following multiple of the individual’s base salary:

Role	Multiple of Fair Market Value of Common Stock
Chief Executive Officer	3X
President	3X
Senior Executive Vice President and Select Executive Vice Presidents	2X
Executive Vice President and Senior Vice President	1X

Currently, the NEOs meet the ownership guidelines. The guidelines do not establish a deadline for compliance with the stock ownership requirements; however, the Compensation Committee established additional guidelines that limit senior management to the right to liquidate only the number of the vesting restricted shares of Common Stock sufficient for paying current tax liabilities on the vesting shares, until the officer achieves the stock ownership guidelines. The Compensation Committee believes the weighting of the stock ownership guidelines appropriately encourages our most senior executives to retain meaningful stock ownership levels that further align their interests with those of our shareholders.
Claw-Back Feature
The Compensation Committee adopted a claw-back feature in 2010. All payments are subject to claw-back provisions that can result in the awards being canceled or prior payments recouped. These claw-back provisions allow S&T to “claw back” any bonus, retention award or incentive compensation paid (or under a legally binding obligation to be paid) to an NEO or any of our next 20 most highly-compensated employees if the payment was based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria.
Risk Mitigation in Plan Design
The Compensation Committee considers, in establishing and reviewing the executive compensation program, whether the program encourages any unnecessary or excessive risk taking and concludes:
•S&T’s compensation plans do not encourage executives to take unnecessary and excessive risks that could threaten the value of S&T;
•The compensation plans are structured so that their potential for generating unacceptable risk that could materially affect the value of S&T is limited; and
•The compensation plans are not structured to create substantial opportunities to benefit due to material manipulation of financial results.
In addition, at least annually, the Compensation Committee discusses, evaluates and reviews with S&T’s CRO the compensation arrangements to ensure that: (i) the compensation plans for senior management (senior vice presidents or higher) do not encourage the members of senior management to take unnecessary and excessive risks that threaten the value of S&T, (ii) the compensation plans for employees do not pose unnecessary risks to S&T, and (iii) the compensation plans for employees do not encourage the manipulation of reported earnings to enhance the compensation of any of S&T’s employees.
Employment Agreements
S&T does not provide employment agreements for any of the NEOs. S&T believes in a policy of “at will” employment arrangements.
EFFECT OF TAXATION ON COMPENSATION PROGRAMS (TAX CONSIDERATIONS)
Code Section 162(m)
Prior to the 2017 Tax Cuts and Jobs Act (the 2017 “Tax Act”), Code Section 162(m) denied a deduction to any publicly held corporation for compensation paid to its chief executive officer and its three other highest paid executive officers (other than the chief financial officer) to the extent that any such individual’s compensation exceeded $1 million. The pre-tax reform Code Section 162(m) contained an exception for “performance-based compensation”, provided certain disclosure, shareholder approval and other requirements are met. In general, the 2017 Tax Act removed this performance-based compensation exception going forward, included individuals serving as chief financial officers, and provided that once an individual is covered by the deduction limitation, they are always subject to the limitation. The 2017 Tax Act included limited transition relief for written binding contracts in effect on November 2, 2017.
The Compensation Committee is monitoring the effects of S&T’s compensation programs with regard to the modified Code Section 162(m). As in the past, the Compensation Committee expects to continue to take into consideration the tax deductibility of compensation, but reserves the right to maintain flexibility with respect to S&T’s executive compensation programs, including the awarding of compensation that may not be deductible when it believes that such payments are appropriate and in the best interests of the shareholders.
Gross-ups and Code Section 280G
S&T does not provide any tax gross-ups to any NEOs or any other employee that may have the right to a payment in connection with a change in control.

COMPENSATION AND BENEFITS COMMITTEE REPORT
We, the Compensation and Benefits Committee of the Board of Directors of S&T Bancorp, Inc. (“S&T”), have reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with S&T’s management, and, based on such review and discussion, have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and S&T’s Annual Report on Form 10-K for the year ended December 31, 2020.
Compensation and Benefits Committee:
Christina A. Cassotis (Chairperson)
Peter R. Barsz
Jeffrey D. Grube
Jerry D. Hostetter
Steven J. Weingarten

EXECUTIVE COMPENSATION
The following table provides information concerning remuneration of the NEOs during 2018-2020.
Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Stock Awards($)(3)	Non-Equity Incentive Plan Compensation($)(4)	Change in Pension Value ($)(5)	All Other Compensation($)(6)	Total ($)
Todd D. Brice	2020	662,550	371,039	—	600,500	66,436	1,700,525
Chief Executive Officer(1)	2019	662,550	380,962	199,892	715,800	64,896	2,024,100
	2018	643,250	369,890	185,063	—	64,576	1,262,779

Mark Kochvar	2020	355,600	525,309	—	217,600	21,832	1,120,341
Sr. Executive Vice President and	2019	355,600	143,156	89,184	264,200	19,136	871,276
Chief Financial Officer	2018	345,200	138,920	84,712	—	18,961	587,793

David G. Antolik	2020	418,800	1,072,464	—	304,000	34,471	1,829,735
President(1)	2019	418,800	192,665	126,938	345,400	33,459	1,117,262
	2018	383,800	154,469	94,645	—	32,127	665,041

Ernest J. Draganza	2020	333,950	130,919	—	206,000	27,638	698,507
Sr. Executive Vice President and	2019	333,950	134,459	85,157	238,000	25,248	816,814
Chief Risk Officer	2018	324,200	130,475	82,866	—	23,957	561,498

George Basara	2020	294,200	82,381	—	—	34,526	411,107
Executive Vice President and	2019	285,600	82,155	51,122	—	33,681	452,558
General Counsel and HR Director	2018	277,200	45,034	47,817	—	33,401	403,452

David P. Ruddock(2)	2020	232,516	131,515	—	—	674,741	1,038,772
Sr. Executive Vice President and	2019	335,450	135,040	86,546	331,100	22,308	910,444
Chief Operating Officer	2018	325,700	131,097	81,099	—	27,657	565,553

Rebecca Stapleton(2)	2020	143,842	—	—	184,600	344,960	673,402
Sr. Executive Vice President and	2019	288,300	100,905	74,381	218,800	26,158	708,545
Chief Banking Officer	2018	279,900	97,965	69,477	—	24,667	472,009

(1) Mr. Brice retired as Chief Executive Officer and as a member of the Board of Directors effective March 31, 2021. Effective April 1, 2021, the S&T Board appointed David G. Antolik as Interim Chief Executive Officer and President of S&T and S&T Bank.
(2) As of December 31, 2020, Mr. Ruddock and Ms. Stapleton were no longer employed by S&T. They received severance payments and other benefits included in the All Other Compensation column, which caused their compensation to be in the highest compensated executive officers other than the CEO and CFO. Thus, they qualify as Named Executive Officers.
(3) Amounts reflect the total grant date fair value of awards recognized for financial statement reporting purposes for the fiscal years ended December 31, 2018, 2019 and 2020, in accordance with FASB ASC Topic 718 (disregarding any forfeiture assumptions). Assumptions used in the calculation of these amounts are included for 2020 in Note 24 to the audited financial statements for the fiscal year ended December 31, 2020, included in the Form 10-K for the year ended December 31, 2020. Performance restricted stock units granted in 2020 may pay out up to 150% of the target award, which would have amounted to the grant date fair values listed as the maximum total grant date fair value for each named executive officer as follows: Mr. Brice, $403,301; Mr. Kochvar, $537,431; Mr. Antolik, $1,088,778; Mr. Draganza, $142,301; Mr. Ruddock, $142,948; and Mr. Basara, $89,545.
(4) This column includes the incentive payments resulting from the MIPs for 2018 and 2019. As described in the CD&A, there were no payments resulting from the 2020 MIP.
(5) This column shows the aggregate year-to-year change in the actuarial present value of the NEO’s accrued pension benefit under all qualified and non-qualified defined benefit plans based on the assumptions used for ASC 715 “Compensation - Retirement Benefits” accounting purposes at each measurement date. As such, the change reflects changes in value due to an increase or decrease in the ASC 715 discount rate, as well as changes in the mortality assumption. The change in pension value during 2018 for Messrs. Brice, Kochvar, Antolik, and Draganza are negative $177,600, negative $57,700, negative $99,600, and negative $65,300, respectively (negative amounts are not reflected in the amounts disclosed in this column).
(6) The compensation represented by the amounts for 2020 as set forth in the All Other Compensation column for the NEOs is detailed in the following table.

All Other Compensation

Name	Company Contributions to Qualified Defined Contribution Plan (a)	Company Contributions to Nonqualified Defined Contribution Plan (b)	Company Car or Car Allowance (c)	Country Club Dues (d)	Company Paid Life Insurance Premiums (e)	Severance Payments (f)	Total
Todd D. Brice	9,975	20,095	16,778	15,202	4,386	—	66,436

Mark Kochvar	9,100	—	6,000	—	6,732	—	21,832

David G. Antolik	9,100	10,019	13,006	—	2,346	—	34,471

Ernest J. Draganza	9,100	—	7,200	6,952	4,386	—	27,638

George Basara	9,100	2,922	7,200	8,770	6,534	—	34,526

David P. Ruddock	9,975	236,880	—	—	2,868	425,018	674,741

Rebecca Stapleton	—	—	—	6,952	1,941	336,067	344,960

(a) Contributions by S&T Bank to the Thrift Plan, which is a qualified defined contribution plan. S&T Bank made matching contributions equal to 100% of the first 1% of the employee’s eligible compensation and 50% of the next 5% of the employee’s eligible compensation, up to 3.5% of the employee’s eligible compensation. The employee’s eligible compensation was limited to the federal annual compensation limit of $285,000 for qualified plans in 2020.
(b) Contributions by S&T Bank to the Nonqualified Plan that was established in order that certain management employees, including the NEOs, not lose benefits that would normally have accrued in qualified plans except for federal tax laws setting annual compensation and contribution limits for qualified plans. Mr. Ruddock’s other compensation also includes a non-qualified pension make-up payment of $236,880.
(c) This column represents the aggregate incremental cost to S&T for providing a car to the NEO. The cost includes the expense of depreciation, insurance, registration fees, maintenance and fuel. Messrs. Kochvar, Draganza and Basara received car allowances in lieu of a company car.
(d) Membership dues paid to country clubs and social clubs. Expenses of a personal nature or related to a spouse are not paid by S&T.
(e) This column includes the excess premiums reported as taxable compensation on the NEO’s W-2 for life insurance at three times salary, up to a maximum benefit of $900,000. This insurance benefit is provided to all full-time employees on a nondiscriminatory basis.
(f) This column includes severance payments and other benefits paid to Mr. Ruddock and Ms. Stapleton.

Grants of Plan-Based Awards for Fiscal Year 2020

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	Grant Date Fair Value of Stock and Option Awards ($)(4)

		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Todd D. Brice	4/1/2020	113,297	292,185	471,074
	4/1/2020				1,558	6,233	9,350	6,234	371,039
Mark Kochvar	4/1/2020	40,538	104,546	168,554
	4/1/2020				586	2,342	3,513	2,342	139,405
	10/12/2020							19,057	385,904
David G. Antolik	4/1/2020	55,700	143,648	231,596
	4/1/2020				788	3,152	4,728	3,152	187,620
	10/12/2020							43,696	884,844
Ernest J. Draganza	4/1/2020	38,070	98,181	158,292
	4/1/2020				550	2,199	3,299	2,200	130,919
George Basara	4/1/2020	27,949	58,840	94,144
	4/1/2020				346	1,384	2,076	1,384	82,381
David P. Ruddock(5)	4/1/2020	38,241	98,622	159,003
	4/1/2020				552	2,209	3,314	2,210	131,515
Rebecca A. Stapleton(6)	4/1/2020	—	—	—
	4/1/2020				—	—	—	—	—
(1) These columns present the range of estimated payouts under the 2020 MIP. For the MIP, the payments assume that the NEOs earned the individual component according to their actual individual goal achievement in 2020, with the corporate component being the performance measure affecting the range of estimated payouts. There were no award payouts in 2021 as indicated in the Summary Compensation Table for Fiscal Year 2020 in the Non-Equity Incentive Plan Compensation column. For a more detailed description of the 2020 MIP see “Management Incentive Awards” in the “Compensation Discussion and Analysis” on page 38.
(2) On April 1, 2020, the Compensation Committee granted restricted stock to the NEOs at a grant price of $25.88, which was the closing price of S&T Common Stock on the grant date. The number of shares granted to the NEOs was their target opportunity multiplied by their respective salaries and then divided by $26.574, which was the average of the high and low prices of S&T Common Stock over the 10-day trading period ending on the grant date. The grants were in accordance with the 2020 LTIP, pursuant to the Compensation Committee’s authority under the 2014 Plan. For a more detailed description of the 2020 LTIP, see “Long-Term Incentive Plan” in the “Compensation Discussion and Analysis" on page 39. These columns present 50 percent of the shares granted, which are earned based on S&T’s ROAE and TSR performance measured against the Peer Banks over a three-year period, 2020 through 2022. The range of estimated payouts are denominated in the number of shares that may be earned under the performance award.

(3) This column presents 50 percent of the aforementioned grant under the 2020 LTIP that will be earned based on remaining with S&T for three years.
(4) This column presents the total grant date fair value of grant under the 2020 LTIP recognized for financial statement reporting purposes for the fiscal years ended December 31, 2020, in accordance with FASB ASC Topic 718 (disregarding any forfeiture assumptions). Assumptions used in the calculation of these amounts are included for 2020 in Note 24 to the audited financial statements for the fiscal year ended December 31, 2020, included in the Form 10-K for the year ended December 31, 2020. This grant date fair value is in the Summary Compensation Table for fiscal year 2020 in the Stock Awards column.
(5) Mr. Ruddock was no longer employed as of December 31, 2020. All restricted shares granted were forfeited upon termination.
(6) Ms. Stapleton was no longer employed as of December 31, 2020. She had announced her retirement prior to awarding the MIP or LTIP for 2020; therefore, she was not a participant in the 2020 program.

Additional Information
As described earlier in this Proxy Statement, S&T has not entered into any employment agreements with its NEOs. For additional information regarding material terms of our 2020 MIP and 2020 LTIP, please see the corresponding sections of the Compensation Discussion and Analysis on pages 38 and 39, respectively.
Outstanding Equity Awards at 2020 Fiscal Year End
The following table sets forth information regarding the number and value of unvested shares of restricted stock outstanding on December 31, 2020 for our NEOs. The market value of the stock awards is based on the closing price of S&T Common Stock as reported on The NASDAQ Stock Market on December 31, 2020 which was $24.84.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested(1) (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(2) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Todd D. Brice (3)
Granted 03/19/2018	1,915	47,569	3,830	95,137
Granted 04/01/2019	4,225	104,949	4,224	104,924
Granted 04/01/2020	6,234	154,853	6,233	154,828
Mark Kochvar
Granted 03/19/2018	720	17,885	1,438	35,720
Granted 04/01/2019	1,588	39,446	1,587	39,421
Granted 04/01/2020	2,342	58,175	2,342	58,175
Granted 10/12/2020 (4)	19,057	473,376	—	—
David G. Antolik
Granted 03/19/2018	800	19,872	1,599	39,719
Granted 04/01/2019	2,137	53,083	2,136	53,058
Granted 04/01/2020	3,152	78,296	3,152	78,296
Granted 10/12/2020 (4)	43,696	1,085,409	—	—
Ernest Draganza
Granted 03/19/2018	676	16,792	1,351	33,559
Granted 04/01/2019	1,491	37,036	1,491	37,036
Granted 04/01/2020	2,200	54,648	2,199	54,623
George Basara
Granted 03/19/2018	413	10,259	825	20,493
Granted 04/01/2019	911	22,629	911	22,629
Granted 04/01/2020	1,384	34,379	1,384	34,379
David Ruddock (5)	—	—	—	—
Rebecca Stapleton (5)	—	—	—	—

(1) The S&T Board awarded the restricted shares of Common Stock on March 19, 2018, April 1, 2019 and April 1, 2020, pursuant to the 2018, 2019, and 2020 LTIPs, respectively. This column presents the restricted shares in the LTIP awards that vest 50% on the second and third anniversaries, respectively.
(2) The column presents the number of shares in the aforementioned LTIP awards that are subject to vesting on the third anniversary of their respective grant dates, based on achievement of corporate performance goals. The number of shares for each grant are reported at the Target level of performance.
(3) On October 2, 2020 Mr. Brice announced his retirement effective March 31, 2021. He intends to continue as an outside special consultant for three years. As part of his consulting agreement, Mr. Brice’s outstanding time and performance based restricted share awards were modified to continue under the original terms of the grant and will not be forfeited upon retirement, so long as the consulting agreement remains in effect.
(4) Time based shares issued to Messers Kochvar and Antolik on October 12, 2020 were not part of the LTIP plan, and vest at 33%, 33% and 34% over a three year vesting period.
(5) As of December 31, 2020, Mr. Ruddock and Ms. Stapleton are no longer employed by S&T. Outstanding performance shares were forfeited in the amounts of 5,063 and 2,453 respectively. Outstanding time shares for Mr. Ruddock were forfeited in the amount of 4,387. Vesting of outstanding time-based shares for Ms. Stapleton was accelerated by the Compensation and Benefits Committee in recognition of her years of service in the amount of 1,871. There are no further outstanding restricted shares for either individual.

Stock Vested in Fiscal Year 2020
The following table sets forth information regarding the number and value of restricted stock awards that vested during 2020 for our NEOs.

	Stock Awards
Name	Number or Shares Acquired on Vesting (1) (#)	Value Realized on Vesting (2) ($)
Todd D. Brice	7,584	198,725
Mark Kochvar	3,382	88,446
David G. Antolik	3,750	98,074
Ernest Draganza	3,076	81,843
George Basara	1,937	50,657
David Ruddock	3,187	83,349
Rebecca Stapleton(3)	4,610	113,243
(1) Shares acquired are representative of the shares vested before shares were forfeited for taxes withheld. The time-based shares of restricted S&T stock granted under the 2017 LTIP on March 20, 2017 vested 50% on March 20, 2019. The remaining 50% vested on March 20, 2020. The performance-based shares vested on March 20, 2020. The shares of restricted S&T stock granted under the 2017 LTIP were divided evenly between performance and time-based shares. The time-based shares of restricted S&T stock granted under the 2018 LTIP vested 50% on March 19, 2020.
(2) The value realized on vesting is based on the closing price of S&T Common Stock on the close of the market on the date of the vesting.
(3) Included in Ms. Stapleton's vesting shares are 1,871 time-based share awards under the 2018 and 2019 LTIPs for which vesting was accelerated by the Compensation and Benefits Committee on account of her years of service at S&T. All remaining performance shares were forfeited.

Pension Benefits

		Number of years of Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During the Last Fiscal Year ($)

Name	Plan Name
Todd D. Brice	Employees’ Retirement Plan of S&T Bank	32	1,743,000	—
	S&T Bancorp, Inc. Supplemental Savings and Make-up Plan	32	2,771,800	—
Mark Kochvar	Employees’ Retirement Plan of S&T Bank	25	1,405,800	—
	S&T Bancorp, Inc. Supplemental Savings and Make-up Plan	25	443,900	—
David G. Antolik	Employees’ Retirement Plan of S&T Bank	27	1,301,000	—
	S&T Bancorp, Inc. Supplemental Savings and Make-up Plan	27	600,100	—
Ernest J. Draganza	Employees’ Retirement Plan of S&T Bank	20	1,077,100	—
	S&T Bancorp, Inc. Supplemental Savings and Make-up Plan	20	310,100	—
George Basara	Employees’ Retirement Plan of S&T Bank	—	—	—
	S&T Bancorp, Inc. Supplemental Savings and Make-up Plan	—	—	—
David P. Ruddock(1)	Employees’ Retirement Plan of S&T Bank	31	1,196,000	21,319
	S&T Bancorp, Inc. Supplemental Savings and Make-up Plan	31	—	236,880
Rebecca A. Stapleton(1)	Employees’ Retirement Plan of S&T Bank	28	1,253,000	—
	S&T Bancorp, Inc. Supplemental Savings and Make-up Plan	28	131,800	—

(1) As of December 31, 2020, Mr. Ruddock and Ms. Stapleton are no longer employed by S&T and their amounts are included her for reference as they would have otherwise been classified as an NEO.

The present values shown above are based on benefits earned as of December 31, 2020 under the terms of the Employees’ Retirement Plan of S&T Bank (the “Retirement Plan”) and the S&T Bancorp, Inc. Supplemental Savings and Make-up Plan (the “Nonqualified Plan”) as summarized below. Present values are determined in accordance with the assumptions used for purposes of measuring S&T Bank’s pension obligations under ASC 715 as of December 31, 2020, including a discount rate of 2.48%, with the exception that benefit payments are assumed to commence at age 62, the earliest age at which unreduced benefits are payable. Mr. Brice was eligible to retire as of December 31, 2020 and receive 80.42% of his benefits based on the reduction for early retirement described below. Mr. Kochvar was eligible to retire as of December 31, 2020 and receive 92.92% of his benefits based on the reduction for early retirement described below. Mr. Draganza was eligible to retire as of December 31, 2020 and receive 69.17% of his benefits based on the reduction for early retirement described below. Ms. Stapleton was eligible to retire as of December 31, 2020 and receive 82.08% of her benefits based on the reduction for early retirement described below. Effective October 1, 2020, Mr. Ruddock retired from S&T Bank. Therefore, the present value of his benefit reflects his actual retirement date and benefits currently in receipt.
On January 25, 2016, the Board of Directors approved an amendment to freeze benefit accruals under the Retirement Plan and Nonqualified Plan effective March 31, 2016. This change resulted in no additional benefits being earned by participants in those plans based on service or pay after March 31, 2016.
Employees’ Retirement Plan of S&T Bank

The Employees’ Retirement Plan of S&T Bank (“Plan”) is a defined benefit pension plan that covers substantially all employees hired prior to 2008. The Plan provides benefits that are based on years of service and compensation. Benefits payable under the Plan at normal retirement, age 65, are determined under the following formula.

1.0% of Average Final Compensation up to Covered Compensation, times Benefit Service
Plus
1.5% of Average Final Compensation in excess of Covered Compensation, times Benefit Service

For purposes of determining the normal retirement benefit, the terms used above have the following meanings:

*Average Final Compensation is the average compensation received during the highest 5 consecutive years out of the last 10 years prior to retirement or termination of employment. Compensation generally means total cash remuneration determined before reductions for employee contributions for 401(k) or other pre-tax benefits, but does not include amounts deferred under the S&T Bancorp, Inc. Supplemental Savings and Make-up Plan. Compensation is limited each year as required by Federal law. Average Final Compensation was frozen effective March 31, 2016.

*Covered Compensation is the average of the Social Security taxable wage bases in effect for each year in the 35-year period ending with the calendar year in which a participant retires or terminates employment. Social Security Covered Compensation used to determine the normal retirement benefit was frozen effective March 31, 2016.

*Benefit Service generally means an employee’s period of employment with S&T Bank after attainment of age 21. Benefit Service was frozen effective March 31, 2016.

Participants’ benefits under the Plan are 100% vested after completion of five years of service. Participants who terminate employment prior to age 55 with a vested benefit are entitled to receive their full accrued benefit at normal retirement, age 65, or upon election, can receive actuarially reduced benefits as early as age 55. Participants who terminate employment after age 55 with at least 10 years of service are eligible to receive early retirement benefits under the Plan. For participants who met certain age and service requirements as of December 31, 2007, early retirement benefits are reduced 5/12 of 1% for each month by which the date benefit payments commence precedes age 62. For participants who did not meet these requirements, early retirement benefits are reduced 5/12 of 1% for each month by which the date benefit payments commence precedes age 65.

Accrued benefits under the Plan are payable in the form of a ten-year certain and life annuity that provides equal monthly payments for the participant’s life with a minimum of 120 monthly payments guaranteed. Married participants must receive their benefit in the form of a 50% joint and survivor annuity with 120 monthly payments guaranteed unless their spouse consents to a different form of a payment. A 50% joint and survivor annuity provides a reduced monthly payment for the participant’s life with 50% of the payment continuing for the spouse’s life following the participant’s death. Various optional annuity forms of payment are available under the Plan, including a single lump sum payment. All forms of payment are actuarially equivalent in value.

S&T Bancorp, Inc. Supplemental Savings and Make-up Plan
As noted above under the definition of Average Final Compensation for the Employees’ Retirement Plan of S&T Bank, compensation deferred under the S&T Bancorp, Inc. Supplemental Savings and Make-up Plan (the “Nonqualified Plan”) is not included as eligible compensation and includable compensation is limited as a result of maximums imposed by law. The Nonqualified Plan restores benefits that are not payable by the Retirement Plan as a result of the executive’s election to defer compensation or as a result of the compensation limit. The provisions described above for the Retirement Plan apply to this plan as well, with the exception that upon termination or retirement participants automatically receive their benefit in the form of an actuarially equivalent lump sum, which is credited to their account under this plan and paid out in accordance with their distribution election.

Nonqualified Deferred Compensation
The following table provides information with respect to the Nonqualified Plan and the NEOs. The amounts shown include compensation earned and deferred in prior years, and earnings on, or distributions of, such amounts.

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year (1) ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Todd D. Brice	51,672	20,095	176,473	—	1,256,031
Mark Kochvar	—	—	60,448	—	418,404
David G. Antolik	28,625	10,019	100,664	—	705,114
Ernest J. Draganza	—	—	5,890	—	37,094
George Basara	26,861	2,922	30,327	—	193,395
David P. Ruddock(2)	—	236,880	1,247	67,101	171,026
Rebecca A. Stapleton	—	—	—	—	—
(1) The amounts in this column have been included in the “All Other Compensation” column of the Summary Compensation Table on page 49.
(2) Mr. Ruddock's employer make-up pension contribution was reduced by $67,101, the amount due for FICA taxes and a QDRO payment.
The Nonqualified Plan offers certain management employees, including the NEOs, the opportunity to continue to defer income on a tax deferred basis that exceeds annual contribution or compensation limits for qualified plans. In addition, the Nonqualified Plan can be used by highly-compensated employees who are limited to the salary deferral limit under the Thrift Plan. The employee may elect to defer a percentage of compensation from each payroll under the Supplemental Savings provision. The employee may also elect to contribute at the same deferral rate as for the Thrift Plan after reaching a contribution or compensation limit under the make-up provision.
S&T Bank makes employer matching and year end profit sharing contributions to the Nonqualified Plan that cannot be made to the qualified plans due to the aforementioned limits. The match is 3.5% of the deferral amount, except the match on deferrals under the make-up provision, which are matched 100% of the first 1% of the employee’s eligible compensation and 50% of the next 5% of the employee’s eligible compensation, up to 3.5% of the employee’s eligible compensation. The year end profit sharing bonus is at the same percentage as for the Thrift Plan and applies to eligible compensation that exceeds the compensation limit for qualified plans.
The participants may elect the allocation percentages for employee deferrals and employer contributions into two large capitalization mutual funds, a balanced fund and a money market mutual fund in a Rabbi Trust. The Thrift Plan Committee at S&T Bank determines the investment vehicles in the Rabbi Trust, which currently are Vanguard 500 Index Fund Admiral, American Funds Fundamental Investors Fund Class R5, Dodge & Cox Balanced Fund and Vanguard Treasury Money Market Investor Shares.
As described earlier, distributions from the Nonqualified Plan are in accordance with the participant’s distribution election. The Nonqualified Plan is subject to the provisions of Section 409A of the Code.

Termination of Employment and Change in Control Arrangements
As described above, our NEOs do not have employment agreements. The NEOs would receive payments from S&T in connection with a termination from employment pursuant to their change in control agreements. The amount of the payment would vary, depending upon whether the termination was due to resignation, retirement, severance, good cause or change in control of S&T. In the event of death, the NEO’s beneficiary, heirs or estate would be entitled to certain payments.
Resignation. There are no employment agreements between S&T and any of the NEOs; therefore, in the event of resignation, the NEO would receive salary payments and participate in S&T’s benefit plans through the date of separation from employment. There would be no additional payments.
Retirement. Upon retirement, the NEOs would receive pension benefits as described above in the "Retirement Plan" and the "Nonqualified Plan". Married participants must receive their benefit in the form of a 50% joint and survivor annuity with 120 monthly payments guaranteed unless their spouse consents to a different form of a payment. Various optional annuity forms of payment are available under the Retirement Plan, including a single lump sum payment. All forms of payment are actuarially equivalent in value. Also, our equity award agreements provide for vesting of time-based awards upon an executive’s retirement (age 62 with at least 10 years of service). As of December 31, 2021, none of our NEOs were retirement eligible under the terms of our equity awards.

	The Retirement Plan		The Nonqualified Plan, Lump Sum Benefit as of 1/1/2021 (3)
	Date Payable (1)	Annual Benefit (2)
Name
Todd D. Brice	1/1/2021	83,700	1,492,300
Mark Kochvar	1/1/2021	73,000	251,600
David G. Antolik	age 65	84,900	162,400
Ernest J. Draganza	1/1/2021	47,100	155,700
George Basara	N/A	—	—
Rebecca A. Stapleton(4)	1/1/2021	59,900	67,500

(1) Messrs. Brice, Kochvar and Draganza and Ms. Stapleton were eligible to retire and receive 80.42%, 92.92%,, 69.17% and 82.08% respectively, of their benefit payable on January 1, 2021 as described in "The Retirement Plan" above. Mr.. Antolik was not eligible for early retirement as of December 31, 2020 and is presented at what his respective benefit would be upon retirement at age 65 if he had terminated employment on December 31, 2020.
(2) The NEOs are married participants and must receive their benefit in the form of a 50% joint and survivor annuity with 120 monthly payments guaranteed unless their spouse consents to a different form of a payment. The annual benefits shown in this column are payable for the participant’s life with a minimum of 120 monthly payments guaranteed. After 120 monthly payments have been made, 50% of the amount shown continues for the spouse’s life following the participant’s death. If the NEO became deceased prior to retiring, the NEO's surviving spouse would receive the amount shown for ten years commencing as of the date shown, reducing to 50% of the amount shown after ten years and continuing for the remainder of his or her lifetime.
(3) The NEO receives a lump sum payment upon retirement or termination as described above in the “Nonqualified Plan." The lump sum payment is determined as the present value of a ten-year certain and life annuity based on an interest rate of 8.0% and a mortality table specified by the terms of the plan and is deposited into the NEO's Nonqualified Plan deferred compensation account. Currently, the NEOs have elected to receive a lump sum distribution at age 70, but may change their elections to an earlier date, for the amount of their payments accrued prior to January 1, 2005. The NEOs individually elected a time and form of payment for payments accrued after December 31, 2004, as allowed by the Nonqualified Plan and permitted by Section 409A.
(4) Ms. Stapleton is no longer employed by S&T but is classified as a NEO.

Severance, constructive termination and change in control. During 2020, as described on page 44 of this Proxy Statement under the section “Double Trigger Change in Control Severance Protections,” S&T had double-trigger change in control severance agreements in effect with each of the NEOs. The following table provides the payments that each NEO would have received under his change in control agreement in the event of a without cause or good reason termination upon a change in control of S&T on December 31, 2020:

Name	Multiple of Salary (1)	Lump Sum Payment	Payment in Lieu of Medical Coverage(2)	Total Value of Payments(3)
Todd D. Brice	3X	$3,180,240	$37,008	$3,217,248
Mark Kochvar	2X	$1,013,240	$11,208	$1,024,448
David G. Antolik	3X	$1,842,720	$16,812	$1,859,532
Ernest J. Draganza	2X	$968,455	$24,672	$993,127
George Basara	1X	$411,880	$12,336	$424,216

(1) Represents the multiple of the executive’s base salary and target annual incentive.
(2) The amount of money required to maintain health benefits under COBRA for two or three years, as applicable and in accordance with the terms of the executive’s change in control/severance agreement.
(3) The total value of the payments may be reduced to avoid the imposition of the excise tax imposed under Section 4999 of the Code.

Mr. Ruddock received severance payments of one year of his annual salary of $335,450, one year of COBRA benefits (grossed up for income taxes) of $13,406, cash in lieu of forfeited time-based shares of $32,000 and his company car with a fair market value of $44,162. Ms. Stapleton received severance payments of one year of her annual salary of $288,300, accelerated vesting of 1,871 of time-based shares of restricted stock valued at $41,611, and her company car with a fair market value of $6,156.

Death and Disability. Upon the death of an NEO, our NEOs receive life and accidental death and dismemberment insurance proceeds through the S&T Bank Welfare Benefit Plan. In addition, our equity awards provide for pro-rata vesting upon a NEO’s death or disability. The following table provides the value of such pro-rata vesting of outstanding equity awards that each NEO would have received in the event the NEO died or became disabled on December 31, 2020:

Name	Value of Pro-Rata Equity Vesting(1) ($)
Todd D. Brice	332,608
Mark Kochvar	221,995
David G. Antolik	235,806
Ernest J. Draganza	117,121
George Basara	72,185
(1) The value realized on pro-rata vesting is based on the closing price of S&T Common Stock on the close of the market on December 31, 2020 ($24.84).

CEO Pay Ratio
For 2020, S&T selected December 29, 2020 as the determination date for identifying the median employee under Item 402(u) of Regulation S-K. Year-to-date taxable wages paid from January 1, 2020 to December 31, 2020 for all employees employed as of the determination date, with the exception of Mr. Brice, were listed from lowest to highest. This period captured all incentive payments for the tax year as well as the vesting of equity awards, as applicable. Wages of newly hired permanent employees were adjusted to represent wages for the entire measurement period.
Once the data was complete, the median employee was identified, and total compensation for the median employee was calculated according to Item 401(c). Mr. Brice’s total compensation for 2020 was $1,700,525. The median employee’s compensation was $49,568 producing a ratio of 34:1

RELATED PERSON TRANSACTIONS
Review, Approval or Ratification of Transactions with Related Parties

The Nominating Committee has a written policy for the review, approval or ratification of related party transactions. In accordance with the Nominating Committee’s Related Party Transaction Policy, a “related party transaction” is any transaction, including, but not limited to, any financial transaction (except for Regulation O extensions of credit), arrangement or relationship or any series of similar transactions, arrangements or relationships, in which S&T and its affiliates (collectively, the “Company”) was, is or will be a participant and in which any “Related Party” had, has, or will have a direct or indirect material interest. The S&T Board pre-approves all Regulation O extensions of credit. A “Related Party” is defined under the policy as follows:
•Any person who is, or at any time since the beginning of the Company’s last fiscal year was, a director or executive officer of the Company or a nominee to become a director of the Company;
•Any person who is known to be the beneficial owner of more than 5% of any class of the Company’s voting securities;
•Any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law and sister-in-law. In addition to the foregoing, any person (other than a tenant or employee) residing in the home of such director, executive officer, nominee or more than 5% beneficial owner; and
•Any firm, corporation or other entity in which any of the foregoing persons is employed as an executive officer or is a partner or principal or in a similar position; or in which such person has a 10% or greater beneficial ownership interest.
The S&T Board recognizes that related party transactions can present potential or actual conflicts of interest that may raise questions among shareholders or create the appearance that the Company decisions are based on considerations other than the best interests of the Company and its shareholders. It is the Company’s policy to enter into or ratify a related party transaction only when it is determined that the related party transaction in question is in, or is not inconsistent with, the best interests of the Company and its shareholders. Related party transactions, include but are not limited to, situations where the Company may obtain products or services of a nature, quantity or quality, or other terms comparable to those that could be obtained in arm’s length dealings with unrelated third parties; or that are not readily available from alternative sources; or when S&T Bank provides products or services to a Related Party on an arm’s length basis on terms comparable to those provided to unrelated third parties or on terms comparable to those provided to employees generally.
On an annual basis, each director and executive officer must submit a questionnaire (the “Questionnaire”) for assisting in the administration of this policy. The Questionnaire requests the identification of Related Parties. Any person nominated to stand for election as a director must submit a Questionnaire no later than the date of his or her nomination. Any person who is appointed as a director or an executive officer must submit a Questionnaire prior to such person’s appointment as a director or executive officer, except in the case of an executive officer where due to the circumstances it is not practicable to submit the Questionnaire in advance, in which case the Questionnaire must be submitted as soon as reasonably practicable following the appointment.
Directors and executive officers are expected to notify the CRO of any updates to the list of Related Parties. The CRO disseminates a Related Party master list as appropriate within S&T. The recipients of the master list utilize the information contained therein in connection with their respective business units, departments and areas of responsibility to effectuate this policy.
The S&T Board has determined that the Nominating Committee is best suited to review and approve related party transactions. Except for the transactions set forth below as preapproved, all related party transactions shall be subject to prior review and approval by the Nominating Committee at a regularly scheduled meeting. If it is not practicable or desirable for S&T to wait until the next regularly scheduled meeting, the proposed transaction will be submitted to the Chairperson of the Committee (provided that the Chairperson is not the Related Person involved in such transaction) and reported at the next regularly scheduled meeting for Committee ratification. If possible, such approval will be obtained before S&T commences such a transaction or enters into or amends a contract related to such transaction. The Nominating Committee may impose conditions or guidelines on an approved related party transaction. Any member of the Nominating Committee who is a Related Party or potential Related Party with respect to the related party transaction under discussion shall abstain from any discussion of or voting on the approval of such related party transaction, but may, if requested by the Chairperson of the Nominating Committee, participate in some or all of the Nominating Committee’s discussions of the transaction for the purpose of providing material information about the transaction. The Nominating Committee may interview any S&T personnel, including the Related Party, and any other third party that it deems appropriate or necessary to assist in making a determination. Management should obtain from the Related Party and furnish to the CRO, the Nominating Committee or the Chairperson of the Nominating Committee, as applicable, the following information regarding any related party transaction:
•A description of the potential related party transaction, including any material information relating to the transaction and the nature of the Related Party’s interest in the transaction, including information relating to the background and negotiation of the transaction, the individuals involved in negotiating the transaction, the business purpose of the transaction and the benefits of the transaction to S&T;
•The name of the Related Party, as well as the names of any other related parties who may have an interest in the transaction;
•The nature of the Related Party’s interest in the transaction, including the Related Party’s position(s) or relationship(s) with, or ownership in, a firm, corporation or other entity that is a party to, or has an interest in, the transaction;
•The approximate dollar value of the amount involved in the transaction; and
•The approximate dollar amount of the Related Party’s interest in the transaction.
In determining whether to approve a related party transaction, the Nominating Committee shall consider:
•Whether the transaction is on terms that are fair and reasonable to S&T and substantially the same as would apply if the other party was not a Related Party;
•The size of the transaction and the amount payable to the Related Party;
•The nature of the interest of the Related Party in the transaction;
•Whether the transaction is in the business interests of S&T and in the interests of S&T’s shareholders;
•Whether the transaction may involve a conflict of interest or otherwise interfere with the objectivity and independence of the Related Party; and
•Any other facts and circumstances that the members of the Nominating Committee deem relevant.

Except for the transactions set forth below as pre-approved, any amendment (other than immaterial amendments without economic consequence), renewal or extension of a previously approved related party transaction shall be subject to review and approval by the Nominating Committee.
The Nominating Committee has reviewed the types of related party transactions described below and determined that each of the following related party transactions will be deemed to be pre-approved by the Nominating Committee:
1.Any compensation paid to executive officers, provided that S&T’s Compensation Committee approved or recommended that the S&T Board approve such compensation.
2.Any compensation paid to a director if the compensation is required to be reported in S&T’s proxy statement under Item 402 of the SEC’s compensation disclosure requirements.
3.Any transaction where the Related Party’s interest arises solely from ownership of Common Stock and all shareholders received the same benefit on a pro rata basis (e.g., dividends).
4.Any transaction with a Related Party involving the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority.

5.Any transaction with a Related Party involving services as a bank depository of funds, transfer agent, registrar, trustee under a trust indenture, or similar services.
6.The reimbursement of business expenses in accordance with S&T’s policy.
7.Indemnification and advancement of expenses made pursuant to the S&T’s By-laws or pursuant to any agreement or instrument otherwise as required by law.
8.Transactions, arrangement or relationships that are generally available on the same terms to all employees.
Other than as described below under “Transactions with Related Parties”, there were no related party transactions. All such transactions noted below were approved by the Nominating Committee in accordance with the terms of S&T’s Related Party Transaction Policy.
Transactions with Related Parties
The stepson of Director James T. Gibson is the Bank’s Executive Vice President and Market President for Eastern Pennsylvania. In 2020, his total cash compensation, including incentive, was $357,656. In addition to cash compensation, he received awards totaling 2,446 shares of time and performance-based restricted stock subject to vesting requirements. The compensation paid was consistent with the compensation paid to similarly-situated employees of S&T Bank. The employee is not considered an “executive officer” as that term is defined under the SEC rules and regulations.
During 2020, S&T Bank made payments aggregating $160,812 to a related interest of Director Christine J. Toretti for the lease of operations, branch and administrative facilities and parking spaces under the arrangements described below. On October 1, 1986, S&T Bank entered into an agreement to lease, from Ms. Toretti and Mr. Michael Toretti as trustees under an irrevocable trust, a 23,000 square foot, one-story building and 2.3 acres of land used as S&T Bank’s North Fourth Street branch and operations center. The terms of the agreement provided for payment of $10,000 per month for the first five years and options to renew for four five-year terms with rent for each option term to be the rent from the previous term, plus 5%. On October 1, 2006, S&T Bank exercised its fourth renewal option at $12,155 per month. Additionally, in September 2006, S&T Bank exercised an extension agreement beginning October 1, 2011 at $12,763 per month, which provides S&T Bank options to renew the lease for four additional five-year terms at the same terms and conditions of the original lease. The second renewal option under the extension agreement was exercised on October 1, 2016 at $13,401 per month, providing the same terms and conditions as the original lease. Ms. Toretti and Mr. James H. McElwain currently serve as trustees of the irrevocable trust. This lease is very competitively priced per square foot and is strategically located in Indiana, Pennsylvania adjacent to the S&T Bank-owned North Fifth Street consumer and business banking and loan operations center. The property is unique, as the leased facility includes a bank branch and an operations center, and permits a drive-thru for S&T Bank’s customers and has approximately 100 parking spaces for employees. Terminating the lease and relocating to an alternative location would be cost prohibitive and would adversely affect our operational efficiency. Ms. Toretti does not receive any direct or indirect payments or other benefits from the trust.
During 2020, S&T Bank made payments of $222,015 to a company owned by Mr. Thomas A. Brice for the purchase of furniture and other furnishings for branch and loan production offices and operational centers. Mr. Thomas A. Brice’s son, Todd D. Brice, is a former director and was employed by S&T and S&T Bank as Chief Executive Officer until his retirement effective March 31, 2021. Competitive bids were conducted, which considered cost, product quality, time, labor, travel, territory location, and ongoing service. The terms were equal to or better than competitive bids.
S&T Bank has made, and expects to make in the future, extensions of credit in the ordinary course of business to certain directors and officers. These loans are made on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the same time for comparable loans with persons not related to S&T Bank and in accordance with Regulation O. Such loans do not involve more than normal risk of collectability or present unfavorable features. The S&T Board pre-approves all Regulation O extensions of credit.
All of the transactions described above were approved by the Nominating Committee in accordance with the Nominating Committee’s Related Party Transaction Policy.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee oversees S&T’s financial reporting process on behalf of the S&T Board of Directors. Management has the primary responsibility for the financial statements, for maintaining effective internal control over financial reporting and for assessing the effectiveness of internal control over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited consolidated financial statements and related schedules in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. The Audit Committee also reviewed and discussed together with management and the independent registered public accounting firm (the Independent Auditor) the results of management’s assessment of the effectiveness of S&T’s internal control over financial reporting and the Independent Auditor’s audit of internal control over financial reporting for the year ended December 31, 2020.
The Audit Committee discussed with S&T’s Internal Auditors and the Independent Auditor the overall scope and plans for their respective audits. The Audit Committee met with the Internal Auditors and Independent Auditor, with and without management present, to discuss the results of their examinations, their evaluations of S&T’s internal controls, including internal controls over financial reporting, and the overall quality of S&T’s financial reporting.
The Audit Committee reviewed and discussed with the Independent Auditor, who is responsible for expressing an opinion on the conformity of those consolidated audited financial statements and related schedules with U.S. generally accepted accounting principles, their judgment as to the quality, not just the acceptability, of S&T’s accounting principles and such other matters as are required to be discussed with the Audit Committee by the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), including PCAOB Auditing Standard No. 1301, Communication with Audit Committees, the rules of the Securities and Exchange Commission, and other applicable regulations. In addition, the Audit Committee reviewed and discussed with the Independent Auditor the firm’s independence from S&T’s management and S&T, including the written disclosures received from the firm as required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence, and considered the compatibility of non-audit services with the Independent Auditor’s independence.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the S&T Board of Directors, and the S&T Board has approved, that the audited consolidated financial statements and related schedules and management’s assessment of the effectiveness of S&T’s internal control over financial reporting be included in the Annual Report on Form 10-K for the year ended December 31, 2020, for filing with the SEC.
Submitted by the Audit Committee of the S&T Bancorp, Inc. Board of Directors:
Frank J. Palermo, Jr. (Chairperson); Peter R. Barsz, Christina A. Cassotis, Jeffrey D. Grube, and Robert E. Kane.
In accordance with and to the extent permitted by applicable law or regulation, the information contained in the Report of the Audit Committee and the Audit Committee charter shall not be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, and shall not be deemed to be soliciting material or to be filed with the SEC under the Exchange Act.

SHAREHOLDER PROPOSALS
Any proposal submitted by a shareholder of S&T for inclusion in the proxy statement and form of proxy for the 2021 S&T annual meeting of shareholders must be received in writing by the Secretary of S&T at S&T’s Administrative Office (its principal executive offices), 800 Philadelphia Street, Indiana, Pennsylvania 15701, on or before December 7, 2021. Such proposal must conform with all of the requirements of Rule 14a-8 under the Exchange Act.
Notice to S&T of proposals for action at the 2022 annual meeting of shareholders or a shareholder director nomination submitted otherwise than pursuant to Rule 14a-8 must be submitted in writing to the Secretary of S&T at S&T’s Administrative Office (its principal executive offices), 800 Philadelphia Street, Indiana, Pennsylvania 15701, not earlier than the close of business on the 120th day (January 17, 2022), nor later than the close of business on the 90th day (February 16, 2022 prior to the first anniversary of 2021 Annual Meeting (May 17, 2022), unless the date of the 2022 annual meeting of shareholders is more than 30 days before or more than 60 days after such anniversary date, in which case we will notify you of the new deadlines. Such proposals should be submitted by means that permit proof of the date of delivery, such as certified mail, return receipt requested. The persons named in the proxies solicited by S&T’s Board for its 2022 annual meeting of shareholders may exercise discretionary voting power with respect to any such proposal or nomination as to which S&T does not receive a timely notice.
OTHER MATTERS
Management knows of no other matters to be brought before the Annual Meeting. In accordance with the S&T By-laws, no persons other than S&T’s nominees may be nominated for director election or elected at the Annual Meeting. However, should any other matter requiring a vote of the shareholders properly come before the meeting, the persons named in the enclosed proxy will vote the shares represented by the proxies on such matter as determined by a majority of the S&T Board. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

By Order of the Board of Directors,

Ernest J. Draganza Secretary
WE HAVE MAILED TO EACH PERSON BEING SOLICITED BY THE PROXY STATEMENT A COPY OF OUR 2020 ANNUAL REPORT, WHICH INCLUDES A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2020 (AS FILED WITH THE SEC, INCLUDING THE FINANCIAL STATEMENTS THERETO). WE WILL PROVIDE WITHOUT CHARGE TO EACH PERSON BEING SOLICITED BY THE PROXY STATEMENT, UPON THE WRITTEN REQUEST OF SUCH PERSON, ADDITIONAL COPIES OF OUR FORM 10-K. PLEASE DIRECT ALL SUCH REQUESTS TO: SECRETARY OF S&T, 800 PHILADELPHIA STREET, INDIANA, PENNSYLVANIA 15701. IN ADDITION, THE FORM 10-K AND EXHIBITS ARE AVAILABLE ON THE INTERNET AT WWW.STBANCORP.COM OR ON THE SEC’S WEBSITE AT WWW.SEC.GOV. THE FORM 10-K IS NOT PART OF THESE SOLICITATION MATERIALS.
April 6, 2021

APPENDIX A

S&T BANCORP, INC.
2021 INCENTIVE PLAN

1.    Definitions. In the Plan, except where the context otherwise indicates, the following definitions shall apply:
1.1    “Affiliate” means a corporation, partnership, business trust, limited liability company, or other form of business organization at least a majority of the total combined voting power of all classes of stock or other equity interests of which is owned by the Company, either directly or indirectly, and any other entity designated by the Committee in which the Company has a significant interest.
1.2    “Agreement” means an agreement or other document (including a plan or sub-plan) evidencing an Award (or Awards). An Agreement may be in written or such other form as the Committee may specify in its discretion, and the Committee may, but need not, require a Participant to sign an Agreement.

1.3    “Award” means a grant of an Option, a Stock Appreciation Right, Restricted Stock, a Restricted Stock Unit, a Performance Award, an Other Stock-Based Award, or a Cash Bonus Award.

1.4    “Board” means the Board of Directors of the Company.
1.5    “Cash Bonus Award” means an Award granted pursuant to Section 13.

1.6    “Change in Control” means the occurrence of any of the following:

(a)    Any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities and Exchange Act of 1934, as amended, or any successor statute (the “Exchange Act”)), other than a pension, profit-sharing or other employee benefit plan established by the Company or S&T Bank, that is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company’s then outstanding securities;
(b)    During any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least a majority of the directors then in office who were directors at the beginning of the period;

(c)    The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company then outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation;

(d)    The stockholders of the Company or the Board or S&T Bank approve a plan of complete liquidation or an agreement for the sale of or disposition (in one transaction or a series of transactions) of all or substantially all of the Company’s or S&T Bank’s assets; or

(e)    Any other event that constitutes a change in control of a nature that would be required to be reported by the Company in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act (whether or not the Company then is subject to the requirements of the Exchange Act).

(f)    A Change in Control shall exclude: (i) a public stock offering by the Company; or (ii) a convertible debt offering by the Company.

(g)    Notwithstanding the foregoing or anything herein or in an Agreement to the contrary, if it is determined that an Award hereunder is subject to the requirements of Section 409A of the Code and the Change in Control is a “payment event” under Section 409A of the Code for such Award, then for such purpose the Company will not be deemed to have undergone a Change in Control unless the Company is deemed to have undergone a “change in control event” pursuant to the definition of such term in Section 409A of the Code.
1.7    “Code” means the Internal Revenue Code of 1986, as amended.
1.8    “Committee” means the Compensation and Benefits Committee of the Board or such other committee(s), subcommittee(s) or person(s) the Board or an authorized committee of the Board appoints to administer the Plan or to make and/or administer specific Awards hereunder. If no such appointment is in effect at any time, “Committee” shall mean the Board. Notwithstanding the foregoing, “Committee” means the Board for purposes of granting Awards to members of the Board who are not Employees, and administering the Plan with respect to those Awards, unless the Board determines otherwise.

1.9    “Common Stock” means the Company’s common stock, par value $2.50 per share.
1.10    “Company” means S&T Bancorp, Inc. and any successor thereto.
1.11    “Date of Exercise” means the date on which the Company receives notice of the exercise of an Option in accordance with Section 7.
1.12    “Date of Grant” means the date on which an Award is granted under the Plan.
1.13    “Director” means any member of the Board.
1.14    “Effective Date” means the earlier of the date that the Plan is adopted by the Board or is first approved by the Company’s stockholders
1.15    “Eligible Person” means any person who is (a) an Employee, (b) a Director or a member of the board of directors of an Affiliate, or (c) a consultant or independent contractor to the Company or an Affiliate.
1.16    “Employee” means any person whom the Committee determines to be an employee of the Company or an Affiliate.
1.17    “Exercise Price” means the price per Share at which an Option may be exercised.
1.18    “Fair Market Value” means, as of any date on which the Shares are listed or quoted on a securities exchange or quotation system, and except as otherwise determined by the Committee, (a) for the purpose of the granting of Awards, the average of the high and low closing sale price for the Common Stock as reported on such securities exchange or quotation system for the ten trading day period ending on the relevant date and (b) for other purposes under the Plan, the closing sale price of a Share as reported on such securities exchange or quotation system as of the relevant date , and if the Shares are not listed or quoted on a securities exchange or quotation system, then an amount equal to the then fair market value of a Share as determined by the Committee pursuant to a reasonable method adopted in good faith for such purpose; provided, however, that in the case of the grant of an Option that is intended to not provide for a deferral of compensation within the meaning of Section 409A of the Code, Fair Market Value shall be determined pursuant to a method permitted by Section 409A of the Code for determining the fair market value of stock subject to a nonqualified stock option that does not provide for a deferral of compensation within the meaning of Section 409A of the Code.
1.19    “Incentive Stock Option” means an Option that the Committee designates as an incentive stock option under Section 422 of the Code.
1.20    “Nonqualified Stock Option” means an Option that is not an Incentive Stock Option.
1.21    “Option” means an option to purchase Shares granted pursuant to Section 6.

1.22    “Option Period” means the period during which an Option may be exercised.

1.23    “Other Stock-Based Award” means an Award granted pursuant to Section 12.
1.24    “Participant” means an Eligible Person who has been granted an Award.
1.25    “Performance Award” means a performance award granted pursuant to Section 11.
1.26    “Performance Goals” means performance goals that the Committee establishes, which may be based on satisfactory internal or external audits, achievement of balance sheet or income statement objectives, cash flow, customer satisfaction metrics, achievement of customer satisfaction goals, dividend payments, earnings (including before or after taxes, interest, depreciation, and amortization), earnings growth, earnings per share, economic value added, expenses (including sales, general and administrative expenses), efficiency ratio, improvement of financial ratings, internal rate of return, market share, geographic expansion, net asset value, net income, net operating gross margin, net operating profit after taxes, net sales growth, operating income, operating margin, comparisons to the performance of other companies, pro forma income, regulatory compliance, return measures (including return on assets (including average assets), designated assets, capital, capital employed, equity, or stockholder equity, and return versus the Company’s cost of capital), revenues, sales, stock price (including growth measures and total stockholder return), comparison to stock market indices, implementation or completion of one or more projects or transactions (including mergers, acquisitions, dispositions, and restructurings), working capital, or any other goals that the Committee establishes. Performance Goals may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Performance Goals may be particular to an Eligible Person or the department, branch, Affiliate, or division in which the Eligible Person works, or may be based on the performance of the Company, one or more Affiliates, or the Company and one or more Affiliates and may cover such period as the Committee may specify.
1.27    “Plan” means this S&T Bancorp, Inc. 2021 Incentive Plan, as amended from time to time.
1.28    “Restricted Stock” means Shares granted pursuant to Section 9.
1.29    “Restricted Stock Units” means an Award providing for the contingent grant of Shares (or the cash equivalent thereof) pursuant to Section 10.
1.30    “Section 422 Employee” means an Employee who is employed by the Company or a “parent corporation” or “subsidiary corporation” (each as defined in Sections 424(e) and (f) of the Code) with respect to the Company, including a “parent corporation” or “subsidiary corporation” that becomes such after adoption of the Plan.

1.31    “Share” means a share of Common Stock.
1.32    “Stock Appreciation Right” means a right to receive an amount equal to the excess of the Fair Market Value of one Share as of the date of exercise of the Stock Appreciation Right over the price per Share specified in the Agreement of which it is a part granted pursuant to Section 8.
1.33    “Ten-Percent Stockholder” means a Section 422 Employee who (applying the rules of Section 424(d) of the Code) owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or a “parent corporation” or “subsidiary corporation” (each as defined in Sections 424(e) and (f) of the Code) with respect to the Company.
Unless the context expressly requires the contrary, references in the Plan to (a) the term “Section” refers to the sections of the Plan, and (b) the word “including” means “including (without limitation).”
2.    Purpose. The Plan is intended to assist the Company and its Affiliates in attracting and retaining Eligible Persons of outstanding ability and to promote the alignment of their interests with those of the stockholders of the Company. The Plan replaces and supersedes the Company’s 2014 Incentive Plan (the “Prior Plan”) and is effective upon the date approved by the Company’s stockholders. Upon approval of the Plan by the Company’s stockholders, no new awards shall be made under the Prior Plan, although outstanding awards previously made under the Prior Plan shall continue to be governed by the terms of the Prior Plan. Shares that are (i) subject to outstanding awards under the Prior Plan that expire, are forfeited or otherwise terminate unexercised or (ii) available for award under the Prior Plan as of March 31, 2021, may be subjected to new Awards under the Plan, as provided in Section 5 below.
3.    Administration. The Committee shall administer the Plan and shall have plenary authority, in its discretion, to (i) grant Awards to Eligible Persons, subject to the provisions of the Plan; (ii) determine the Eligible Persons to whom it grants Awards, the terms (which terms need not be identical) of all Awards, including without limitation, the Exercise Price of Options, the time or times at which Awards are granted, the number of Shares covered by Awards, whether an Option shall be an Incentive Stock Option or a Nonqualified Stock Option, any exceptions to nontransferability, any Performance Goals applicable to Awards, any provisions relating to vesting, and the periods during which Options or Stock Appreciation Rights may be exercised and Restricted Stock shall be subject to restrictions; (iii) to interpret the Plan and Agreements, prescribe, amend and rescind rules and regulations relating to them, and make all other determinations deemed necessary or advisable for the administration of the Plan and Awards granted hereunder; (iv) determine whether and to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, cancelled, forfeited or suspended; (v) determine whether, to what extent and under delivery of cash, Shares, other securities, other Options, other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vi) accelerate the exercisability of any Option or Stock Appreciation Right and to remove any restriction on any Award; (vii) interpret, administer, reconcile any inconsistency, correct any defect and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; (viii) appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) perform all other acts it believes reasonable and proper. In making these determinations, the Committee may take into account the nature of the services rendered or to be rendered by Award recipients, their present and potential contributions to the success of the Company and its Affiliates, and such other factors as the Committee in its discretion shall deem relevant. The determinations of the Committee on the matters referred to in this Section 3 shall be binding and final. The Committee may delegate its authority under this Section 3 and the terms of the Plan to such extent it deems desirable and is consistent with the requirements of applicable law.
4.    Eligibility. Awards may be granted only to Eligible Persons, provided that Incentive Stock Options may be granted only to Eligible Persons who are Section 422 Employees.
5.    Stock Subject to Plan.
5.1    Subject to adjustment as provided in Section 17, the maximum number of Shares that may be issued pursuant to Awards (including Incentive Stock Options) under the Plan shall not exceed the sum of (a) 1,000,000 Shares and (b) one Share for every one Share available for award under the Prior Plan as of March 31, 2021. Shares issued under the Plan may, in whole or in part, be authorized but unissued Shares or Shares that shall have been, or may be, reacquired by the Company in the open market, in private transactions, or otherwise. Any Share subject to an award under the Prior Plan and that expires, is forfeited, otherwise terminates, or is settled in cash, after the Effective Date, shall be added to the Shares reserved for issuance under this Plan.
5.2    If an Option expires or terminates for any reason without having been fully exercised, if shares of Restricted Stock are forfeited, or if Shares covered by an Award are not issued or are forfeited, the unissued or forfeited Shares that had been subject to the Award shall be available for the grant of additional Awards. Other than with respect to Awards of Options or Stock Appreciation Rights, Shares withheld by, or otherwise remitted to, the Company to satisfy a Participant’s tax withholding obligations with respect to Awards shall be deducted from the number of Shares delivered to a Participant pursuant to such Award for purposes of determining the number of Shares acquired pursuant to the Plan. In the case of Shares that are withheld (or delivered) to pay the Exercise Price of an Option or Stock Appreciation Right or withholding taxes pursuant to such an Award, no such withheld (or delivered) Shares shall be available for the grant of Awards hereunder.
5.3    The following will not be applied to the share limitations of subsection 5.1 above: (i) dividends or dividend equivalents paid in cash in connection with outstanding Awards, (ii) any Shares and any Awards that are granted through the settlement, assumption, or substitution of outstanding awards previously granted, or through obligations to grant future awards, as a result of a merger, consolidation, spin-off or acquisition of the employing company with or by the Company, and (iii) Awards under the Plan which are payable in cash will not be counted against the reserve unless actual payment is made in Shares instead of cash. If an Award is to be settled in cash, the number of hares based shall not count toward the share limitations of subsection 5.1.
5.4    Notwithstanding any provision in this Plan to the contrary, the maximum number of Shares of subject to Awards granted during a single calendar year to any non-employee Director, taken together with any cash fees paid during the calendar year to the non-employee Director in respect of such Director’s service as a member of the Board during such year (including service as a member or chair of any committees of the Board), shall not have an aggregate Fair Market Value determined on the date on which the applicable Award is granted in excess of $1,000,000.
5.5    Other than Awards to Directors, Awards settled in Shares shall have a minimum vesting or exercise schedule of not less than a one (1) year period; provided that, the Committee may grant Awards of up to 5% of the shares authorized under the Plan with a shorter vesting or exercise period. The foregoing limitations do not preclude Awards that vest or become exercisable earlier due to (i) circumstances such as death, retirement, or involuntary termination of employment, (ii) the achievement of performance objectives over a period of at least one (1) year, or (iii) a determination by the Company for regulatory or other considerations to provide an equity award in excess of that which would have been awarded to the individual under the cash equity policy in effect for the performance year.
6.    Options.
6.1    Options granted under the Plan shall be either Incentive Stock Options or Nonqualified Stock Options, as designated by the Committee. Each Option granted under the Plan shall be a Nonqualified Stock Option unless expressly identified as an Incentive Stock Option, and each Option shall be evidenced by an Agreement that specifies the terms and conditions of the Option. Options shall be subject to the terms and conditions set forth in this Section 6 and such other terms and conditions not inconsistent with the Plan as the Committee may specify. Such terms and conditions may provide that an Option may be exercised only as described in Section 7.3 and provide for the payment of cash in lieu of the issuance of all or a portion of the Shares issuable upon exercise (with Shares paid in cash being valued at Fair Market Value). The Committee may, in its discretion, condition the grant or vesting of an Option upon the achievement of one or more specified Performance Goals.
6.2    The Exercise Price of an Option granted under the Plan shall not be less than 100% of the Fair Market Value of a Share on the Date of Grant. Notwithstanding the foregoing, in the case of an Incentive Stock Option granted to an Employee who, on the Date of Grant is a Ten-Percent Shareholder, the Exercise Price shall not be less than 110% of the Fair Market Value of a Share on the Date of Grant.
6.3    The Committee shall determine the Option Period for an Option, which shall be specifically set forth in the Agreement, provided that an Option shall not be exercisable after ten years (five years in the case of an Incentive Stock Option granted to an Employee who on the Date of Grant is a Ten-Percent Stockholder) from its Date of Grant.
7.    Exercise of Options.
7.1    Subject to the terms of the applicable Agreement, an Option may be exercised, in whole or in part, by delivering to the Company a notice of the exercise, in such form as the Committee may prescribe, accompanied by (a) full payment for the Shares with respect to which the Option is exercised or (b) to the extent provided in the applicable Agreement, irrevocable instructions to a broker to deliver promptly to the Company cash equal to the exercise price of the Option.
7.2    To the extent provided in the applicable Agreement or otherwise authorized by the Committee, payment of the Exercise Price may be made by delivery (including constructive delivery) of Shares (provided that such Shares, if acquired pursuant to an Option or other Award granted hereunder or under any other compensation plan maintained by the Company or any Affiliate, have been held by the Participant for such period, if any, as the Committee may specify) valued at Fair Market Value on the Date of Exercise.
7.3    To the extent provided in the applicable Agreement, an Option may be exercised by directing the Company to withhold from the Shares to be issued upon exercise of the Option (or portion thereof) being exercised a number of Shares having a Fair Market Value not in excess of the aggregate Exercise Price of the Option (or portion thereof being exercised), with payment of the balance of the exercise price, if any, being made pursuant to Section 7.1 and/or Section 7.2.
8.    Stock Appreciation Rights. Each Stock Appreciation Right granted under the Plan shall be evidenced by an Agreement that specifies the terms and conditions of the Stock Appreciation Right. Stock Appreciation Rights shall be subject to the terms and conditions set forth in this Section 8 and such other terms and conditions not inconsistent with the Plan as the Committee may specify. Each Stock Appreciation Right shall entitle the holder thereof to elect, prior to its cancellation or termination, to exercise such unit or option and receive either cash or Shares, or both, as the Committee may determine, in an aggregate amount equal in value to the excess of the Fair Market Value of the Shares on the date of such election over the Fair Market Value on the date of grant of the Stock Appreciation Right; except that if an Option is amended to include Stock Appreciation Rights, the designated Fair Market Value in the applicable Agreement may be the Fair Market Value on the date that the Option was granted. The term of any Stock Appreciation Right granted hereunder shall not exceed ten years. Stock Appreciation Rights may be granted on a “free-standing” basis or in conjunction with all or a portion of the Shares covered by an Option. In addition to any other terms and conditions set forth in the Award Agreement, Stock Appreciation Rights shall be subject to the following terms: (i) the Committee may, in its sole discretion, disapprove an election to surrender any Stock Appreciation Right for cash in full or partial settlement thereof, provided that such disapproval shall not affect the recipient’s right to surrender the Stock Appreciation Right at a later date for Shares or cash, and (ii) no Stock Appreciation Right may be exercised unless the holder thereof is at the time of exercise a Participant that has been in continuous service with the Company or an Affiliate since the date the Stock Appreciation Right was granted, except that the Committee may permit the exercise of any Stock Appreciation Right for any period following the recipient’s termination of service or retirement or resignation from the Board, not in excess of the original term of the Award, on such terms and conditions as it shall deem appropriate and specify in the related Agreement.
9.    Restricted Stock Awards. Each grant of Restricted Stock under the Plan shall be subject to an Agreement specifying the terms and conditions of the Award. Restricted Stock granted under the Plan shall consist of Shares that are restricted as to transfer, subject to forfeiture, and subject to such other terms and conditions as the Committee may specify. Such terms and conditions may provide, in the discretion of the Committee, for the lapse of such transfer restrictions or forfeiture provisions to be contingent upon the achievement of one or more specified Performance Goals.
10.    Restricted Stock Unit Awards. Each grant of Restricted Stock Units under the Plan shall be evidenced by an Agreement that (a) provides for the issuance of Shares (or the cash equivalent thereof) to a Participant at such time(s) as the Committee may specify and (b) contains such other terms and conditions as the Committee may specify, including terms that condition the issuance, vesting, or payment of Restricted Stock Unit Awards upon the achievement of one or more specified Performance Goals.
11.    Performance Awards. Each Performance Award granted under the Plan shall be evidenced by an Agreement that (a) provides for the payment of cash or issuance of Shares to a Participant contingent upon the attainment of one or more specified Performance Goals over such period as the Committee may specify, and (b) contains such other terms and conditions as the Committee may specify. If the terms of a Performance Award provide for payment in the form of Shares, for purposes of Section 5.3, the Performance Award shall be deemed to cover a number of Shares equal to the maximum number of Shares that may be issued upon payment of the Award. The maximum cash amount payable to any Employee pursuant to all Performance Awards granted to an Employee during a calendar year shall not exceed $2,000,000.
12.    Other Stock-Based Awards. The Committee may in its discretion grant stock-based awards of a type other than those otherwise provided for in the Plan, including the issuance or offer for sale of unrestricted Shares (“Other Stock-Based Awards”). Other Stock-Based Awards shall cover such number of Shares and have such terms and conditions as the Committee shall determine, including terms that condition the payment or vesting of the Other Stock-Based Award upon the achievement of one or more Performance Goals.
13.    Cash Bonus Award. The Committee shall have the authority to make an Award of a cash bonus to any Participant. Any such Award may be subject to a performance period, Performance Goals or such other terms and conditions as the Committee may designate in the applicable Agreement.
14.    Dividends and Dividend Equivalents. The terms of an Award may provide a Participant with the right, subject to such terms and conditions as the Committee may specify, to receive dividend payments or dividend equivalent payments with respect to Shares covered by such Award, which payments (a) may be credited to an account established for the Participant, (b) shall only be made contingent upon the achievement of the vesting conditions applicable to the Shares covered by such Award, and (c) may be settled in cash or Shares, as determined by the Committee. In no event shall any dividends or dividend equivalents be paid out with respect to any unvested Awards or with respect to any Options or Stock Appreciation Rights.
15.    Termination of Employment. Unless provided otherwise in a Participant’s Agreement, (ii) any unvested portion of an Award shall be immediately cancelled and forfeited upon a Participant’s termination of employment with the Company or an Affiliate for any reason and (ii) in the event a Participant is terminated by the Company or an Affiliate for Cause or breaches any restrictive covenant or similar agreement with the Company or an Affiliate, each as determined by the Committee, all Awards (whether vested or unvested) shall be immediately cancelled and forfeited upon such termination or breach.
16.    Effect of a Change in Control. Unless otherwise provided in a Participant’s agreement, if (i) within 12 months following a Change in Control or (ii) in contemplation of a Change in Control, a Participant’s employment or service with the Company or an Affiliate is terminated by the Company or an Affiliate without cause, as determined by the Committee, all Awards held by such Participant, irrespective of the vesting schedule, shall become fully vested and immediately exercisable and, if applicable, the restricted period shall end at the time of such termination.
17.    Capital Events and Adjustments.
17.1    In the event of any change in the outstanding Common Stock by reason of any stock dividend, stock split, reverse stock split, spin-off, split-off, recapitalization, reclassification, combination or exchange of shares, merger, consolidation, liquidation or the like, the Committee shall provide for a substitution for or adjustment in: (a) the number and class of securities subject to outstanding Awards or the type of consideration to be received upon the exercise or vesting of outstanding Awards, (b) the Exercise Price of Options, (c) the aggregate number and class of Shares for which Awards thereafter may be granted under the Plan, and (d) the maximum number of Shares with respect to which an Employee may be granted Awards during any calendar year.
17.2    Any provision of the Plan or any Agreement to the contrary notwithstanding, in the event of a merger or consolidation to which the Company is a party or any sale, disposition or exchange of at least 50% of the Company’s Common Stock or all or substantially all of the Company’s assets for cash, securities or other property, or any other similar transaction or event (each, a “Transaction”), the Committee shall take such actions, and make such changes and adjustments to outstanding Awards as it deems equitable, and may in its discretion, cause any Award granted hereunder to (a) vest in whole or in part, (b) be assumed or continued by any successor or acquirer, and/or (c) be canceled (in whole or in part) in consideration of a payment (or payments), in such form as the Committee may specify, equal to the fair value of the canceled Award (or portion thereof), as determined by the Committee in its discretion. The fair value of an Option shall be deemed to be equal to the product of (a) the number of Shares the Option covers (and has not previously been exercised) and (b) the excess, if any, of the Fair Market Value of a Share as of the date of cancellation over the Exercise Price of the Option. For sake of clarity and notwithstanding anything to the contrary herein, (a) the fair value of an Option would be zero if the Fair Market Value of a Share is equal to or less than the Exercise Price and (b) payments in cancellation of an Award in connection with a Transaction may be delayed to the same extent that payment of consideration to holders of Shares in connection with the Transaction is delayed as a result of escrows, earn-outs, holdbacks, or any other contingencies.

17.3    The Committee need not take the same action under this Section 17 with respect to all Awards or with respect to all Participants and may, in its discretion, take different actions with respect to vested and unvested portions of an Award. No fractional shares or securities shall be issued pursuant to any adjustment made pursuant to this Section 17, and any fractional shares or securities resulting from any such adjustment shall be eliminated by rounding downward to the next whole share or security, either with or without payment in respect thereof, as determined by the Committee. All determinations required to be made under this Section 17 shall be made by the Committee in its discretion and shall be final and binding.
18.    Termination or Amendment. The Board may amend or terminate the Plan in any respect at any time; provided, however, that after the stockholders of the Company have approved the Plan, the Board shall not amend or terminate the Plan without approval of (a) the Company’s stockholders to the extent applicable law or regulations or the requirements of the principal exchange or interdealer quotation system on which the Common Stock is listed or quoted, if any, requires stockholder approval of the amendment or termination, and (b) each affected Participant if the amendment or termination would adversely affect the Participant’s rights or obligations under any Award granted prior to the date of the amendment or termination.
19    Modification, Substitution of Awards.
19.1    Subject to the terms and conditions of the Plan, the Committee may modify the terms of any outstanding Awards; provided, however, that (a) no modification of an Award shall, without the consent of the Participant, alter or impair any of the Participant’s rights or obligations under such Award, and (b) except as approved by the Company’s stockholders and subject to Section 17, in no event may an Option be (i) modified to reduce the Exercise Price of the Option or (ii) cancelled or surrendered in consideration for cash, other Awards, or the grant of a new Option with a lower Exercise Price.
19.2    Anything contained herein to the contrary notwithstanding, Awards may, in the discretion of the Committee, be granted under the Plan in substitution for stock options and other awards covering capital stock of another corporation which is merged into, consolidated with, or all or a substantial portion of the property or stock of which is acquired by, the Company or an Affiliate. The terms and conditions of the substitute Awards so granted may vary from the terms and conditions set forth in the Plan to such extent as the Committee may deem appropriate in order to conform, in whole or part, to the provisions of the awards in substitution for which they are granted. Such substitute Awards shall not be counted toward the Share limit imposed by Section 5.3.
20.    Stockholder Approval. The Plan, and any amendments hereto requiring stockholder approval pursuant to Section 18, are subject to approval by vote of the stockholders of the Company at the next annual or special meeting of stockholders following adoption by the Board. If the adoption of the Plan is not so approved by the Company’s stockholders, any Awards granted under the Plan shall be cancelled and void ab initio immediately following such next annual or special meeting of stockholders.
21.    Withholding. The Company’s obligation to issue or deliver Shares or pay any amount pursuant to the terms of any Award granted hereunder shall be subject to satisfaction of applicable federal, state, local, and foreign tax withholding requirements. To the extent authorized by the Committee, and in accordance with such rules as the Committee may prescribe, a Participant may satisfy any withholding tax requirements by one or any combination of the following means: (a) tendering a cash payment, (b) authorizing the Company to withhold Shares otherwise issuable to the Participant, or (c) delivering to the Company already-owned and unencumbered Shares.
22.    Term of Plan. Unless sooner terminated by the Board pursuant to Section 18, the Plan shall terminate on the date that is ten years after the Effective Date, and no Awards may be granted or awarded after such date. The termination of the Plan shall not affect the validity of any Award outstanding on the date of termination.
23.    Indemnification of Committee. In addition to such other rights of indemnification as they may have as members of the Board or Committee, the Company shall indemnify members of the Committee against all reasonable expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted hereunder, and against all amounts reasonably paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, if such members acted in good faith and in a manner which they believed to be in, and not opposed to, the best interests of the Company.
24.    Whistleblower Provisions. Nothing contained herein prohibits any Participant from: (i) reporting possible violations of federal law or regulations, including any possible securities laws violations, to any governmental agency or entity, (ii) making any other disclosures that are protected under the whistleblower provisions of federal law or regulations, or (iii) otherwise fully participating in any federal whistleblower programs, including but not limited to any such programs managed by the U.S. Securities and Exchange.
25.    Hedging and Pledging. Notwithstanding any other provisions of this Plan, an Award will be subject to any Company policy that the Company may adopt and/or amend from time to time regarding the hedging or pledging (or any similar transaction) of Company securities.
26.    Golden Parachute Tax Matters. In the event any payment(s) or the value of any benefit(s) received or to be received by a Participant in connection with or contingent upon a Change in Control (whether received or to be received pursuant to the terms of the Plan or any Agreement or of any other plan, arrangement or agreement of the Company, its successors, any person whose actions result in a Change in Control, or any person affiliated with any of them (or which, as a result of the completion of the transaction(s) causing a Change in Control, will become affiliated with any of them) (collectively, the “Payments”)), are determined, under the provisions of this subsection to be subject to an excise tax imposed by Code Section 4999 (any such excise tax, together with any interest and penalties, are hereinafter collectively referred to as the “Excise Tax”), as determined in this subsection, then the Company shall reduce the aggregate amount of the Payments payable to the Participant such that no Excise Tax shall be payable by the Participant and the Payments shall not cease to be deductible by the Company by reason of Code Section 280G (or any successor provision thereto). Notwithstanding the foregoing, the Company shall not reduce the aggregate amount of the Payments payable to the Participant pursuant to the foregoing sentence if the After-Tax Amount (as defined below) of the unreduced Payments is greater than the After-Tax Amount that would have been paid had the Payments been reduced pursuant to the foregoing sentence. For purposes of this Agreement “After-Tax Amount” means the portion of a specified amount that would remain after payment of all Excise Taxes (if any), income taxes, payroll and withholding taxes, and other applicable taxes paid or payable by Participant in respect of such specified amount. Any reductions shall be made in a manner intended to comply with Section 409A of the Code.
27.    Beneficiary Designation. Except as otherwise provided in an Agreement, each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form and pursuant to such procedures as may be prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.
28.    General Provisions.
28.1    The establishment of the Plan shall not confer upon any Eligible Person any legal or equitable right against the Company, any Affiliate or the Committee, except as expressly provided in the Plan. Participation in the Plan shall not give an Eligible Person any right to be retained in the service of the Company or any Affiliate.
28.2    Neither the adoption of the Plan nor its submission to the Company’s stockholders shall be taken to impose any limitations on the powers of the Company or its Affiliates to issue, grant or assume options, warrants, rights, restricted stock or other awards otherwise than under the Plan, or to adopt other stock option, restricted stock, or other plans, or to impose any requirement of stockholder approval upon the same.
28.3    The interests of any Eligible Person under the Plan and/or any Award granted hereunder are not subject to the claims of any Eligible Person’s creditors and may not, in any way, be transferred, assigned, alienated or encumbered except to the extent provided in an Agreement.

28.4    The Plan shall be governed, construed and administered in accordance with the laws of the Commonwealth of Pennsylvania without giving effect to conflict of laws principles.
28.5    Notwithstanding any other provision of the Plan or any Agreement to the contrary, Awards and any Shares issued or payments made under Awards shall be subject to any compensation clawback or recoupment policy (or policies) that the Company may have in effect from time to time, subject to such terms and conditions of such policy (or policies).
28.6    The Committee may require each person acquiring Shares pursuant to Awards granted hereunder to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to distribution thereof. The certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. All certificates for Shares issued pursuant to the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed or interdealer quotation system upon which the Common Stock is then quoted, and any applicable federal or state securities laws. The Committee may place a legend or legends on any such certificates to make appropriate reference to such restrictions.
28.7    The Company shall not be required to issue any certificate or certificates for Shares with respect to Awards granted under the Plan, or record any person as a holder of record of Shares, without obtaining, to the complete satisfaction of the Committee, the approval of all regulatory bodies the Committee deems necessary, and without complying to the Board’s or Committee’s complete satisfaction, with all rules and regulations under federal, state or local law the Committee deems applicable.
28.8    To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of Shares, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange or automated dealer quotation system on which the Shares are traded. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of any fractional Shares or whether any fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.
28.9    Awards granted under this Plan are intended to comply with the requirements of Section 409A of the Code (including the exceptions thereto), to the extent applicable, and shall be interpreted in accordance with such requirements. Notwithstanding anything to the contrary herein, if the issuance of shares or payment of cash under an Agreement constitutes the payment to a Participant of nonqualified deferred compensation for purposes of Section 409A of the Code and the Participant is a “specified employee” (as determined under Treas. Reg. § 1.409A-1(i)), then such issuance of Shares or payment of cash shall, to the extent necessary to comply with the requirements of Section 409A of the Code, be made on the later of (a) the date specified in the Agreement or (b) the date that is six (6) months after the date of the Participant’s separation from service (or, if earlier, the date of the Participant’s death). In no event shall the Company or any of its Affiliates have any liability to any Participant with respect to any Award failing to qualify for any specific tax treatment (such as an Option designated as an incentive stock option failing to qualify for treatment as an incentive stock option under Section 422 of the Code) or for any taxes or penalties incurred by a Participant under Section 409A of the Code with respect to any Award.

APPENDIX B
RECONCILIATIONS OF GAAP TO NON-GAAP
In addition to traditional measures presented in accordance with GAAP, S&T’s management uses, and this Proxy Statement contains or references, certain non-GAAP financial measures identified below. We believe these non-GAAP financial measures provide information useful to investors in understanding our underlying operational performance and our business and performance trends as they facilitate comparisons with the performance of other companies in the financial services industry. Although we believe that these non-GAAP financial measures enhance investors’ understanding of our business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP or considered to be more important than financial results determined in accordance with GAAP, nor are they necessarily comparable with non-GAAP measures which may be presented by other companies.
The following presents adjusted profitability metrics that exclude a $58.7 million loss related to a customer fraud and a reconciliation of income before income taxes and provision for credit losses to average assets.

(dollars in thousands)	December 31, 2020
Diluted Earnings Per Share
Net income	$21,040
Provision for Credit losses	58,671
Tax effect of Credit losses	(12,321)
Net income excluding customer fraud (non-GAAP)	$67,390
Average shares outstanding — diluted	39,073
Diluted adjusted earnings per share (non-GAAP)	$1.72

Net income excluding fraud	$67,390
Plus: amortization of intangibles , net of tax	2,001
Net income before amortization of intangibles	$69,391

Return on Average tangible shareholders' equity (non-GAAP)
Average total shareholders' equity	$1,169,489
Less: average goodwill and intangible assets, net of deferred tax liability	(380,846)
Average tangible equity (non-GAAP)	$788,643
Return on average tangible shareholders' equity (non-GAAP)	8.80%

Return on Average Assets (non-GAAP)
Net income excluding fraud	$67,390
Average total assets	9,152,747
Return on average assets (non-GAAP)	0.74%

Return on Average Equity (non-GAAP)
Net income excluding fraud	$67,390
Average total shareholders' equity	1,169,489
Return on average assets (non-GAAP)	5.76%

PTPP / Average Assets (non-GAAP)
Income before taxes	$21,040
Plus: Provision for credit losses	131,424
Total (non-GAAP)	$152,464
Average assets	$9,152,747
PTPP / Average Assets (non-GAAP)	1.67%
B-1

ANNUAL MEETING OF SHAREHOLDERS OF

S&T BANCORP, INC.

May 17, 2021

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE 2021 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 17, 2021
S&T’s Proxy Statement for the 2021 Annual Meeting of Shareholders
and S&T’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 in a combined document are available at http://proxyvote.com

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

â Please detach along perforated line and mail in the envelope provided. â

D42078-P50609

REVOCABLE PROXY
S&T BANCORP, INC.
ANNUAL MEETING OF SHAREHOLDERS
HELD ON MAY 17, 2021
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
The undersigned hereby appoints James L. Mill and LaDawn D. Yesho or either of them, or any successors, with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of the common stock of S&T Bancorp, Inc. (“S&T”), par value $2.50 per share (“S&T Common Stock”), which the undersigned is entitled to vote at the Annual Meeting of Shareholders (the “Meeting”), to be held via Virtual Shareholder Meeting (www.virtualshareholdermeeting.com/STBA21) on May 17, 2021 at 10:00 a.m., Eastern Time, and at any and all adjournments thereof, as indicated on the reverse hereof.
The undersigned acknowledges receipt from S&T prior to execution of this proxy of the Notice of Meeting and the Proxy Statement. The undersigned hereby revokes any and all proxies heretofore given with respect to the undersigned’s shares of S&T Common Stock.
This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

(Continued and to be signed on the reverse side)

S&T BANCORP, INC. 800 PHILADELPHIA ST. INDIANA, PA 15701
VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com .
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 14, 2021 for shares held in a plan and up until 11:59 p.m. Eastern Time on May 16, 2021 for shares held directly. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
During The Meeting - Go to www.virtualshareholdermeeting.com/STBA21
You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 14, 2021 for shares held in a plan and up until 11:59 p.m. Eastern Time on May 16, 2021 for shares held directly. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D42077-P50609	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

S&T BANCORP, INC.				For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
Vote on Directors - THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL”.				☐	☐	☐
1	ELECTION OF DIRECTORS TO SERVE TERMS EXPIRING IN 2022
	Nominees:
	01)	Lewis W. Adkins, Jr.	08)	William J. Hieb
	02)	David G. Antolik	09)	Jerry D. Hostetter
	03)	Peter R. Barsz	10)	Robert E. Kane
	04)	Christina A. Cassotis	11)	Frank J. Palermo, Jr.
	05)	Michael J. Donnelly	12)	Christine J. Toretti
	06)	James T. Gibson	13)	Steven J. Weingarten
	07)	Jeffrey D. Grube

Vote on Proposals - THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 2, 3 AND 4.								For	Against	Abstain

2	TO RATIFY THE SELECTION OF ERNST & YOUNG LLP AS S&T'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR 2021.							☐	☐	☐
3	TO APPROVE, ON A NON-BINDING ADVISORY BASIS, THE COMPENSATION OF S&T’S NAMED EXECUTIVE OFFICERS.							☐	☐	☐
4	TO APPROVE THE ADOPTION OF THE 2021 S&T BANCORP, INC. INCENTIVE PLAN.							☐	☐	☐
TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.
Only shareholders of record as of the close of business on March 17, 2021 are entitled to notice of and to vote at such meeting or any adjournment thereof.
To change the address on your account, please check the box at right and indicate your new address in the address space on reverse side. Please note that changes to the registered name(s) on the account may not be submitted via this method.						☐

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR ALL ON PROPOSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3 AND FOR PROPOSAL 4. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING,  INCLUDING MATTERS RELATING TO THE CONDUCT OF THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY   OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]				Date			Signature (Joint Owners)		Date